SECURITIES AND EXCHANGE COMMISSION

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAR CHARGING GROUP, INC.
(Exact Name of Small Business Issuer in its Charter)

Nevada	4911	03-0608147
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

1691 Michigan Avenue, Suite 601
Miami Beach, Florida 33139
Tel. No.: (305) 521-0200
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Copies of communications to:

Gregg E. Jaclin, Esq.
Szaferman Lakind Blumstein & Blader, PC
101 Grovers Mill Road, Second Floor
Lawrenceville, NJ 08648
Tel. No.: (609) 275-0400
 Fax No.: (609) 555-0969

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001 per share	21,264,681	$1.23	$26,155,558	$3,369
Common Stock, par value $0.001 per share, underlying warrants	21,919,714	1.23	26,961,248	3,473
Total	43,184,395	$1.23	$53,116,806	$6,842

(1)           Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover the additional securities (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(2)           The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) of the Securities Act on the basis of the closing bid price of the common stock of the registrant as reported on the OTCQB on February 12, 2014.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

EXPLANATORY NOTE

This Registration Statement contains one prospectus as set forth below:

●
Resale Prospectus. This prospectus is to be used by the selling security holders in connection with a potential resale by certain seller security holders of up to an aggregate of 43,184,395 shares of the registrant’s common stock, par value $0.001, per share consisting of: (i) 7,142,857 shares of common stock, par value $0.001 and (ii) warrants to purchase an aggregate of 7,142,857 shares of the registrant’s common stock issuable to the selling security holders pursuant to a Stock Purchase Agreement, dated October 11, 2013; (iii) 642,857 shares of common stock, par value $0.001 and (iv) warrants to purchase an aggregate of 642,857 shares of the registrant’s common stock issuable to the selling security holders pursuant to a Stock Purchase Agreement, dated October 17, 2013;  (v) 10,000,000 shares of common stock, par value $0.001 and (vi) warrants to purchase an aggregate of 10,000,000 shares of the registrant’s common stock issuable to the selling security holders pursuant to a Stock Purchase Agreement, dated December 9, 2013; (vii) 112,000 shares of common stock, par value $0.001 and (viii) warrants to purchase an aggregate of 1,549,000 shares of the registrant’s common stock issuable to the selling security holders pursuant to an Engagement letter dated January 11, 2011; and (ix) 3,366,967 shares of common stock, par value $0.001 and (x) warrants to purchase an aggregate of 2,585,000 shares of the registrant’s common stock issuable to the selling security holders pursuant to various agreements containing piggy back registration rights between the registrant and the selling security holders.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to completion, dated February ___, 2014

CAR CHARGING GROUP, INC.

43,184,395 SHARES OF COMMON STOCK

This prospectus is to be used by certain investors (the “Selling Security Holders”) in connection with a potential resale by certain seller security holders of up to an aggregate of 43,184,395 shares of Car Charging Group, Inc. (the “Company”) common stock, par value $0.001, per share (the “Common Stock”) consisting of: (i) 7,142,857 shares of common stock, par value $0.001 and (ii) warrants to purchase an aggregate of 7,142,857 shares of the registrant’s common stock issuable to the selling security holders pursuant to a Stock Purchase Agreement, dated October 11, 2013; (iii) 642,857 shares of common stock, par value $0.001 and (iv) warrants to purchase an aggregate of 642,857 shares of the registrant’s common stock issuable to the selling security holders pursuant to a Stock Purchase Agreement, dated October 17, 2013;  (v) 10,000,000 shares of common stock, par value $0.001 and (vi) warrants to purchase an aggregate of 10,000,000 shares of the registrant’s common stock issuable to the selling security holders pursuant to a Stock Purchase Agreement, dated December 9, 2013; (vii) 112,000 shares of common stock, par value $0.001 and (viii) warrants to purchase an aggregate of 1,549,000  shares of the registrant’s common stock issuable to the selling security holders pursuant to an Engagement letter dated January 11, 2011; and (ix) 3,366,967 shares of common stock, par value $0.001 and (x) warrants to purchase an aggregate of 2,585,000 shares of the registrant’s common stock issuable to the selling security holders pursuant to various agreements containing piggy back registration rights between the registrant and the selling security holders.

Our common stock is quoted on the Over-The-Counter Bulletin Board (“OTCQB”) under the ticker symbol “CCGI”. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock. Common stock being registered in this registration statement may be sold by selling security holders at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. On February 12, 2014, the closing price of our Common Stock was $1.23 per share.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 3 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

CAR CHARGING GROUP, INC.

The date of this prospectus is February 18, 2014

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “CarCharging,” “CCGI,” “Company,” “we,” “us” and “our” refer to Car Charging Group, Inc.

Overview

CarCharging is a pioneer in nationwide public electric vehicle (EV) charging services, enabling EV drivers to easily recharge at locations throughout the United States. Headquartered in Miami Beach, FL with offices in San Jose, CA; New York, NY; and Phoenix, AZ; CarCharging’s business model is designed to accelerate the adoption of public EV charging.

CarCharging offers various options to commercial and residential property owners for EV charging services. Our typical business model provides a comprehensive turnkey program where CarCharging owns and operates the EV charging equipment; manages the installation, maintenance, and related services; and shares a portion of the EV charging revenue with the property owner. Alternatively, property partners can share in the equipment and installation expenses with CarCharging operating and managing the EV charging stations and providing network connectivity. For properties interested in purchasing and owning EV charging stations, CarCharging can also provide EV charging hardware, site recommendations, connection to the Blink Network, and management and maintenance services.

Through its subsidiary, Blink Network, CarCharging also provides residential EV charging solutions for single-family homes.  For more information, please visit www.BlinkHQ.com.

CarCharging has strategic partnerships across multiple business sectors including multi-family residential and commercial properties, parking garages, shopping malls, retail parking, and municipalities.  CarCharging’s partners include, but are not limited to Walgreens, IKEA, Wal-Mart, Simon Property Group, Equity One, Equity Residential, Forest City, Cinemark USA, Fox Studios, Facebook, PayPal, Kimpton Hotels and Restaurants, Mayo Clinic, San Diego Padres, University of Pennsylvania, Ace Parking, Central/USA Parking, Icon Parking, Rapid Parking, Parking Concepts, CVS, Related Management, Pennsylvania Turnpike Commission, Pennsylvania Department of Environmental Protection, City of Phoenix (AZ), City of Philadelphia (PA), and City of Miami Beach (FL).

CarCharging is committed to creating a robust, feature-rich network for EV charging and is hardware agnostic.  CarCharging owns the Blink network, and owns and operates EV charging equipment manufactured by Blink, Aerovironment, ChargePoint, Efacec, General Electric, Nissan, and SemaConnect. CarCharging’s Level II charging stations are compatible with EVs sold in the United States including the Tesla Model S, Nissan LEAF, Chevy Volt, Mitsubishi i-Miev, Toyota Prius Plug-In, Honda Fit EV, and Toyota Rav4 EV, as well as many others scheduled for release over the next few years.

In order to provide complete charging services to EV drivers, the company also provides residential EV charging solutions, through its subsidiary, Blink Network, Blink designs and sells its own residential and dedicated parking space equipment. Residential EV charging equipment provides EV drivers with an additional charging option beyond public EV charging stations.

Our revenues are primarily derived from hardware sales, public EV charging services, government grants, state and federal rebates, and marketing incentives.  EV charging fees are based either on an hourly rate or a per kilowatt-hour rate, and are calculated based on a variety of factors, including local electricity tariffs, strength of location, competitive services, and the prices of other fuels (such as gasoline).  We are also implementing subscription plans to include electricity for single-family homes, multifamily residential homes, and our public charging locations.

Where You Can Find Us

Our principal executive offices are located at 1691 Michigan Avenue, Suite 601, Miami Beach, Florida 33139. Our telephone number is (305) 521-0200. Our website is www.CarCharging.com.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related MD&A;

●	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

THE OFFERING

Securities Offered
43,184,395 shares of Common Stock consisting of: (1) 21,264,681 shares of Common Stock and (2) warrants to purchase an aggregate of 21,919,714 shares of Common Stock. The Common Stock and the Warrants are fully vested and exercisable immediately.

Common stock outstanding before the offering:	78,083,833

Common stock outstanding after the offering:	78,083,833; this does not include the common shares underlying the 21,919, 714 warrants contained in this registration statement.

Termination of the Offering:
The offering will conclude upon such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

OTCQB Trading Symbol:	CCGI

Use of proceeds:
We are not selling any shares of the common stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of common stock covered by this prospectus.

Risk Factors:	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 3.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our Company and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

RISK FACTORS

The shares of our common stock being offered are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Relating to Our Business

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada in October, 2006. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the potentially highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE.

In order to maximize growth in our current and potential markets, we believe that we must expand our marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures and management information systems. We will also need to effectively train, motivate and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

In order to achieve the above-mentioned targets, the general strategies of our Company are to maintain and search for hard-working employees who have innovative initiatives; as well as to keep a close eye on expansion opportunities through merger or and/or acquisition.

IF WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake expansion or continue our marketing efforts and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs; accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products and/or services by our competition; (iii) the level of our investment in research and development;  (iv) the amount of our capital expenditures, including acquisitions, and (v) our growth. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF OUR OFFICERS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Michael D. Farkas, Andy Kinard and Jack Zwick, our management team.  The loss of services of Mr. Farkas, Mr. Kinard or Mr. Zwick could have a material adverse effect on our business, financial condition or results of operation.

NEED FOR ADDITIONAL EMPLOYEES

Our future success also depends upon our ability to attract and retain highly qualified personnel. Expansion of our business and the management and operation of the Company will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. There can be no assurance that we will be able to attract or retain highly qualified personnel. As our industry continues to evolve, competition for skilled personnel with the requisite experience will be significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

WE ARE IN AN INTENSELY COMPETITIVE INDUSTRY AND THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO COMPETE WITH OUR COMPETITORS WHO MAY HAVE GREATER RESOURCES.

The Company could face strong competition from competitors in the EV charging services industry who could duplicate the model.  These competitors may have substantially greater financial, marketing and development resources and other capabilities than the Company. In addition, there are very few barriers to enter into the market for our services.  There can be no assurance, therefore, that any of our competitors, many of whom have far greater resources, will not independently develop services that are substantially equivalent or superior to our services.  Therefore, an investment in the Company is very risky and speculative due to the competitive environment in which the Company operates.

OUR FUTURE SUCCESS IS DEPENDENT UPON THE FUTURE GENERATION OF A MARKET FOR OUR SERVICE

The Company currently remains and will continue to remain in a position of dependence on the creation and sustainability of the electric car market.  While a vast majority of the major car manufacturers have made strong financial commitments to the electric vehicle industry going forward, there is no guaranty that the industry will become viable.  Without a fleet of electric vehicles on the road needing recharging, there exists no opportunity for the Company to provide its intended service.  Therefore, an investment in the Company is very risky and speculative due to the uncertain future of the electric vehicle market.

Risks Associated with Our Common Stock

IF WE FAIL TO ESTABLISH AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR PREVENT FRAUD.  ANY INABILITY TO REPORT AND FILE OUR FINANCIAL RESULTS ACCURATELY AND TIMELY COULD HARM OUR REPUTATION AND ADVERSELY IMPACT THE TRADING PRICE OF OUR COMMON STOCK.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operations and access to capital.  We have carried out an evaluation under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report. Based on the foregoing, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective at the reasonable assurance level  due to the material weaknesses described below.

A material weakness is a control deficiency (within the meaning of the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 2) or combination of control deficiencies that result in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Management has identified the following two material weaknesses which have caused management to conclude that as of September 30, 2013 our disclosure controls and procedures were not effective at the reasonable assurance level:

1.
We do not have written documentation of our internal control policies and procedures. Written documentation of key internal controls over financial reporting is a requirement of Section 404 of the Sarbanes-Oxley Act which is applicable to us for the quarter ended September 30, 2013. Management evaluated the impact of our failure to have written documentation of our internal controls and procedures on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.

2.
We do not have sufficient resources in our accounting function, which restricts the Company’s ability to gather, analyze and properly review information related to financial reporting in a timely manner.  In addition, due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals. Management evaluated the impact of our failure to have segregation of duties on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.

To address these material weaknesses, management performed additional analyses and other procedures to ensure that the financial statements included herein fairly present. Our Code of Ethics requires members of our management team to report any conduct by our Chief Executive Officer or Chief Financial Officer, believed to be in violation of law or business ethics or in violation of any provision of the Code of Ethics to our audit committee.

OUR COMMON STOCK IS QUOTED ONLY ON THE OTC BULLENTIN BOARD (“OTCQB”), WHICH MAY HAVE AN UNFAVORABLE IMPACT ON OUR STOCK PRICE AND LIQUIDITY.

Our common stock is quoted on the OTCQB. The OTCQB is a significantly more limited market than the New York Stock Exchange or the NASDAQ Stock Market. The quotation of our shares on the OTCQB may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers for our securities should they to desire to sell them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

OUR SHARES OF COMMON STOCK ARE VERY THINLY TRADED, AND THE PRICE MAY NOT REFLECT OUR VALUE AND THERE CAN BE NO ASSURANCE THAT THERE WILL BE AN ACTIVE MARKET FOR OUR SHARES OF COMMON STOCK EITHER NOW OR IN THE FUTURE.

Our shares of common stock are very thinly traded, and the price, if traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to increase awareness of the Company with investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for loans.

FUTURE ISSUANCE OF OUR COMMON STOCK COULD DILUTE THE INTERESTS OF EXISITNG STOCKHOLDERS.

We may issue additional shares of our common stock in the future. The issuance of a substantial amount of common stock could have the effect of substantially diluting the interests of our current stockholders. In addition, the sale of a substantial amount of common stock in the public market, either in the initial issuance or in a subsequent resale by the target company in an acquisition which received such common stock as consideration or by investors who acquired such common stock in a private placement could have an adverse affect on the market price of our common stock.

THE APPLICATION OF THE SECURITY AND EXCHANGE COMMISSION’S  “PENNY STOCK” RULES TO OUR COMMON STOCK COULD LIMIT TRADING ACIVITY IN THE MARKET, AND OUR STOCKHOLDERS MAY FIND IT MORE DIFFICULT TO SELL THEIR STOCK.

Our common stock continues to trade at less than $5.00 per share and is therefore subject to the Securities and Exchange Commission’s (“SEC”) penny stock rules. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

WE DO NOT INTEND TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE, AND YOU MUST RELY ON INCREASES IN THE MARKET PRICES OF OUR COMMON STOCK FOR RETURNS ON YOUR INVESTMENT.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the Selling Security Holders. However, we received an aggregate of $15,450,000 from the sale of the Common Stock and Warrants to the Selling Security Holders (not including the Selling Security Holders relying on piggyback registration rights. We used approximately $3,335,000 to purchase certain assets from a competitor that was in bankruptcy. We intend to use the remaining net proceeds for general corporate and working capital purposes and acquisitions of assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deems to be in the best interest of the Company. The Company has agreed to bear the expenses relating to the registration statement for the shares being registered in this Registration Statement issued to the Selling Security Holders.

DETERMINATION OF OFFERING PRICE

The prices at which the shares or common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of common stock, by negotiations between the selling security holders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

DILUTION

The Common Stock and Warrants in the amount of 43,184,395 shares to be registered in this prospectus have no effect on the dilution of the existing common shares outstanding in the amount of 78,083,833 until the warrants are exercised. On a fully diluted basis, (excluding any other diluted warrants or option not considered part of this transaction), assuming all 100,003,547 shares of Common Stock and Warrants are exercised, the current common shares outstanding will be diluted by approximately 100%.

SELLING SECURITY HOLDERS

The common shares being offered for resale by the Selling Security Holders consist of 43,184,395 shares of common stock consisting of: (i) 7,142,857 shares of common stock, par value $0.001 and (ii) warrants to purchase an aggregate of 7,142,857  shares of the registrant’s common stock issuable to the selling security holders pursuant to a Stock Purchase Agreement, dated October 11, 2013; (iii) 642,857 shares of common stock, par value $0.001 and (iv) warrants to purchase an aggregate of 642,857 shares of the registrant’s common stock issuable to the selling security holders pursuant to a Stock Purchase Agreement, dated October 17, 2013;  (v) 10,000,000 shares of common stock, par value $0.001 and (vi) warrants to purchase an aggregate of 10,000,000 shares of the registrant’s common stock issuable to the selling security holders pursuant to a Stock Purchase Agreement, dated December 9, 2013; (vii) 112,000 shares of common stock, par value $0.001 and (viii) warrants to purchase an aggregate of 1,549,000  shares of the registrant’s common stock issuable to the selling security holders pursuant to an Engagement letter dated January 11, 2011; (ix) 3,366,967 shares of common stock, par value $0.001 and (x) warrants to purchase an aggregate of 2,585,000 shares of the registrant’s common stock issuable to the selling security holders pursuant to various agreements containing piggy back registration rights between the registrant and the selling security holders.

The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of February 18, 2014 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Car Charging Group, Inc.

Registration of Common Shares and Warrants

		Common Stock
		Prior to the offering		After the offering
Selling Security Holder	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock (1)	Shares being Offered	Number of Shares of common Stock Beneficially Owned	Percentage of Common Stock (1)
AAD Argaman Ltd	100,000	0.13%	100,000	0	0.00%
AESJ Resources	150,000	0.19%	150,000	0	0.00%
Alice Ann Corporation	90,000	0.12%	90,000	0	0.00%
Alpha Nexus Partners	250,000	0.32%	200,000	50,000	0.06%
Amnon Mandelbaum	742,600	0.95%	742,600	0	0.00%
Amos Meron	800,000	1.02%	800,000	0	0.00%
Anthony Kamin	170,000	0.22%	120,000	50,000	0.06%
Anthony Kamin Sep IRA	50,000	0.06%	50,000	0	0.00%
Anthony N Kamin Sep IRA	50,000	0.06%	50,000	0	0.00%
Brain J. Valenza	265,823	0.34%	265,823	0	0.00%
Brian Joseph	200,000	0.26%	200,000	0	0.00%
Bristol Investment Fund Ltd	800,000	1.02%	800,000	0	0.00%
Chase Mortgage, Inc.	495,000	0.63%	220,000	275,000	0.35%
Cloud Nine Ltd	200,000	0.26%	200,000	0	0.00%
Dan Gal Finance Ltd	50,000	0.06%	50,000	0	0.00%
Daniel Ribnick	400,000	0.51%	400,000	0	0.00%
David & Carole Brown Trustees FBO David & Carole	50,000	0.06%	50,000	0	0.00%
Dennis D. Gonyea	70,000	0.09%	70,000	0	0.00%
Diane S. Kendall	200,000	0.26%	200,000	0	0.00%
Donald R. Kendall, Jr.	200,000	0.26%	200,000	0	0.00%
Dorothy J. Hoel	70,000	0.09%	70,000	0	0.00%
E Terry Skone TTEE E Terry Skone Rev Trust	70,000	0.09%	70,000	0	0.00%
EDJ Limited	100,000	0.13%	100,000	0	0.00%
Eventide Gilead Fund	14,285,714	18.30%	14,285,714	0	0.00%
Fred Tarter	100,000	0.13%	100,000	0	0.00%
Gary. A. Bergren	70,000	0.09%	70,000	0	0.00%
Glacier Partners	300,000	0.38%	300,000	0	0.00%
Horton Capital Partners Fund LP.	1,935,714	2.48%	1,885,714	50,000	0.06%
Issakhar Daniell	250,000	0.32%	250,000	0	0.00%
Jamie B. Turquie	599,469	0.77%	599,469	0	0.00%
Leon Recanati	600,000	0.77%	600,000	0	0.00%

		Common Stock
		Prior to the offering		After the offering
Selling Security Holder	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock (1)	Shares being Offered	Number of Shares of common Stock Beneficially Owned	Percentage of Common Stock (1)
Marcia Kucher	10,700	0.01%	10,700	0	0.00%
Mark Herskowitz	1,620,000	2.07%	680,000	940,000	1.20%
Martin Richman	50,000	0.06%	25,000	25,000	0.03%
Michael S. Barish	400,000	0.51%	200,000	200,000	0.26%
MJFil Investments LLC	68,299	0.09%	50,000	10,299	0.01%
Neil L. Cohen	1,600,000	2.05%	800,000	800,000	1.02%
Option Opportunities Corp.	79,047	0.10%	50,000	29,047	0.04%
Paul and Nancy Seel Joint Account Wros	50,000	0.06%	50,000	0	0.00%
Porter Partners L.P.	500,000	0.64%	500,000	0	0.00%
Premier Trust Inc., as Custodian, FBO Nathan A Low Roth IRA	1,183,700	1.52%	1,183,700	0	0.00%
Regals Fund LP	6,872,708	8.80%	5,000,000	1,872,708	2.40%
RLR Service Partnership	440,000	0.56%	390,000	50,000	0.06%
Robert G. Allison	100,000	0.13%	100,000	0	0.00%
Rockwood Group, LLC	2,000,000	2.56%	2,000,000	0	0.00%
Ron Weissberg	60,000	0.08%	60,000	0	0.00%
Ronald Cons	200,000	0.26%	200,000	0	0.00%
SemaConnect, Inc.	71,675	0.09%	71,675	0	0.00%
Serenity Now LLC	79,048	0.10%	50,000	29,048	0.04%
Shaan Financial Investment Ltd	600,000	0.77%	600,000	0	0.00%
Shaul Eyal	200,000	0.26%	200,000	0	0.00%
SMS Real Estate LLC	230,000	0.29%	230,000	0	0.00%
Stanley Stern	20,000	0.03%	20,000	0	0.00%
Stephanie L. Russo	70,000	0.09%	70,000	0	0.00%
Sunrise Securities Corp.	3,859,000	4.94%	224,000	3,635,000	4.65%
The Ivan Kaufman Grantor Retained Annuity Trust	400,000	0.51%	200,000	200,000	0.26%
TPC Holdings Group, LLC	150,000	0.19%	100,000	50,000	0.06%
Warburg Opportunistic Trading Fund LP	158,590	0.20%	100,000	58,590	0.08%
William H. Baxter Trustee FBO William H. Baxter	70,000	0.09%	70,000	0	0.00%
Winton Capital Holdings Ltd	1,000,000	1.28%	1,000,000	0	0.00%
Wolverine Flagship Fund Trading Limited	7,000,000	8.96%	5,000,000	2,000,000	2.56%
Yael Lustman	200,000	0.26%	200,000	0	0.00%
Yehuda Harats	400,000	0.51%	400,000	0	0.00%
Yochanan Korman	60,000	0.08%	60,000	0	0.00%
Total			43,184,395

To our knowledge, none of the selling stockholders or their beneficial owners:

●	has had a material relationship with us other than as a shareholder at any time within the past three years; or
●	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or

(1)	Based on 78,083,833 shares of common stock issued and outstanding as of February 18, 2014.

PLAN OF DISTRIBUTION

This prospectus is to be used by the selling security holders in connection with a potential resale by certain seller security holders of up to an aggregate of 43,184,395 shares of the registrant’s Common Stock consisting of 21,264,681 shares of Common Stock and exercise of Warrants to purchase 21,919,714 shares of Common Stock, issuable upon the effectiveness of this registration statement.

Each selling stockholder of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed ten percent (10%).

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

Authorized Capital and Preferred Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share and 40,000,000 shares of preferred stock, par value $0.001 per share. As of February 18, 2014, there were 77,124,833 shares of common stock and 10,000,000 of Series A Convertible Preferred Stock outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have: (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

On December 8, 2009, the Company amended its articles of incorporation to create a new class of stock by the authorization of 20,000,000 shares of Series A Convertible Preferred Stock. On June 29, 2012, the Company amended its articles of incorporation to create a new class of stock by the authorization of an additional 20,000,000 shares of preferred stock and designated 2,500,000 as Series B Convertible Preferred Stock. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

Series A Convertible Preferred Stock
In connection with the closing of the Share Exchange Agreement, on December 7, 2009 the Company issued 10,000,000 shares of Series A Convertible Preferred Stock with a par value of $0.001.  All outstanding Series A Convertible Preferred Stock is owned by the Chief Executive Officer of the Company.

The Series A has five (5) times the number of votes on all matters to which common shareholders are entitled, bears no dividends, has a liquidation value eight times that sum available for distribution to common stock holders and is convertible at the option of the holder after the date of issuance at a rate of 2.5 shares of common stock for every preferred share issued.

Series B Convertible Preferred Stock
On February 6, 2012, the Company entered into a stock purchase agreement to sell 1,000,000 shares of Series B Convertible Preferred Stock at per share price of $1.00. On June 10, 2013, all of these shares were exchanged for Common Stock.  There are currently no shares of Series B Convertible Preferred Stock outstanding.

Warrants

The following table summarizes outstanding warrants by Expiration Date at February 12, 2014:

Quantity as of	Exercise price	Expiration date
667	$ 30.00	5/5/15
667	$ 30.00	5/5/15
833	$ 30.00	5/5/15
1,667	$ 30.00	5/5/15
50,000	$ 20.00	1/11/16
1,277,170	$ 1.66	7/13/14
100,000	$ 1.00	9/22/18
250,000	$ 1.50	11/15/14
5,000	$ 1.75	3/19/2016
5,000	$ 1.75	3/19/2017
5,000	$ 1.75	3/19/2018
65,000	$ 1.00	9/14/2014
100,000	$ 1.00	10/10/2015
50,000	$ 1.00	10/12/2015
500,000	$ 2.25	10/25/2015
25,000	$ 2.25	11/14/2015
20,000	$ 1.00	12/2/2014
56,000	$ 1.00	12/11/2014
100,000	$ 1.64	12/13/2015
10,000	$ 1.00	12/13/2017
1,800	$ 1.00	12/13/2017
5,000	$ 1.00	12/28/2014
250,000	$ 2.25	1/23/2016
50,000	$ 2.25	1/25/2016
100,000	$ 2.25	1/25/2016
100,000	$ 2.25	1/28/2016
300,000	$ 2.25	1/30/2016
100,000	$ 2.25	2/5/2016
50,000	$ 2.25	2/5/2016
50,000	$ 2.25	2/5/2016
50,000	$ 2.25	2/5/2016
40,000	$ 2.25	2/21/2016
2,000,000	$ 2.25	3/1/2016
1,500,000	$ 2.25	3/1/2016
200,000	$ 2.25	3/11/2016
200,000	$ 2.25	3/25/2016
2,200,000	$ 1.31	4/29/2016
600,000	$ 2.25	6/10/2016
100,000	$ 2.25	6/4/2016
50,000	$ 2.25	6/12/2016

Quantity as of	Exercise price	Expiration date
500,000	$ 2.25	6/5/2016
50,000	$ 2.25	7/8/2016
50,000	$ 2.25	7/5/2016
50,000	$ 2.25	7/5/2016
50,000	$ 2.25	8/5/2016
50,000	$ 2.25	7/18/2016
250,000	$ 2.25	8/13/2016
750,000	$ 2.25	6/5/2016
3,433,335	$ 1.29	8/26/2019
50,000	$ 2.25	8/5/2016
220,000	$ 2.25	8/27/2016
110,000	$ 2.25	8/27/2016
500,000	$ 2.25	8/22/2016
100,000	$ 2.25	9/18/2016
7,142,857	$ 1.00	10/11/2018
642,857	$ 1.00	10/17/2018
714,285	$ 0.87	10/11/2018
329,000	$ 2.25	3/22/2018
80,000	$ 2.25	6/5/2018
15,000	$ 2.25	6/12/2018
5,000	$ 2.25	7/18/2018
5,000	$ 2.25	8/5/2018
25,000	$ 2.25	8/13/2018
5,000	$ 2.25	7/18/2018
75,0000	$ 2.25	8/13/2018
50,000	$ 2.25	8/22/2018
5,000	$ 2.25	8/28/2018
10,000	$ 2.25	9/18/2018
50,000	$ 1.05	12/9/2018
45,000	$ 1.05	12/9/2018
250,000	$ 1.05	12/9/2018
400,000	$ 1.05	12/9/2018
35,000	$ 1.05	12/9/2018
100,000	$ 1.05	12/9/2018
400,000	$ 1.05	12/9/2018
100,000	$ 1.05	12/9/2018
25,000	$ 1.05	12/9/2018
200,000	$ 1.05	12/9/2018
25,000	$ 1.05	12/9/2018
35,000	$ 1.05	12/9/2018
100,000	$ 1.05	12/9/2018
100,000	$ 1.05	12/9/2018
35,000	$ 1.05	12/9/2018
35,000	$ 1.05	12/9/2018

Quantity as of	Exercise price	Expiration date
50,000	$ 1.05	12/9/2018
50,000	$ 1.05	12/9/2018
35,000	$ 1.05	12/9/2018
150,000	$ 1.05	12/9/2018
300,000	$ 1.05	12/9/2018
125,000	$ 1.05	12/9/2018
300,000	$ 1.05	12/9/2018
120,000	$ 1.05	12/9/2018
25,000	$ 1.05	12/9/2018
250,000	$ 1.05	12/9/2018
1,500,000	$ 1.05	12/9/2018
70,000	$ 1.05	12/9/2018
50,000	$ 1.05	12/9/2018
1,000,000	$ 1.05	12/9/2018
30,000	$ 1.05	12/9/2018
100,000	$ 1.05	12/9/2018
300,000	$ 1.05	12/9/2018
100,000	$ 1.05	12/9/2018
100,000	$ 1.05	12/9/2018
10,000	$ 1.05	12/9/2018
35,000	$ 1.05	12/9/2018
35,000	$ 1.05	12/9/2018
500,000	$ 1.05	12/9/2018
2,500,000	$ 1.05	12/9/2018
100,000	$ 1.05	12/9/2018
200,000	$ 1.05	12/9/2018
30,000	$ 1.05	12/9/2018
5,350	$ 1.00	12/9/2018
121,300	$ 1.00	12/9/2018
591,850	$ 1.00	12/9/2018
59,500	$ 1.00	12/9/2018
210,000	$ 1.00	12/9/2018
112,000	$ 1.05	12/9/2018

Options

The Company consultants, employees, officers, and directors have outstanding stock options of 4,385,665 to purchase our securities as of February 18, 2014.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements as of December 31, 2012 and 2011 and each of the years then ended included in this prospectus and the registration statement have been audited by Goldstein Schechter Koch, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Szaferman Lakind Blumstein & Blader, PC, Lawrenceville, New Jersey.

DESCRIPTION OF BUSINESS

Overview

The Company is a pioneer in nationwide public electric vehicle (EV) charging services, enabling EV drivers to easily recharge at locations throughout the United States. Headquartered in Miami Beach, FL with offices in San Jose, CA; New York, NY; and Phoenix, AZ; CarCharging’s business model is designed to accelerate the adoption of public EV charging.

CarCharging offers various options to commercial and residential property owners for EV charging services. Our typical business model provides a comprehensive turnkey program where CarCharging owns and operates the EV charging equipment; manages the installation, maintenance, and related services; and shares a portion of the EV charging revenue with the property owner. Alternatively, property partners can share in the equipment and installation expenses with CarCharging operating and managing the EV charging stations and providing network connectivity. For properties interested purchasing and owning EV charging stations, CarCharging can also provide EV charging hardware, site recommendations, connection to the Blink Network, and management and maintenance services.

Through its subsidiary, Blink Network, CarCharging also provides residential EV charging solutions for single-family homes.  For more information, please visit www.BlinkHQ.com.

CarCharging has strategic partnerships across multiple business sectors including multi-family residential and commercial properties, parking garages, shopping malls, retail parking, and municipalities.  CarCharging’s partners include, but are not limited to Walgreens, IKEA, Wal-Mart, Simon Property Group, Equity One, Equity Residential, Forest City, Cinemark USA, Fox Studios, Facebook, PayPal, Kimpton Hotels and Restaurants, Mayo Clinic, San Diego Padres, University of Pennsylvania, Ace Parking, Central/USA Parking, Icon Parking, Rapid Parking, Parking Concepts, CVS, Related Management, Pennsylvania Turnpike Commission, Pennsylvania Department of Environmental Protection, City of Phoenix (AZ), City of Philadelphia (PA), and City of Miami Beach (FL).

CarCharging is committed to creating a robust, feature-rich network for EV charging and is hardware agnostic.  CarCharging owns the Blink network, and owns and operates EV charging equipment manufactured by Blink, Aerovironment, ChargePoint, Efacec, General Electric, Nissan, and SemaConnect. CarCharging’s Level II charging stations are compatible with EVs sold in the United States including the Tesla Model S, Nissan LEAF, Chevy Volt, Mitsubishi i-Miev, Toyota Prius Plug-In, Honda Fit EV, and Toyota Rav4 EV, as well as many others scheduled for release over the next few years.

In order to provide complete charging services to EV drivers, the company also provides residential EV charging solutions, through its subsidiary, Blink Network, Blink designs and sells its own equipment. Residential EV charging equipment provides EV drivers with an additional charging option beyond public EV charging stations.

Our revenues are primarily derived from hardware sales, public EV charging services, government grants, state and federal rebates, and marketing incentives.  EV charging fees are based either on an hourly rate or a per kilowatt-hour rate, and are calculated based on a variety of factors, including local electricity tariffs, strength of location, competitive services, and the prices of other fuels (such as gasoline).   We are also implementing subscription plans to include electricity for single-family homes, multifamily residential homes, and our public charging locations.

History

The Company was incorporated in October 2006 in Nevada under the name New Image Concepts, Inc. with the intention of providing personal consultation services to the general public.  On December 7, 2009, we entered into a Share Exchange Agreement with Car Charging, Inc., a Delaware corporation (the “Share Exchange”).

Following the Share Exchange we amended our Articles of Incorporation to (1) change our name to Car Charging Group, Inc. and to (ii) authorize 20,000,000 shares of preferred stock.  Additionally, we filed a Certificate of Designation designating the rights of the authorized preferred stock of the Company (the “Series A Convertible Preferred Stock”).  On June 29, 2012, we increased our authorized preferred stock to 40,000,000 shares.

During February 2011, we decreased our issued and outstanding common stock through a one-for-fifty (1:50) reverse stock-split (the “Reverse Stock-Split”).  All share and per share amounts included in this Report and our consolidated financial statements have been adjusted retroactively to reflect the effects of the Reverse Stock-Split.

Corporate Structure

Car Charging Group, Inc. is the parent company of Car Charging, Inc., a Delaware corporation, which serves as the main operating company and is, in turn, the parent company of several distinct wholly-owned subsidiary operating companies.

Industry Overview

We anticipate that the electric vehicle industry is expected to accelerate over the next several years for various reasons including rising gasoline prices, environmental awareness, and greenhouse gases. Additionally, states such as California have passed laws requiring significant reduction in greenhouse gas emissions from passenger vehicles.  While hybrid automobiles are attaining improved gas mileage, they remain a severe pollutant.

Large-scale market penetration and consumer adoption is likely to occur over the next few years due mainly to the following five reasons.

1.	U.S. legislative programs provides incentives to grow the industry

There has been a concerted effort on the part of the federal, state and local governments to foster the EV industry, supporting both the vehicles and the necessary charging infrastructure.  There have been an unprecedented number of loans and grants to insure this segment succeeds.  The Ford Motor Company was awarded a $5.9 billion loan in June of 2009.   Tesla Motors received, and subsequently repaid, a $465 million loan to build its plant in Fremont California and to support its production of its Model S 4-door sedan.  Both of the aforementioned loans came from the US Government’s $25 billion program dedicated to the development of electric/plug-in hybrid vehicles.

The United States Government is offering a $7,500 tax credit to purchasers of EVs. Fueling equipment for electricity installed was eligible for a tax credit of 30% of the cost, not to exceed $30,000. Fueling station owners who install qualified equipment at multiple sites are allowed to utilize the credit towards each location. Whether it is for the actual manufacturing of a new car, or to startup companies looking to capitalize on new infrastructure technologies, governments have committed to spending billions of dollars to ensure that the EV industry as a whole will succeed.

2.	Maintain a relatively low cost when compared to gasoline

At the beginning of the 20th Century, electricity generally cost over $0.20 per kilowatt-hour, and could have been as high as $0.40 per kilowatt-hour.  During that same time period, gasoline could be purchased for $0.05 per gallon.  The spread between gasoline and electricity continues to widen.  In 2010, the average retail price of gasoline in the U.S. was $2.74, and by 2012, the average retail price increased to $3.63, while the average cost of electricity is $0.11 per kilowatt-hour.

Concurrently, major utility companies are working on upgrading their infrastructure to make it easier to charge an electric vehicle. The “smart-grid” investment that many utilities have already made will provide ample information to predict the required power requirements needed to support a widespread EV infrastructure.

3.	Diverse variety of vehicles at price points from the major auto manufacturers

Almost all of the major car manufacturers have committed to build an electric vehicle by 2015.  General Motors, Ford, Audi, Chrysler, Nissan, Honda, BMW, Mercedes, and Tesla, are just some of the examples of the car manufacturers committed to making the electric vehicle industry a successful enterprise.  As car manufacturers increase the number of electric vehicles they produce each year, we believe the purchase price for such vehicles will continue to decline. For example, the Nissan LEAF dropped the price of the 2013 model by more than $6,000 than the previous model,  The price reduction makes the LEAF comparable in price to the Toyota Prius, and leases have been made available for as little as $139 per month.

4.	Battery costs decrease while recharge life increases

Battery technology is advancing at a rapid pace.  Not only are battery costs per kilowatt-hour decreasing rapidly, but at the same time the size and weight of the battery are also decreasing. All three variables are necessary components required to drive down the costs of an electric vehicle. Additionally, battery lifespan is critical to EV acceptance, and many companies such as Axeon, Panasonic, and LG Chem are leading the way towards increased battery capacity and longevity.

5.	EV Infrastructure that supports consumer driving habits

Consumers are fickle and do not want to alter their daily routine or driving habits. While many believe that most EV charging will be completed at home, the need for a robust, pervasive public EV charging infrastructure is required to eliminate range anxiety.  Public and residential charging eliminates the need for drivers to go out of their way to fill their gas tank.  Instead, charging stations will be located in popular destination locations where drivers currently park, whether it be for 20 minutes at a local Walgreens, for a few hours while parking at work, or at home overnight, the recharging infrastructure build-out will be more than sufficient for nearly all drivers.

Equipment and Network Utilized

CarCharging is committed to creating a robust, feature-rich network for EV charging and is hardware agnostic. CarCharging owns and operates EV charging equipment manufactured by Blink, Aerovironment, ChargePoint, General Electric, Nissan, and SemaConnect. CarCharging’s Level II charging stations are compatible with EVs sold in the United States including the Tesla Model S, Nissan LEAF, Chevy Volt, Mitsubishi i-Miev, Toyota Prius Plug-In, Honda Fit EV, and Toyota Rav4 EV, as well as many others scheduled for release over the next few years. CarCharging’s utilizes several networks, including the Blink Network, the software that operates, monitors, and tracks the Blink stations and all of its charging data, which CarCharging owns; ChargePoint, Sema, and General Electric.

Competition

Competition in the EV charging industry is limited, and CarCharging’s competitive advantages are our strategic partnerships with property owners/manager and that we own and operate our EV charging stations and the Blink network.  Other EV service equipment manufacturers offer direct distribution or work with independent distributors, including:

•	ChargePoint manufactures EV charging equipment and operates the ChargePoint network, but they do not own the stations on the network.

•	General Electric currently offers a Level 2 (220 Volt) Networked Charging Station and a Watt Station home charger.

•
NRG offers home and public charging at fixed monthly rates, and currently only offers this in Dallas/Ft Worth and Houston, Texas and now in California. They anticipate a 20-city rollout of EV charging station infrastructure, with an emphasis on monthly subscriptions, although they currently operate 170 charging stations.

Customers

CarCharging has strategic partnerships across multiple business sectors including multi-family residential and commercial properties, parking garages, shopping malls, retail parking, and municipalities.  CarCharging’s partners include, but are not limited to Walgreens, IKEA, Wal-Mart, Simon Property Group, Equity One, Equity Residential, Forest City, Cinemark USA, Fox Studios, Facebook, PayPal, Kimpton Hotels and Restaurants, Mayo Clinic, San Diego Padres, University of Pennsylvania, Ace Parking, Central/USA Parking, Icon Parking, Rapid Parking, Parking Concepts, CVS, Related Management, Pennsylvania Turnpike Commission, Pennsylvania Department of Environmental Protection, City of Phoenix (AZ), City of Philadelphia (PA), and City of Miami Beach (FL).

Sales and Marketing

When evaluating our future, we believe the most important consideration is the number of locations we contract with to install charging stations.  We could contract with a parking garage which contains 600 spaces, but only install one charging station upon the signing of our contract. That location now represents 599 other potential charging locations that will yield future potential revenues in an essential EV market. We will have minimum capital requirements to secure future charging station spots in that location, and will only install other charging stations as the market warrants. We are able to monitor the usage of the charging stations. As each market develops, we can increase the number of charging stations installed at each location.

We employ a direct sales team located both on the east and west coast, as well as a team of independent contractors located throughout the United States actively pursuing and closing deals.

To promote and sell the Company’s services to property owners, parking companies, and EV drivers, CarCharging also utilizes marketing and communication channels including press releases, email marketing, websites (www.CarCharging.com, www.BlinkNetwork.com, www.BlinkHQ.com), and social media. Additionally, CarCharging has a joint marketing agreement with Nissan to support Nissan’s dealerships and help educate potential LEAF consumers on public EV charging stations.

Government/Regulatory Approval

Local regulations for installation of EV charging stations vary from city to city.  Compliance with such regulation(s) may cause installation delays, but these issues are standard and expected for any product that requires construction as part of its installation.

Currently, the Company charges customers by the kilowatt-hour for its services in energy deregulated states and hourly for its services in energy regulated states so as not to be treated as a regulated public utility.  California, Colorado, Florida, Hawaii, Maryland, Minnesota, Oregon, Virginia, and Washington have determined that companies that sell EV charging services to the public will not be regulated as utilities, therefore allowing us to charge based on kilowatt usage.  These individual state determinations are not binding on any other regulator or jurisdiction; however, they demonstrate a trend in the way states view the industry.  Other jurisdictions are in the process of adopting such reforms.

Employees

We currently have 37 full-time employees.

Intellectual Property

The Company has entered into a Licensing Agreement with Michael D. Farkas, our Chief Executive Officer, and Balance Holdings, LLC for the exclusive use of filed provisional patent applications for the following inventions:

EVSE Parking Bumper: An inductive charging station in the form of a parking bumper that will reduce the visual and physical clutter in already-congested parking lots and garages (Patent Application Number: 13600058). Today, inductive charging equipment for EVs are primarily in the form of charging plates, on top of which EVs park.  The placement of the EV over the charging plates can be misaligned; therefore, reducing the efficiency of the charge.  Additionally, for multi-level parking garages, the installation of the charging plates can cause structural issues, which causes the installation to be very expensive, if not impossible.  To resolve these issues, and provide property owners and EV drivers with a simpler, less expensive solution, CarCharging conceived of the idea for an inductive parking bumper.  This original invention intends to deliver the charge through equipment generally utilized in parking lots and/or parking garages, which is familiar to most drivers and conforms to standard parking practice.

Multiple Simultaneous Electric Vehicle Charging: Through the use of a toggle unit, processor, and multiple plugs which allows multiple EVs to plug into the station simultaneously and charge as the current becomes available (Provisional Patent Application Number: 61695839). Utilizing this innovative toggle feature, EV charging stations will have the ability to charge several vehicles sequentially without the physical insertion or removal of plugs during the charging process.   This feature improves the process of current EV charging stations; reduces potential strain on the energy grid; and reduces EV charging equipment, network, and energy costs.

Currently, an EV battery begins to charge as soon as it is plugged into an EV charging station and the session is activated.  In instances where the station is occupied for long periods of time such as overnight at multifamily or mixed-use properties, other EV drivers are not able to charge their EV.  This can cause frustration for EV owners and limit their use of the charging station.  Alternatively, EV charging stations with two or more plugs charge EVs simultaneously which can strain the energy grid.

CarCharging’s groundbreaking EV charging station provisional patent optimizes the efficiency of the EV station through the use of a toggle unit, processor, and multiple plugs.  The toggle unit activates the charging current from the station to the first of multiple plugs attached to the charging station.  Then, the processor detects when charging is complete, and the toggle unit deactivates the first plug and activates the next plug.  This process permits multiple EVs to plug into the station simultaneously and charge as the current becomes available.  This novel design also reduces the internal components of current EV charging stations, thereby reducing equipment and network costs.

The Company has not paid any royalties to date under this Licensing Agreement.

Additionally, CarCharging, through a wholly-owned subsidiary owns all of the intellectual property listed on Exhibit 99.1.

Other Information

We maintain our principal offices at 1691 Michigan Avenue, Suite 601, Miami Beach, Florida, 33139. Our telephone number is (305) 521-0200. A Silicon Valley office was also recently established to house our marketing and sales departments and to provide improved support for west coast operations. Our website is  www.CarCharging.com;  we can be contacted by email at info@CarCharging.com.

DESCRIPTION OF PROPERTY

The Company’s corporate headquarters is located in Miami Beach, Florida. The Company currently leases space located at 1691 Michigan Avenue, Suite 601, Miami Beach Florida 33139. The lease is for a term of 39 months beginning on March 1, 2012 and ending May 31, 2015. Our monthly lease payments are approximately $12,000 for a total of approximately $468,000 for the total term of the lease.  Additionally, the Company has a three-year lease for an office in San Jose, California beginning on April 1, 2012 and ending April 30, 2015 with monthly lease payments of approximately $2,546 for a total of approximately $91,657 for the total term of the lease and a five year sublease for office and warehouse space in Phoenix, Arizona beginning December 1, 2013 and ending November 30, 2018 with monthly payments of approximately $10,349 for a total of approximately $620,940 for the total term, and one year office sharing license for office space in New York, New York beginning January 16, 2014 and ending January 31, 2015 with monthly payments of approximately $4,000 for a total of approximately $48,000 for the total term of the license.

LEGAL PROCEEDINGS

On July 31, 2013, the Company participated in an arbitration with a former consultant regarding certain compensatory matters.  On August 29, 2013, the Arbitrator rendered a decision on the matter, requiring the consultant to return all of the shares of Company stock that it had previously been issued as compensation.  The Company was required to reissue a lower amount of Company stock to the consultant as compensation for actual services rendered.  The consultant returned the previously issued shares as of September 30, 2013 and the Company issued the lower amount of Company stock in October 2013.

On September 24, 2013 the Court issued a ruling in the consolidated lawsuits of Car Charging Group, Inc. v. JNS Holdings Corporation, and JNS Power & Control Systems, Inc. v. 350 Green, LLC (the “Court Order”) in the U.S. District Court in the Northern District of Illinois.  The Court granted the motion of JNS Holdings Corporation and JNS Power & Control Systems, Inc. (collectively, “JNS”) for specific performance of an Asset Purchase Agreement (the “APA”) entered into between JNS and the former owners of 350 Green, LLC (“350 Green”), Tim Mason and Mariana Gerzanych, in April 2013. Pursuant to the Court Order, 350 Green was required to transfer certain assets and liabilities (the “Assets and Liabilities”) in the Chicago area to JNS, and may be required to pay JNS’ costs and attorneys’ fees as well as indemnify JNS for certain costs incurred with regard to the Assets and Liabilities.

The Court Order does not transfer, amend or modify Car Charging Group, Inc.’s ownership of 350 Green; it only requires transfer of ownership of those certain Assets and Liabilities that were listed in the Asset Purchase Agreement entered into between JNS and 350 Green.  Car Charging Group, Inc. still owns all of 350 Green’s other assets, in states including, but not limited to: California, Oregon, Pennsylvania, Missouri, Kansas, Maryland, Colorado, Georgia, Utah, Florida, Ohio, Indiana, and Washington.

There are several items left to be decided by the Court in these consolidated cases and, while the Company is currently working with JNS to effectuate the Court Order as required, the Company also plans to appeal the Court Order and to vigorously defend its position that the APA is invalid and unenforceable.

On November 27, 2013, the Company and Michael D. Farkas entered into litigation with Synapse Sustainability Trust, Inc. in the Supreme Court of the State of New York, Onondaga County.  The matter is regarding certain equity issues relating to the Company's purchase of EV Pass, LLC.

On or about December 6, 2013, the Company filed a Complaint against Tim Mason and Mariana Gerzanych in the U.S. District Court for the Southern District of New York, alleging claims for Breach of Contract, Fraud in the Inducement, Civil Conspiracy to Commit Fraud, Unjust Enrichment, and Breach of Fiduciary Duty.  These claims were in relation to the Company’s purchase of 350 Green, LLC, and the documents entered into (and allegedly breached by Gerzanych and Mason) related thereto.  The Defendants in this case were recently served with the court documents, and the Company intends to litigate this case vigorously.

350 Green, LLC

There have been five lawsuits filed by creditors of 350 Green, LLC (“350 Green”) regarding unpaid claims.  These lawsuits do not involve Car Charging Group, Inc. and relate solely to alleged unpaid debts of 350 Green.  Also, there are other unpaid creditors, aside from those noted above, that claim to be owed certain amounts for work done on behalf of 350 Green, and only 350 Green, that potentially could file lawsuits at some point in the future.

General Litigation

 From time to time, the Company is a defendant or plaintiff in various legal actions that arise in the normal course of business. As such the Company is required to assess the likelihood of any adverse outcomes to these matters as well as potential ranges of probable losses. A determination of the amount of the provision required for these commitments and contingencies, if any, which would be charged to earnings, is made after careful analysis of each matter. The provision may change in the future due to new developments or changes in circumstances. Changes in the provision could increase or decrease the Company’s earnings in the period the changes are made. It is the opinion of management, after consultation with legal counsel, that the ultimate resolution of these matters will not have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Price Range of Common Stock

Our common stock is quoted on the OTCQB under the symbol “CCGI.” The OTCQB is a quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. An OTCQB equity security generally is any equity that is not listed or traded on a national securities exchange. The following table shows, for the periods indicated, the high and low bid prices per share of our common stock as reported by the OTCQB quotation service. These bid prices represent prices quoted by broker-dealers on the OTCQB quotation service. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

	Fiscal 2012-2013
	High	Low

First Quarter (January 1, 2012 – March 31, 2012	$2.08	$$1.26
Second Quarter (April 1, 2012 – June 30, 2012	$1.85	$0.77
Third Quarter (July 1 - September 30) 2012	$1.60	$0.60
Fourth Quarter (October 1 - December 31) 2012	$2.00	$1.25
First Quarter (January 1 - March 31) 2013	$1.60	$1.13
Second Quarter (April 1 - June 30) 2013	$1.39	$1.05
Third Quarter (July 1 - September 30) 2013	$2.00	$1.07
Fourth Quarter (October 1 - December 31) 2013	$1.94	$0.71

HOLDERS

As of February 7, 2014 we had approximately 230 record holders of our common stock, holding 77,124,833 shares of common stock.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. We have 10,000,000 shares of Series A Preferred Stock issued and outstanding that effectively controls any shareholder vote. The Series A Preferred Stock has five (5) time the number of votes on all matters to which common shareholders are entitled to vote.  The Company’s Chief Executive Officer, Michael D. Farkas, owns all of the Series A Preferred shares.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

DIVIDEND POLICY

We have never declared or paid dividends on our common stock. We do not intend to declare dividends in the foreseeable future because we anticipate that we will reinvest any future earnings into the development and growth of our business. Any decision as to the future payment of dividends will depend on our results of operations and financial position and such other factors as our Board of Directors in its discretion deems relevant.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our common stock is Worldwide Stock Transfer, LLC located at One University Plaza, Suite 505, Hackensack, New Jersey 07601, and its telephone number is (201) 820-2008.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the quarter ended September 30, 2013 and the fiscal year ended December 31, 2012 and 2011 should be read in conjunction with our consolidated financial statements and the notes to those consolidated  financial statements that are included elsewhere in this Registration Statement. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors.  See “Forward-Looking Statements.”

Overview

The Company is a pioneer in nationwide public electric vehicle (EV) charging services, enabling EV drivers to easily recharge at locations throughout the United States. Headquartered in Miami Beach, FL with offices in San Jose, CA; New York, NY; and Phoenix, AZ; CarCharging’s business model is designed to accelerate the adoption of public EV charging.

CarCharging offers various options to commercial and residential property owners for EV charging services. Our typical business model provides a comprehensive turnkey program where CarCharging owns and operates the EV charging equipment; manages the installation, maintenance, and related services; and shares a portion of the EV charging revenue with the property owner. Alternatively, property partners can share in the equipment and installation expenses with CarCharging operating and managing the EV charging stations and providing network connectivity. For properties interested purchasing and owning EV charging stations, CarCharging can also provide EV charging hardware, site recommendations, connection to the Blink Network, and management and maintenance services.

Through its subsidiary, Blink Network, CarCharging also provides residential EV charging solutions for single-family homes.  For more information, please visit www.BlinkHQ.com.

CarCharging has strategic partnerships across multiple business sectors including multi-family residential and commercial properties, parking garages, shopping malls, retail parking, and municipalities.  CarCharging’s partners include, but are not limited to Walgreens, IKEA, Wal-Mart, Simon Property Group, Equity One, Equity Residential, Forest City, Cinemark USA, Fox Studios, Facebook, PayPal, Kimpton Hotels and Restaurants, Mayo Clinic, San Diego Padres, University of Pennsylvania, Ace Parking, Central/USA Parking, Icon Parking, Rapid Parking, Parking Concepts, CVS, Related Management, Pennsylvania Turnpike Commission, Pennsylvania Department of Environmental Protection, City of Phoenix (AZ), City of Philadelphia (PA), and City of Miami Beach (FL).

CarCharging is committed to creating a robust, feature-rich network for EV charging and is hardware agnostic.  CarCharging owns the Blink network, and owns and operates EV charging equipment manufactured by Blink, Aerovironment, ChargePoint, Efacec, General Electric, Nissan, and SemaConnect. CarCharging’s Level II charging stations are compatible with EVs sold in the United States including the Tesla Model S, Nissan LEAF, Chevy Volt, Mitsubishi i-Miev, Toyota Prius Plug-In, Honda Fit EV, and Toyota Rav4 EV, as well as many others scheduled for release over the next few years.

In order to provide complete charging services to EV drivers, the company also provides residential EV charging solutions, through its subsidiary, Blink Network, Blink designs and sells its own equipment. Residential EV charging equipment provides EV drivers with an additional charging option beyond public EV charging stations.

Our revenues are primarily derived from hardware sales, public EV charging services, government grants, state and federal rebates, and marketing incentives.  EV charging fees are based either on an hourly rate or a per kilowatt-hour rate, and are calculated based on a variety of factors, including local electricity tariffs, strength of location, competitive services, and the prices of other fuels (such as gasoline).   We are also implementing subscription plans to include electricity for single-family homes, multifamily residential homes, and our public charging locations.

In July 2013, CarCharging joined the National Electrical Manufacturers Association (NEMA), the association of electrical equipment and medical imaging manufacturers.  Founded in 1926, NEMA has over 440 member companies that manufacture a diverse set of products including power transmission and distribution equipment. Car Charging joined as an associate member of the EV Supply Equipment (EVSE)/Systems section.

In September 2013, CarCharging served as a sponsor of several National Plug-In Day events including events in Northern California, New York City, and South Florida.  Over 5,000 visitors participated in the events, which provided the opportunity to test drive an EV, learn about CarCharging and its EV charging stations, and to obtain a free RFID card to access CarCharging’s EV charging stations.  Additionally, in New York City, subscription plans were promoted, which generated new subscribers.

We purchase all of the Company’s EV charging stations through our wholly-owned subsidiary, eCharging Stations, LLC.  Stations are then installed and maintained though competitively bid subcontractor agreements with certified local vendors, to maintain the lowest installation and long-term costs possible.  It is anticipated that automobile manufacturers are scheduled to mass produce and sell more models of electric vehicles to the public sometime after the second half of 2014.  Accordingly, at that time we anticipate that there will be a significant increase in the use of our EV charging stations.

As a result of our acquisitions of four competitors, we currently have 5,200 level 2 charging units and (“EV Devices”) and 105 DC Fast Charging EV Devices. As a result of recent partnerships with EV manufacturers, our network has broadened its offerings and includes units from numerous manufacturers, in addition to ChargePoint, whose charging units we have solely used in the past.

To generate leads and enter into additional strategic partnership agreements with property owners, we have utilized the services of independent contractors and in house personnel. We have found that by following this model, we are better able to stimulate growth, control cash-flow, and minimize costs.  Accordingly, our independent contractors are able to close and maintain client relationships, as well as coordinate EV charging station installations and operations.

Results of Operations

The results of operations include the operations of Beam Charging LLC for the period of February 26, 2013, the acquisition date, through September 30, 2013, EV Pass LLC for the period of April 3, 2013, the acquisition date, through September 30, 2013 and 350Green LLC for the period of April 22, 2013, acquisition date, through September 30, 2013.

For the three months ended September 30, 2013 and 2012

Revenues

We have generated revenues of $40,863 from service fees related to installed EV Charging Stations for the three months ended September 30, 2013 as compared to $4,589 in service fees for the three months ended September 30, 2012 primarily as a result of the 679 charging heads acquired from Beam, EV Pass and 350Green.  Grant revenue increased from $0 to $48,303.  Grants, rebate and incentives, collectively “grant revenue” related to equipment and related installation are deferred and amortized in a manner consistent with the depreciation expense of the related assets over their useful lives.  Grant revenue related to operating expenses are recognized as revenue when the expense is incurred. Grant revenue was primarily derived from a grant from New York State Energy Research and Development Authority (“NYSERDA”).  We intend to vigorously seek additional grants, rebates, subsidies and equipment manufacturer incentives as a cost effective means of reducing our capital investment in the purchase and installation of charging stations.  Equipment sales decreased from $4,254 to $0.  During the quarter ended September 30, 2012 we sold 1 unit whereas we sold no units during the quarter ended September 30, 2013.

Cost of Revenues

Cost of revenues for the quarter ended September 30, 2013 increased to $39,662 as compared to $7,038 for the quarter ended September 30, 2012 primarily because of the incremental service fees.

Operating Expenses

Operating expenses consist of selling, marketing and advertising, payroll, administrative, finance and professional expenses.

Compensation expense increased by $4,860,240 from $658,574 for the three months ended September 30, 2012 to $5,518,814 for the three months ended September 30, 2013.  The increase was attributable to an increase in compensation expense related to options and warrants granted under both our Omnibus Incentive Plans and non-Plan grants.

Other operating expenses increased by $174,080 from $117,479 for the three months ended September 30, 2012 to $291,559 for the three months ended September 30, 2013.  The increase was attributable to an increase in rent expense and sales and use tax expenses.

General and administrative expenses increased by $964,262 from $385,814 for the three months ended September 30, 2012 to $1,350,076 for the three months ended September 30, 2013.  The increase was primarily as a result of an increase in stock and warrants issued to consultants, an increase in professional fees as a result of the acquisitions and an increase in depreciation expense related to the increase in the number of charging stations acquired.

Operating Loss

Our operating loss for the three months ended September 30, 2013 increased by $5,950,883 as compared to the three months ended September 30, 2012 from $1,160,062 in 2012 to $7,110,945 in 2013 primarily as a result of an increase in cost of revenues, compensation expenses, general and administrative expenses, and other operating expenses partially offset by an increase in revenues.

Other Income (Expense)

Other expense increased by $819,458 from $6,467 for the three months ended September 30, 2012 to $826,015 for the three months ended September 30, 2013.  The increase was attributable to a debt conversion expense of $687,286 as result of the fair value of the conversion of notes payable into common stock and warrants on conversion terms more favorable than the fair value of the conversion terms when the notes were initially issued, a provision for warrant liability of $122,000 associated with the Beam acquisition, an increase in interest expense $10,262 due to debt incurred in connection with the acquisitions.

Net Income (Loss)

Our net loss for the three months ended September 30, 2013 increased by $6,770,431 to $7,936,960 as compared to $1,166,529 for the three months ended September 30, 2012.  The increase was attributable to a net increase in operating expenses of $5,998,582, an increase in other expense of $819,458 offset by an increase in gross profit of $47,699. Our net loss attributable to common shareholders for the three months ended September 30, 2013 increased by $9,602,261 from $1,166,529 to $10,768,790 for the aforementioned reasons and for the deemed dividend of $2,831,830 attributable to the fair value of the conversion of Series B Preferred shares into common shares and warrants on terms more favorable than the fair value of the initial conversion terms by which the Series B shares were initially issued.

For the nine months ended September 30, 2013 and 2012

Revenues

We have generated revenues of $83,666 from service fees related to installed EV Charging Stations for the nine months ended September 30, 2013 as compared to $10,604 in service fees for the nine months ended September 30, 2012 primarily as a result of the 679 charging heads acquired from Beam, EV Pass and 350Green.  Grant revenue increased from $0 to $86,052.  Grants, rebate and incentives, collectively “grant revenue” related to equipment and related installation are deferred and amortized in a manner consistent with the depreciation expense of the related assets over their useful lives.  Grant revenue related to operating expenses are recognized as revenue when the expense is incurred. Grant revenue was primarily derived from a grant from New York State Energy Research and Development Authority (“NYSERDA”).  We intend to vigorously seek additional grants, rebates, subsidies and equipment manufacturer incentives as a cost effective means of reducing our capital investment in the purchase and installation of charging stations.  Equipment sales decreased from $235,726 to $12,762.  During the nine months ended September 30, 2012 we sold 69 units whereas we sold three units during the nine months ended September 30, 2013.

Cost of Revenues

Cost of revenues for the nine months ended September 30, 2013 decreased to $94,090 as compared to $195,884 for the nine months ended September 30, 2012.  Cost of services increased to $86,380 for the nine months ended September 30, 2013 as compared to $5,683 for the nine months ended September 30, 2012 as a result of the increased revenues during the same period due to an increase in the number of heads in operation resulting from the acquisitions.  Cost of sales decreased from $190,201 during the nine month period ended September 30, 2012 to $7,710 due to a decrease of 66 units sold.

Operating Expenses

Operating expenses consists of selling, marketing and advertising, payroll, administrative, finance and professional expenses.

Compensation expense increased by $8,049,756 from $1,774,531 for the nine months ended September 30, 2012 to $9,824,287 for the nine months ended September 30, 2013.  The increase was attributable to an increase in compensation expense related to warrants and options granted under both our Omnibus Incentive Plans and non-Plan grants.

Other operating expenses increased by $144,204 from $421,699 for the nine months ended September 30, 2012 to $565,903 for the nine months ended September 30, 2013.  The increase was attributable to an increase in rent and sales and use tax expenses.

General and administrative expenses increased by $2,798,040 from $1,444,758 for the nine months ended September 30, 2012 to $4,242,798 for the nine months ended September 30, 2013.  The increase was primarily as a result of an increase in stock and warrants issued to consultants, an increase in professional fees as a result of the acquisitions and an increase in depreciation expense related to the increase in the number of charging heads acquired.

Operating Loss

Our operating loss for the nine months ended September 30, 2013 increased by $10,954,056 as compared to the nine months ended September 30, 2012 from $3,590,542 in 2012 to $14,544,598 in 2013 primarily as a result of an increase in compensation expenses, general and administrative expenses and other operating expenses partially offset by an increase in gross profit.

Other Income (Expense)

Other expense increased by $1,248,830 from $7,009 for the nine months ended September 30, 2012 to $1,255,839 for the nine months ended September 30, 2013.  The increase was attributable to a debt conversion expense of $687,286 as result of the fair value of the  conversion of notes payable into common stock  and warrants on conversion terms more favorable than the fair value of the conversion terms when the notes were initially issued, a provision for warrant liability associated with the Beam transaction of $309,000, $47,856 net loss sustained by issuing shares of common stock in settlement of an account payable, a loss on payment of convertible notes payable of $46,701 an increase in interest expense $31,204 due to debt incurred in connection with the acquisitions and an increase in amortization of discount on convertible notes payable of $126,783.

Net Income (Loss)

Our net loss for the nine months ended September 30, 2013 increased by $12,202,886 to $15,800,437 as compared to $3,597,551 for the nine months ended September 30, 2012.  The increase was attributable to a net increase in operating expenses of $10,992,010, an increase of other expense of $1,248,830 partially offset by an increase in gross profit of $37,944.  Our net loss attributable to common shareholders for the nine months ended September 30, 2013 increased by $15,034,716 from $3,597,551 to $18,632,267 for the aforementioned reasons and for the deemed dividend of $2,831,830 attributable to the fair value of the conversion terms of Series B Preferred shares into common shares and warrants on terms more favorable than the fair value of the initial conversion terms by which the Series B shares were initially issued.

Period from September 3, 2009 (date of inception) through September 30, 2013

Our cumulative net loss attributable to common shareholders since inception, $37,572,694, including non-cash charges of $21,932,338 (which includes the fair value of warrants, options and common stock issued for services and compensation) primarily consisting of consulting, professional fees and public relations fees is attributable to the fact that we have not derived significant revenues from our operations to offset our business development expenses.  Although auto manufacturers have initiated EV sales in the United States and that year over year increases in the number of Plug-in Electric Vehicles sold from 2012 to 2013 should lead to production of greater revenues, manufacture and demand of electric vehicles that will require utilization of our services, the demand is not anticipated to be widespread until the second half of 2014; this gives us adequate time to develop its distribution plan and additional capital sources.

Comparison of the years ended December 31, 2012 and December 31, 2011

Revenues

We have generated revenues of $16,743 from service fees related to installed EV Charging Stations for the year ended December 31, 2012 as compared to $2,799 in service fees for the year ended December 31, 2011.  While the Company’s primary strategy is to earn revenue through the installation and maintenance of EV Charging Stations, the Company will sell EV Charging Stations on occasions when the opportunity presents itself.  During the year ended December 31, 2012, we sold 69 EV charging stations to a customer for a total price of $235,726 and at a gross profit of $41,670.  During the year ended December 31, 2011, we sold seven EV charging stations to a customer for a total price of $59,490 and at a loss of $1,340.  Additionally, we received a grant and a rebate totaling $59,988 to defray the cost of equipment and installation of 13 charging stations during 2012 from two governmental entities. The rebate and grant are deferred and amortized in a manner consistent with the depreciation expense of the related assets over their useful lives. As a result we amortized $5,595 into revenue during the year ended December 31, 2012.  We intend to vigorously seek additional grants, rebates, subsidies and equipment manufacturer incentives as a cost effective means of reducing our capital investment in the purchase and installation of charging stations.  We did not derive any revenue from grants or rebates in 2011.

Operating Expenses

Operating expenses selling, marketing and advertising, payroll, administrative, finance and professional expenses. Certain expenses incurred in the year ended December 31, 2011 have been reclassified to conform with the 2012 presentation.

Compensation expense increased by $1,618,037 from $760,276 for the year ended December 31, 2011 to $2,378,313 for the year ended December 31, 2012.  The increase was attributable to higher payroll costs as a result of hiring a Chief Operating Officer and controller, the hiring of additional employees to support the growth in the number of EV charging installations and higher non-cash compensation costs as a result of the issuance of warrants, share of common stock and options to employees.

Other operating expenses increased by $116,780 from $430,573 for the year ended December 31, 2011 to $547,343 for the year ended December 31, 2012.  The increase was attributable to an increase in travel expenses as a result of the increase in the number of EV charging station installations offset by a decrease in rent expense due to the accrued sublease liability from which the landlord of the building released us from liability.

General and administrative expenses decreased by $577,001 from $2,898,198 for the year ended December 31, 2011 to $2,321,197 for the year ended December 31, 2012.  The decrease was primarily as a result of a decrease in non-cash outside consulting expenses during the year ended December 31, 2012.

Operating Loss

Our operating loss for the year ended December 31, 2012 increased by $1,088,086 from $4,088,805 for the year ended December 31, 2011 to $5,176,891 for the year ended December 31, 2012.  The increase was attributable to an increase in compensation and other operating expenses offset by a decrease in general and administrative expenses and an increase in gross profit.

Other Income (Expense)

Other income (expense) decreased by $3,061,449 from income of $2,948,730 for the year ended December 31, 2011 to other expense of $112,719 for the year ended December 31, 2012.  The decrease  was attributable to a one-time gain of $3,488,615 from the change in fair value of a derivative liability offset by a loss on exchange of warrants for shares of common stock of $485,000; both in 2011 offset by the amortization of debt discount of $103,442 associated with convertible notes issued in 2012.

Net Loss

Our net loss for the year ended December 31, 2012 increased by $4,149,535 to $5,289,610 as compared to a net loss of $1,140,075 for the year ended December 31, 2011.  The increase was attributable to a net increase in operating expenses of $1,146,816, an increase in other expenses of $3,061,449 offset by an increase in gross profit of $58,730.

Period from September 3, 2009 (date of inception) through December 31, 2012

Our cumulative net loss since inception, $18,940,427, including non-cash charges of $11,740,357 (which includes the fair value of warrants, options and common stock issued for services and compensation) primarily consisting of consulting, professional fees and public relations fees is attributable to the fact that we have not derived significant revenues from our operations to offset our business development expenses.  Although auto manufacturers have initiated EV sales in the United States and that year over year increases in the number of Plug-in Electric Vehicles sold from 2012 to 2013 should lead to production of greater revenues, manufacture and demand of electric vehicles that will require utilization of the Company’s services, the demand is not anticipated to be widespread until after the fourth quarter of 2013; this gives the Company adequate time to develop its distribution plan and additional capital sources.

Liquidity and Capital Resources

During the nine months ended September 30, 2013, we have financed our activities from operations and from the sales of our capital stock and issuance of debt.  A significant portion of the funds raised from the sale of capital stock has been used to cover working capital needs such as personnel, office expenses and various consulting and professional fees.

For the nine months ended September 30, 2013 and 2012, we used cash for operations of $1,218,611 and $2,060,655 and used $7,438,465 since inception.  Such cash use has been primarily to fund operations.  During the nine months ended September 30, 2013, cash used for investing activities consisted of $968,458 for purchases of electric vehicle charging stations and computer equipment, the purchase of a note receivable related to the Beam acquisition of $163,292 and the excess of cash received over the cash invested pertaining to our acquisitions of $9,345 as compared to $646,425 for the nine months ended September 30, 2012 primarily for capital expenditures. Cash provided by financing activities for the nine months ended September 30, 2013 was $2,982,431 of which $2,384,661 was from the sale of shares of our common stock, net of issuance costs, the proceeds from  non-convertible notes totaling $145,00 and repayment of notes of $725,029 as compared to $2,320,184 provided primarily by the net proceeds from the sale of shares of our common stock and preferred stock and the issuance of convertible debt for the nine months ended September 30, 2012. The net increase in cash during the nine months ended September 30, 2013 was $43,650 as compared with a net decrease of $386,896 for the nine months ended September 30, 2012.

Since inception, we have used cash for investing activities of $2,492,731 for the purchase of EV charging stations, office and computer equipment and an automobile.  We have received cash provided by financing activities of convertible and non-convertible notes payable of $541,000, and $10,180,043, net of issuance costs, primarily from sales of shares of our common and Series B Convertible Preferred stock and have made not repayments of $732,781.

At September 30, 2013, we had $57,066 in cash resources to meet current obligations.   In addition, as of September 30, 2013, the Company had a net working capital deficit of $6,645,498. From September 1, 2013 through November 14, 2013, we have raised an additional $4,895,509, net of issuance costs of which $3,305,000 was expended toward the purchase of the Blink Network Historically, the Company has been dependent on debt and equity raised from individual investors to sustain its operations. The Company’s product has not been placed in enough locations nor have a sufficient number of plug-in electric vehicles been sold that utilize public charging stations to generate significant revenue. Management intends to raise additional funds in an equity financing transaction during the three months ending December 31, 2013. There can be no assurance that the Company will be successful in obtaining such financing at the level needed for long-term operations or on terms acceptable to the Company. If the Company is not successful in obtaining sufficient financing, the Company’s ability to continue as a going concern is uncertain. The accompanying condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

On December 9, 2013, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors (the “Purchasers”) for the purchase of an aggregate of $10,000,000 (the “Aggregate Subscription Amount”). Pursuant to the Securities Purchase Agreement, the Company issued the following to the Purchaser: (i) 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001, valued at $1.00 per share (the “Common Stock”); and (ii) warrants (the “Warrants”) to purchase an aggregate of 10,000,000 shares of Common Stock (the “Warrant Shares”) for an exercise price of $1.05 per share.  The Warrants issued in the Securities Purchase Agreement, are exercisable for an aggregate of 10,000,000 shares of the Company’s Common Stock for a period of five years from the original issue date. The exercise price for the Warrant Shares is $1.05 per share.

On December 9, 2013, the Company issued 10,000,000 shares of Common Stock and warrants exercisable into 10,000,000 shares of Common Stock to the Purchasers. The Company issued the Shares and Warrants in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b). The Company engaged placement agents for this offering for a total fee of $932,500, warrants to purchase 988,000 shares of the Company’s common stock with an exercise price of $1.00, warrants to purchase 112,000 shares of the Company’s common stock with an exercise price of $1.05 and 112,000 shares of the Company’s Common Stock.

Although there can be no assurance of achieving its plan, our management believes its plan, if successful, will allow it to have sufficient resources to fund the Company’s operations through at least September 30, 2014.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements

Critical Accounting Policies

a. Basis of presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation.

b. Development stage company

The Company is a development stage company as defined by ASC 915-10 “Development Stage Entities.” The Company is still devoting substantially all of its efforts on establishing the business and developing revenue generating opportunities through its planned principal operations. In the latter half of 2011, the Company’s principal sales operations began however the Company did not recognize significant revenues during the period. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

c.  Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

d. Discount on debt

The Company allocated the proceeds received from convertible debt instruments between the underlying debt instruments and has recorded the conversion feature as a liability in accordance with paragraph 815-15-25-1 of the FASB Accounting Standards Codification. The conversion feature and certain other features that are considered embedded derivative instruments, such as a conversion reset provision have been recorded at their fair value within the terms of paragraph 815-15-25-1 of the FASB Accounting Standards Codification as its fair value can be separated from the convertible note and its conversion is independent of the underlying note value. The conversion liability is marked to market each reporting period with the resulting gains or losses shown on the Statement of Operations.

e. Derivative instruments

The Company evaluates its convertible debt, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 810-10-05-4 of the FASB Accounting Standards Codification and paragraph 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the Statement of Operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

f. Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable and accrued expenses, approximate their fair values because of the short maturity of these instruments. The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangement at December 31, 2012.

The Company has no other assets or liabilities measured at fair value on a recurring basis.

 g. Revenue recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

h. Stock-based compensation for obtaining employee services

The Company accounts for equity instruments issued to employees and directors pursuant to paragraphs 718-10-30-6 of the FASB Accounting Standards Codification, whereby all transactions in which services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more readily measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probably that performance will occur.

The Company’s policy is to recognize compensation cost for awards with service conditions and when applicable a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

i. Equity instruments issued to parties other than employees for acquiring goods or services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of section 505-50-30 of the FASB Accounting Standards Codification (“FASB ASC Section 505-50-30”).  Pursuant to FASB ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

Recently Issued Accounting Pronouncements

There have been no accounting pronouncements or changes in accounting pronouncements during the year ended December 31, 2012 that are expected to have a material impact on the Company’s financial position, results of operations or cash flows. Accounting pronouncements that became effective during the year ended December 31, 2012 did not have a material impact on disclosures or on the Company’s financial position, results of operations or cash flows.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to our consolidated financial statements.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors, executive officers and key employees are listed below. The number of directors is determined by our board of directors. All directors hold office until the next annual meeting of the board or until their successors have been duly elected and qualified. Officers are elected by the board of directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the board of directors.

Name	Age	Principal Positions With Us
Bill Richardson	65	Chairman of Board of Directors
Andy Kinard	48	President, Director
Michael D. Farkas	41	Chief Executive Officer, Director
Jack Zwick	77	Chief Financial Officer, Director
William Fields	63	Director

Set forth below is a brief description of the background and business experience of our directors and executive officers for the past five years.

Bill Richardson, Chairman of the Board of Directors

Governor Richardson has served as Chairman of our Board of Directors since December 14, 2012.  Governor Richardson currently serves as Senior Fellow for Latin America at Rice University’s James A. Baker III Institute for Public Policy, and participates on several non-profit and for-profit boards including Abengoa’s International Advisory Board, the fifth largest biofuels producer in the United States, WRI World Resources Institute, and the National Council for Science and the Environment. From January 2003 through January 2011, he was the Governor of New Mexico. Prior to his governorship, Governor Richardson was the U.S. Secretary of Energy (1998-2001), U.S. Ambassador to the United Nations (1997-1998) and a member of the U.S House of Representatives for New Mexico (1983-1997). Governor Richardson has a BA from Tufts University and an MA from Tufts University Fletcher School of Law and Diplomacy.

Based on his experience in the energy sector, work experience and education, the Company has deemed Governor Richardson fit to serve on the Board.

Andy Kinard, President, Director

Mr. Kinard has served as our President and as a Member of our Board of Directors since 2009.    Prior to his joining the Company Mr. Kinard sold electric vehicles in Florida for Foreign Affairs Auto from 2007 to 2009. From 2004 through 2005, he marketed renewable energy in Florida and was a Guest Speaker at the World Energy Congress.  His first employer was Florida Power & Light (“FPL”) where he worked for 15 years. In his early years, his focus was on engineering. During his tenure, he performed energy analysis for large commercial accounts, and ultimately became a Certified Energy Manager.  Simultaneously, Mr. Kinard was assigned to FPL’s electric vehicle program.  FPL had their own fleet of electric vehicles that they used to promote the technology. He also served on the Board of Directors of the South Florida Manufacturing Association for 4 years. He has City, County, and State contacts throughout Florida, and has attended every car show, and green fair in the State.  Mr. Kinard graduated from the Auburn University in 1987 with a degree in Engineering.

Based on his work experience and education, the Company has deemed Mr. Kinard fit to serve on the Board.

Jack Zwick, Chief Financial Officer, Director

Mr. Zwick has served as our Chief Financial Officer and as a Member of our Board of Directors since 2012. Mr. Zwick is a certified public accountant, and he is a founding member of Zwick & Banyai, PLLC, certified public accountants, where he has worked since its inception in 1994. He began his career in public accounting in 1958 in Detroit; he worked with local firms in New York and Detroit until 1969 when he joined Laventhol & Horwath. He was promoted to partner at Laventhol & Horwath in 1973 and became the managing partner of the Detroit office in 1982. He was also an executive director with Grant Thornton (an International CPA firm).

Mr. Zwick holds a Bachelor of Arts degree in Accountancy and a Masters of Science in Taxation from Wayne State University. He is a member of the American Institute of Certified Public Accountants; the Michigan Association of Certified Public Accountants; and past Chair of the City of Southfield Zoning Board of Appeal. He was a member of Wayne State University's Accounting Department Advisory Board. He was a member of the Board of Directors of Health-Chem Corporation, (a public company). He has served on the Executive Committee of senior citizens housing projects and their food committees and served on the board of a private school.

Mr. Zwick currently serves as, and has served in the past five years as a Life Member of the Board of Trustees of the senior citizens housing projects, the Senior Vice President of finance of Sunrise Sports & Entertainment, LLC the Florida Panthers of the National Hockey League and was the CFO of American Bio Care, Inc. (a public company). He currently serves as a member of the board of directors and chairman of the audit committee for First China Pharmaceutical Group, Inc., a public company.

Based on his work experience, previous directorships and education, the Company has deemed Mr. Zwick fit to serve on the Board.

Michael D. Farkas, Chief Executive Officer, Director

Mr. Farkas has served as our Chief Executive Officer and as a Member of our Board of Directors since 2010.  Mr. Farkas is the founder and manager of The Farkas Group, a privately held investment firm. Mr. Farkas also currently holds the position of Chairman and Chief Executive Officer of the Atlas Group, where its subsidiary, Atlas Capital Services, a broker-dealer, has successfully raised capital for a number of public and private clients until it withdrew its FINRA registration in 2007. Over the last 20 years, Mr. Farkas has established a successful track record as a principal investor across a variety of industries, including telecommunications, technology, aerospace and defense, agriculture, and automotive retail.

Based on his work experience and education, the Company has deemed Mr. Farkas fit to serve on the Board.

William Fields, Director

Mr. Fields has served as a Director on our Board of Directors since January 11, 2013.  Mr. Fields is Chairman of Intersource Co. Ltd., Chairman of Four Corners International, and General Partner of Origentics. Previously, Mr. Fields served as Chairman and Chief Executive Officer of Factory 2-U Stores, Inc. from 2002 to 2003, President and Chief Executive Officer of Hudson’s Bay Company from 1997 to 1999 and as Chairman and Chief Executive Officer of Blockbuster Entertainment Group, a division of Viacom, Inc., from 1996 to 1997. Mr. Fields has also held numerous positions with Wal-Mart Stores, Inc., which he joined in 1971. He left Wal-Mart in March 1996 as President and Chief Executive Officer of Wal-Mart Stores Division, and Executive Vice President of Wal-Mart Stores, Inc. Mr. Fields has also served as a director of the following companies during the past five years: Lexmark International as Director since 1996, Biosara Corporation, as Chairman, since 2009, Graphic Packaging Corporation from 2005 to 2008, Sharper Image Corporation from 2006 to 2008, and VitaminSpice LLC from 2009 to 2010.  Mr. Fields received his bachelor’s degree in Economics and Business from the University of Arkansas.

Based on Mr. Fields experience, qualifications, skills, significant executive management experience gained as a chief executive officer of four companies, financial expertise acquired as a Chief Executive Officer; and significant experience gained as a director of multiple publicly-held companies the Company has deemed Mr. Fields fit to serve as a Director on the Board, and Chairman of the Board’s Audit Committee.

Family Relationships

There are no relationships between any of the officers or directors of the Company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●
been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Term of Office

Our directors are appointed for a three-year term to hold office or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the Board.

Board Committees

Our Board of Directors has no separate committees and our Board of Directors acts as the audit committee and the compensation committee.  Mr. Fields serves as a financial expert serving on our Board of Directors, and Chairman of the Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company does not have a class of securities registered under the Exchange Act and therefore its directors, executive officers, and any persons holding more than ten percent of the Company’s common stock are not required to comply with Section 16 of the Exchange Act.

Code of Ethics

Our code of ethic creates an affirmative obligation on the part of the CEO, CFO and any members of the finance department to, among other things, generally act with honesty and integrity and to promptly report any violations of law or business ethics.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer during the years ended December 31, 2011, and 2012 in all capacities for the accounts of our executive, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Andy Kinard,	2012		$80,740	$0	$0	$431,846	$0	$0	0	$512,586
President	2013		$87,250	$0	$0	$9,859	$0	$0	$0	$97,109

Michael D. Farkas,	2012		$335,190	$30,000	$0	$1,078,847	$0	$0	$24,800	$1,468,837
Chief Executive Officer	2013		$435,000	$15,000	$0	$0	$0	$0	$24,130	$474,130
		$
Jack Zwick,	2012		$0	$0	$146,250	$431,846	$0	$0	$8,000	$586,096
Chief Financial Officer	2013		$0	$0	$0	$0	$0	$0	$15,000	$15,000

Ted Fagenson,	2012		$107,500	$0	$0	$1,688,130	$0	$0	$0	$1,795,630
Chief Operating Officer**	2013		$0	$0	$0	$0	$0	$0	$0	$0

Richard Adeline,	2012		$7,599	$0	$0	$0	$0	$0	$0	$7,599
Chief Financial Officer, Treasurer*	2013		$0	$0	$0	$0	$0	$0	$0	$0

*    Mr. Adeline is no longer an employee of the Company as of February 27, 2012.
**  Mr. Fagenson is no longer an employee of the Company as of October 3, 2012.

Compensation

Mr. Farkas received $75,000 in 2013 that was earned in 2012.

Stock Grants

Mr. Zwick was issued 75,000 shares of the Company’s common stock valued at $146,250 on the date of issuance, in connection with his hiring as the Company’s interim Chief Financial Officer and Director in 2012.

Option Grants

Messrs. Kinard, Zwick and Farkas were awarded 300,000, 300,000 and 750,000 options respectively under the Company’s 2012 Omnibus Plan and valued on the date of grant at $431,486, $431,846 and $1,078,847 in accordance with FASB ASC Topic 718 in 2013

No options were exercised during the year ended December 31, 2012 or 2013.

Warrant Grants

Mr. Fagenson was awarded warrants to purchase 1,000,000 shares of the Company’s common stock, which vested ratably over three years and valued on the date of grant at $1,688,130 in accordance with FASB ASC Topic 718 in 2012.  No warrants were exercised during 2013 and 2012. Mr. Fagensons’s warrants were forfeited upon his departure from the Company.

Long-Term Incentive Plan (“LTIP”) Awards Table.

No awards made during the years ended December 2013 or 2012 under any LTIP.

Other Compensation

Mr. Farkas received an auto allowance of $1,500 per month and health insurance reimbursement of  $7,630 and $6,800 for the years ended December 31, 2013 and 2012, respectively.

Mr. Zwick received a monthly stipend of $1,000 per month for the years ended December 31, 2013 and 2012.

Employment Agreements

The Company entered into an employment agreement with Michael Farkas, its CEO, on October 15, 2010. The agreement is for three years and stipulates a base salary of $120,000 in year one, $240,000 in year two and $360,000 in year three. The agreement also included a signing bonus of $60,000 upon commencement of the agreement.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board has the authority to fix the compensation of directors. Jack Zwick has received 75,000 shares as compensation for his services as a director and interim Chief Financial Officer.

The Company entered into a director agreement (the “Richardson Agreement”) with Governor Richardson. Pursuant to the Richardson Agreement, Governor Richardson will fulfill general duties associated with being Chairman of the Board. For every board meeting he attends, Governor Richardson will receive five-year options to purchase 5,000 shares at an exercise price equal to the then-current market price, which will vest two years following the grant date, and $1,500, which can be paid in shares at a value of $3,000 at the Company’s discretion. Additionally, Governor Richardson will receive $100,000 annually for being Chairman of the Board. Upon the execution of the Richardson Agreement, Governor Richardson received 200,000 shares and five-year options to purchase 10,000 shares at an exercise price of $1.00, which will vest two years following the grant date.

The Company entered into a director agreement (the “Fields Agreement”) with Mr. Fields. Every year that he is a member of the Board, Mr. Fields will receive five-year options to purchase 12,000 shares at an exercise price equal to $0.01 above the closing price on the date of grant, which will vest two years following the grant date. For every board meeting he attends, Mr. Fields will receive five-year options to purchase 5,000 shares at an exercise price equal to $0.01 above the closing price on the date of grant, which will vest two years following the grant date, and $1,500, which can be paid in shares at a value of $3,000 at the Company’s discretion. Additionally, should Mr. Fields become chairman of any Board committee, he will receive $1,500 for every committee meeting attended, which can be paid in shares at a value of $3,000 at the Company’s discretion. Upon the execution of the Fields Agreement, Mr. Fields received 50,000 shares.

The following table provides information for 2013 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of 2013. Other than as set forth in the table, to date we have not paid any fees to or, except for reasonable expenses for attending Board and committee meetings, reimbursed any expenses of our directors, made any equity or non-equity awards to directors, or paid any other compensation to directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Warrant Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(1) Governor Richardson	$3,000	$0	$11,137	$-	$-	$-	$14,137
(2) William Fields	$9,000	0	$27,060	$0	$0	$0	$36,060
(3) Eckhardt Beck	$12,000	0	$30,970	$0	$0	$0	$42,970

(1) Governor Richardson was appointed as a Director on December 14, 2012
(2) Mr. Fields was appointed as a Director on January 11, 2013
(3) Mr. Beck was appointed as a Director on April 3, 2013 and resigned his directorship on October 10, 2013.

Director Independence

Our Board of Directors consists of five (5) members, we have two (2) independent directors and three (3) non-independent directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the Company;
●
the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the Company;
●
the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the Company served on the compensation committee of such other entity; or

●
the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the company’s audit.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●
been found by a court of competent jurisdiction in a civil action or by the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities Authorized For Issuance Under Equity Compensation Plans

There are no securities authorized for issuance under an Equity Compensation Plan, other than 10,000,000 of stock and options to employees, consultants, officers and directors.

The following table sets forth certain information regarding our shares of common stock beneficially owned as of February 18, 2014, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of February 18, 2014. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of February 18, 2014 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percent Common Stock (1)	Amount and Nature of Beneficial Ownershipof Series A Preferred Stock	Percent of Series A Preferred Stock (2)
5% Shareholders

Ze’evi Group, Inc. 6538 Collins Avenue, Suite 57 Miami Beach, FL 33141	13,912,694		17.818%	-	-%

Eventide Gilead Fund Institutional Trust Custody 7 Easton Oval, EA4E62 Columbus, OH 43219	14,285,714	(3)	16.762%

Nathan Low 600 Lexington Avenue, 23rd Floor New York, NY 10022	9,649,552	(4)	12.139%

Platinum Partners Liquid Opportunity Master Fund, LP 152 West 57th Street, 4th Floor New York, NY 10019	7,951,985	(5)	9.930%	-	-

Wolverine Flagship Fund Trading Limited Wolverine Asset Management, LLC 175 West Jackson Blvd Chicago, IL 60604	7,000,000	(6)	8.687%

Regal Funds 152 West 57th Street, 9th Floor New York, NY 10019	6,872,708	(7)	8.424%

Allston Limited Blake Building, Suite 302 Corner of Hutson & Eyre Street Belize City, Belize	5,600,000	(8)	7.117%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percent Common Stock (1)	Amount and Nature of Beneficial Ownership of Series A Preferred Stock	Percent of Series A Preferred Stock (2)
Directors and Executive Officers

Michael D. Farkas 1691 Michigan Avenue, Suite 601 Miami Beach, FL 33139	34,384,135	(9)	31.597%	10,000,000	100%

Bill Richardson 1691 Michigan Avenue Suite 601 Miami Beach, FL 33139	200,000		*	-	-

Jack Zwick 20950 Civic Center Drive, Suite 418 Southfield, MI 48076	75,000		*	-	-

William Fields 1691 Michigan Avenue Suite 601 Miami Beach, FL 33139	50,000		*	-	-

Eckardt Beck 1691 Michigan Avenue Suite 601 Miami Beach, Florida 33139	50,000		*	-	-

Andy Kinard 1691 Michigan Avenue, Suite 601 Miami Beach, FL 33139	10,000	(10)	*	-	-

All directors and officers as a group (5 people)	34,769,135		31.947%	10,000,000	100%

*	Less than 1%

(1)
Based on 78,083,833 shares of common stock issued and outstanding as of February 18, 2014.  Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2)
Based on 10,000,000 shares of Series A Preferred Stock issued and outstanding as of February 18, 2014.  Each share of Series A Preferred Stock has voting rights five times the number of shares of common stock into which the Series A Preferred Stock are convertible, as designated in the Certificate of Designation for the Series A Convertible Preferred Stock. The total aggregate number of votes for the Series A Preferred Stock is 125 million.

(3)	Includes 7,142,857 warrants which are currently exercisable.

(4)
Includes 3,859,000 shares held by Sunrise Securities Corp., which is 100% owned by Nathan Low; 2,218,702 shares held by NLBDIT Portfolio LLC, a trust held in the name of Nathan Low’s children, of which he is a guardian; 1,200,000 shares held by the Sunrise Charitable Foundation of which Mr. Low has voting authority, 716,000 warrants, which are currently exercisable, held by Sunrise Financial Group, which is 100% owned by Nathan Low; and 100,000 warrants, which are currently exercisable, held by Nathan Low and 591,850 warrants in Mr. Low’s Individual Retirement Account.

(5)	Includes 2,000,000 warrants which are currently exercisable.

(6)	Includes 2,500,000 warrants which are currently exercisable.

(7)	Includes 3,500,000 warrants which are currently exercisable.

(8)	Includes 600,000 warrants which are currently exercisable.

(9)
Includes 10,000,000 Series A Convertible Preferred shares as if converted into 25,000,000 shares of common stock; 2,698,000 shares of common stock and 5,000 warrants all owned by Mr. Farkas.  Additionally included are 250,000 common shares owned by each of Mr. Farkas’ three minor children of which Mr. Farkas has voting authority and serves as custodian; 4,000 shares owned by the Farkas Family Irrevocable Trust of which Mr. Farkas is a trustee and 250,000 common shares owned by The Farkas Family Foundation of which Mr. Farkas has voting authority as trustee and 5,733,335 warrants, which are currently exercisable, held by The Farkas Group, Inc. which is wholly-owned by Michael D. Farkas.

(10)	Includes 10,000 warrants, which are currently exercisable, held by Andy Kinard.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Related Party Transactions

The Company paid commissions totaling $38,500 and $77,500 during the years ended December 31, 2013 and 2012 to a company that is owned by our Chief Executive Officer.  This company performed business development related to installations of EV charging stations by the Company in accordance with the support services contract. These fees were paid pursuant to the terms of a two-year support services contract that was in place prior to the CEO’s employment.

On March 29, 2012, the Company entered into a patent license agreement with its Chief Executive Officer and a company which is managed by a group of which our Chief Executive Officer is the principal. Under terms of the agreement, the Company has agreed to pay royalties to the licensors equal to 10% of the gross profits received by the Company from bona fide commercial sales and/or use of the licensed products and licensed processes. As of December 31, 2013, the Company has not paid any royalty fees related to this agreement.

The Company incurred accounting and tax service fees totaling $61,393 and $68,913 for the years ended December 31, 2013 and 2012, respectively, provided by a company that is partially owned by the Company’s Chief Financial Officer.

On April; 29, 2013, we issued a warrant to purchase 2,200,000 shares of our common stock at an exercise price of $1.31 per share to a company that is owned by our Chief Executive Officer. On August 26, 2013, we issued a warrant to purchase 3,433,335 shares of our common stock, to the same company, at an exercise price of $1.29.  Both issuances, vest immediately, expire three years from date of issuance and were issued to replace previous warrants for the same number of shares of our common stock which had expired.  On December 13, 2012, we issued a warrant to purchase 100,000 shares of our common stock at an exercise of $1.64 per share as a fee for services to a company that is owned by our Chief Executive Officer.  The warrant expires on December 13, 2015.

On December 28, 2012, our Chief Executive Officer made a loan to the Company in the amount of $5,000 pursuant to an unsecured convertible note, due June 28, 2013, with interest at 12% per annum.  The note is convertible, at the discretion of the holder into our common stock at the fixed rate of $1.00 per principal value for any unpaid principal and accrued interest thereon until the note is paid in full.  In conjunction with the issuance of the note, we issued a warrant, to our Chief Executive Officer to purchase 5,000 shares of our common stock at an exercise price of $1.00 per share. The warrant expires on December 28, 2014.  The note was repaid in January 2013.

During 2013, the Company had borrowed $440,000, and fully repaid $450,117, inclusive of interest, for working capital purposes from the Ze’evi Group, Inc.  Michael D. Farkas has long-standing relationships with the principals of Ze’evi Group Inc. and has had numerous financial dealings with them over the years, including personal and business loans and investments.  Mr. Farkas additionally serves as an advisor to Ze’evi Group.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Car Charging Group, Inc. and Subsidiaries
(A development stage company)

We have audited the accompanying consolidated balance sheets of Car Charging Group, Inc. and Subsidiaries, a development stage company, (the "Company") as of December 31, 2012 and 2011 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 2012 and for the period from inception (September 3, 2009) to December 31, 2012. Car Charging Group, Inc and Subsidiaries' management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The consolidated financial statements for the period from inception (September 3, 2009) to December 31, 2009, were audited by other auditors and our opinion, in so far as it relates to cumulative amounts included for such prior periods, is based solely on the report of other such auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Car Charging Group, Inc. and Subsidiaries as of December 31, 2012 and 2011 and the results of its operations and its cash flows for each of the years in the two-year period then ended, and for the period from inception (September 3, 2009) to December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

 The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company had an accumulated deficit at December 31, 2012, and had a net loss and net cashed used in operations for the period from September 3, 2009 (inception) through December 31, 2012. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this  uncertainty. Our opinion is not modified with respect to that matter.

/s/ Goldstein Schechter Koch P.A.
Goldstein Schechter Koch P.A.
April 16, 2013
Coral Gables, Florida

CAR CHARGING GROUP, INC.
(A Development Stage Company)
Consolidated Balance Sheets

	DECEMBER 31,	DECEMBER 31,
	2012	2011
ASSETS
CURRENT ASSETS:

Cash and cash equivalents	$13,416	$406,859
Deposits and advanced commissions	300,750	178,694
Prepaid expenses and other current assets	357,312	157,258
Total current assets	671,478	742,811

OTHER ASSETS:
EV Charging stations, net of accumulated depreciation of $363,918 and $129,554, respectively	960,234	544,898
Automobile, net of accumulated depreciation of $15,292 and $0, respectively	99,400	--
Office and computer equipment, net of accumulated depreciation of $26,604 and $14,810, respectively	36,717	35,857
Total fixed assets, net	1,096,351	580,755

DEPOSITS	42,265	--

OTHER ASSETS	232,727	--
TOTAL ASSETS	$2,042,821	$1,323,566

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:

Accounts payable and accrued expenses	$547,874	$365,113
Accrued interest-related party	5	40
Convertible notes-related party, net of discount of $4,918 and $0, respectively	82	3,750
Convertible notes payable-net of discount of $168,567 and $0, respectively	122,433	--
Current portion of deferred revenue	19,996	--
Current portion of deferred rent	9,731	--
Current portion of notes payable	12,105	--
TOTAL CURRENT LIABILITIES	712,226	368,903

DEFERRED REVENUE	34,747	--

DEFERRED RENT	20,445	--

NOTE PAYABLE	44,836	--

TOTAL LIABILITIES	812,254	368,903

STOCKHOLDERS' EQUITY:
Series A Convertible Preferred stock, par value $.001 per share; 10,000,000 shares issued and outstanding at December 31, 2012 and 2011, respectively	10,000	10,000
Series B Convertible Preferred stock, par value $0.001 per share; 1,000,000 and 0 shares issued and outstanding at December 31, 2012 and 2011, respectively	1,000	-
Common stock, par value $.001 per share; 500,000,000 shares authorized; 42,434,705 and 37,384,414 shares issued and outstanding at December 31, 2012 and 2011, respectively	42,435	37,384
Additional paid-in capital	20,117,559	15,557,096
Deficit accumulated during the development stage	(18,940,427)	(13,650,817)
Stock subscriptions receivable	--	(999,000)
TOTAL STOCKHOLDERS' EQUITY	1,230,567	954,663

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,042,821	$1,323,566

The accompanying notes are an integral part of these financial statements.

CAR CHARGING GROUP, INC.
(A Development Stage Company)
Consolidated Statements of Operations

			For the
			Period from
			September 3,
	For the Year Ended		2009 (Inception)
	DECEMBER 31,	DECEMBER 31,	to December 31,
	2012	2011	2012

Revenue:
Service Fees	$16,743	$2,799	$19,542
Grant and rebate revenue	5,595	-	5,595
Sales	235,726	59,490	295,216
TOTAL REVENUE	258,064	62,289	320,353

Costs:
Cost of Services	5,036	1,217	6,253
Cost of Sales	194,056	60,830	254,886
TOTAL COSTS	199,092	62,047	261,139

GROSS PROFIT	58,972	242	59,214

Operating expenses:
Compensation	2,367,313	760,276	11,223,753
Other Operating expenses	547,353	430,573	1,278,676
General and administrative	2,321,197	2,898,198	6,053,605
TOTAL OPERATING EXPENSES	5,235,863	4,089,047	18,556,034

LOSS FROM OPERATIONS	(5,176,891)	(4,088,805)	(18,496,820)

Other income (expense):
Interest expense, net	(9,278)	(18,500)	(63,998)
Amortization of discount on convertible debt	(103,441)	(36,385)	(139,826)
Loss on exchange of warrants for stock	--	(485,000)	(485,000)
Gain on change in fair value of derivative liability	--	3,488,615	245,217
TOTAL OTHER INCOME (EXPENSE)	(112,719)	2,948,730	(443,607)

Loss before income taxes	(5,289,610)	(1,140,075)	(18,940,427)

Income tax provision	-	-	-

NET LOSS	$(5,289,610)	$(1,140,075)	$(18,940,427)

Net loss per common share - basic & diluted	$(0.13)	$(0.05)

Weighted average number of common shares outstanding - basic & diluted	40,332,688	23,898,637

The accompanying notes are an integral part of these financial statements.

CAR CHARGING GROUP, INC.
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit)

								Deficit Accumulated		Total
	Preferred - A	Preferred -A	Preferred -B	Preferred -B	Common	Common	Additional Paid-in	during the Development	Stock Subscriptions	Stockholders Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	(Deficit)

Balance at September 3, 2009 (Inception)	-	$-	-	-	$1,000,000	$50,000	$(50,000)	$-	$-	$-

Reverse acquisition adjustment	10,000,000	10,000			395,150	19,758	(70,515)			(40,757)

Sale of common (net of derivative liability of warrants $586,535)					61,333	3,067	295,398			298,465

Effect of 1:50 reverse split						(71,369)	71,369			-

Net loss								(6,801,183)

Balance at December 31, 2009	10,000,000	$10,000	-	-	$1,456,483	$1,456	$246,252	$(6,801,183)	$-	$(6,543,475)

Common stock issued for debt to founders					92,000	4,600				4,600

Common stock issued for services					21,167	1,058	432,441			433,499

Common stock issued for conversion of convertible notes (net of derivative liability for conversion feature of $552,872)					120,000	6,000	561,872			567,872

Sale of common stock with warrants attached (net of derivative liability on 3,833 warrants of $75,839)					3,834	191	(18,531)			(18,340)

Common stock issued for cash					103,333	5,167	1,385,380			1,390,547

Warrants issued for services							6,995,084			6,995,084

Effect of 1:50 reverse split						(16,675)	16,675			-

Net loss 2010								(5,709,559)		(5,709,559)

Balance at December 31, 2010	10,000,000	$10,000	-	-	$1,796,817	$1,797	$9,619,173	$(12,510,742)	$-	$(2,879,772)

Common stock issued for conversion of convertible notes and accrued interest					32,708,544	32,709	52,982			85,691

Common stock issued in exchange for extinguishment of warrants					565,000	565	484,435			485,000

Common stock issued for settlement of accounts payable					17,482	17	24,983			25,000

Common stock issued in connection with debt issuance					5,000	5	5,995			6,000

Common stock issued for services					458,238	458	701,042			701,500

Sales of common stock					1,833,333	1,833	3,497,166		(999,000)	2,499,999

Warrants issued for services							1,171,320			1,171,320

Net loss 2011								(1,140,075)		(1,140,075)

Balance at December 31, 2011	10,000,000	$10,000	-	-	$37,384,414	$37,384	$15,557,096	$(13,650,817)	$(999,000)	$954,663

Sale of common stock					2,075,000	2,075	481,228		999,000	1,482,303

Issuance of Preferred Shares			1,000,000	1,000			899,000			900,000

Common stock issued for conversion of convertible notes and accrued interest					1,529,036	1,529	2,294			3,823

Common stock issued for compensation and services					1,171,255	1,172	1,595,141			1,596,313

Common stock issued for director compensation					275,000	275	461,975			462,250

Warrants issued for compensation and services							843,899			843,899

Warrants issued with convertible debt							276,926			276,926

Net loss								(5,289,610)		(5, 289,610)

Balance at December 31, 2012	10,000,000	$10,000	1,000,000	$1,000	42,434,705	$42,435	$20,117,559	$(18,940,427)	$-	$1,230,567

The accompanying notes are an integral part of these financial statements.

CAR CHARGING GROUP, INC.
(A Development Stage Company)
Consolidated Statements of Cash Flows

			For the
			Period from
			September 3, 2009
	For the Year Ended		(Inception) to
	December 31,	December 31,	December 31,
	2012	2011	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(5,289,610)	$(1,140,075)	$(18,940,427)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	268,499	133,371	418,485
Amortization of discount on convertible notes payable	103,441	36,365	173,607
Loss on common stock issued in exchange for extinguishment of warrants	-	485,000	485,000
Gain on change in fair value of derivative liability	-	(3,488,615)	(245,217)
Warrants issued for compensation and services	843,899	-	843,899
Common stock and warrants issued for services and incentive fees	1,565,625	1,872,820	10,896,458
Changes in operating assets and liabilities:
Inventory	-	-	(72,768)
Advanced commissions	(128,500)	(92,250)	(300,750)
Deposits	(35,821)	(8,440)	(33,957)
Prepaid expenses and other current assets	92,403	(81,602)	(67,203)
Accounts payable and accrued expenses	182,834	285,681	572,910
Deferred rent	30,176	-	30,176
Deferred revenue	54,743	-	54,743
Accrued interest-related party	(35)	(2,748)	4,485
Net Cash Used in Operating Activities	(2,312,346)	(2,000,493)	(6,180,559)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of office and computer equipment	(12,653)	(14,300)	(63,321)
Purchase of automobile	(50,000)	-	(50,000)
Purchase of electric charging stations, net	(649,700)	(452,215)	(1,257,005)
Purchase of other assets	(39,295)	-	(39,295)
Net Cash Used in Investing Activities	(751,648)	(466,515)	(1,409,621)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	296,000	-	396,000
Proceeds from sale of preferred stock	900,000	-	900,000
Sale of common stock, net of issuance costs	1,482,303	2,499,999	6,315,348
Payment of notes payable	(7,752)	-	(7,752)
Net Cash Provided by Financing Activities	2,670,551	2,499,999	7,603,596

NET INCREASE (DECREASE) IN CASH	(393,443)	32,991	13,416

CASH AT THE BEGINNING OF PERIOD	406,859	373,868	-
CASH AT END OF PERIOD	$13,416	$406,859	$13,416

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES
Cash Paid For:
Interest expenses	$2,035	$-	$2,035
Income taxes	$-	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES
Common stock issued for debt and accrued interest	$3,823	$6,000	$577,695
Beneficial conversion feature of notes payable and related warrants issued	$276,926	$-	$276,926
Inventory reclassified to electric car charging stations	$-	$-	$72,768
Issuance of warrants in consideration of equity investment	$273,697		$273,697
Debt and accrued interest converted to common stock	$-	$85,691	$100,691
Common stock issued for settlement of accounts payable	$-	$25,000	$25,000
Note payable for purchase of automobile	$64,693	$-	$64,693

The accompanying notes are an integral part of these financial statements.

CAR CHARGING GROUP, INC.
(A Development Stage Company)

December 31, 2012 and 2011
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.        ORGANIZATION

Car Charging Group Inc. (“CCGI”) was incorporated on October 3, 2006 under the laws of the State of Nevada as New Image Concepts, Inc.  On November 20, 2009, New Image Concepts, Inc. changed its name to Car Charging Group, Inc.

Car Charging, Inc., was incorporated as a Delaware corporation on September 3, 2009.  Car Charging Inc. was created to develop electric charging service facilities for the electric vehicle (EV) automobile market.  Pursuant to its business plan, Car Charging Inc. (or its affiliates) acquires and installs EV charging stations, and shares servicing fees received from customers that use the charging stations with the property owner(s), on a property by property basis.   Additionally, the Company sells hardware to others.  Car Charging, Inc., therefore, enters into individual arrangements for this purpose with various property owners, which may include, cities, counties, garage operators, hospitals, multi-family properties, shopping-malls and facility owner/operators.

During February, 2011, the Shareholders and Board of Directors authorized a decrease of our  issued and outstanding common stock, in the form of a reverse stock-split, on a one-for-fifty (1:50) basis (the “Reverse Stock-Split”).  There was no change to the authorized amount of shares or to the par value. All share and per share amounts included in the consolidated financial statements have been adjusted to reflect the effects of the Reverse Stock-Split.

Merger

On December 7, 2009, CCGI entered into a Share Exchange Agreement (the “Agreement”) among CCGI and Car Charging, Inc. (“CCI”)

Pursuant to the terms of the Agreement, CCGI agreed to issue an aggregate of 10,000,000 restricted shares of CCGI's common stock and 10,000,000 shares of its Series A Convertible Preferred Stock to the CCI Shareholders in exchange for all of the issued and outstanding shares of CCI.

The merger was accounted for as a reverse acquisition and recapitalization. CCI is the acquirer for accounting purposes and CCGI is the issuer. Accordingly, CCGI’s historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares issued in the merger. Operations prior to the merger are those of CCI.  From inception on September 3, 2009 until the merger date, December 7, 2009, CCI had minimal operations with no revenues. Earnings per share for the period prior to the merger are restated to reflect the equivalent number of shares outstanding.

The consolidated financial statements consist of CCGI and its wholly-owned subsidiaries, collectively referred to herein as the “Company” or “Car Charging.” All intercompany transactions and balances have been eliminated in consolidation.

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial statements and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) for Form 10-K.

DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined by ASC 915-10 “Development Stage Entities.” The Company is still devoting substantially all of its efforts on establishing the business and developing revenue generating opportunities through its planned principal operations. In the latter half of 2011, the Company’s principal sales operations began however the Company did not recognize significant revenues during the period. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

LIQUIDITY

Historically, the Company has been dependent on debt and equity raised from individual investors to sustain its operations.  The Company’s product has not been placed in enough locations nor have a sufficient number of plug-in electric vehicles been sold that utilize public charging stations to generate significant revenue.  The Company has incurred losses and used cash for operating activities since inception.  As of December 31, 2012, the Company had an accumulated deficit of $18,940,427.   These conditions raise substantial doubt about its ability to continue as a going concern.  Management plans include seeking additional equity investments, sale of energy tax credits, and institution of a cost reduction plan.  The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and reporting period.  Accordingly, actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents in both the Consolidated Balance Sheets and Consolidated Statement of Cash Flows. The Company has cash on deposits in several financial institutions which, at times, may be in excess of FDIC insurance limits.  Management has deemed this a normal business risk.

EV CHARGING STATIONS

EV Charging Stations represents the depreciable cost of charging devices that have been installed on the premises of participating owner/operator properties.  They are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over an estimated useful life of three years. Upon sale, replacement or retirement, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the Consolidated Statements of Operations.  All purchases of EV charging stations from inception to December 31, 2012 have been from a single vendor.  The Company believes that there are other vendors in the marketplace that could supply the Company with comparable EV charging stations at comparable prices and terms.  The Company held approximately $218,000 and $185,000 in EV charging stations that were not placed in service as of December 31, 2012 and December 31, 2011, respectively. The Company will begin depreciating this equipment when installation is substantially complete. Depreciation expense for the years ended December 31, 2012 and 2011 was $234,364 and $123,934, respectively.

In December 2010, management determined that EV Charging Stations that were previously recorded as inventory would be used for future installations and reclassified $72,768 in inventory to EV Charging Stations.  While the Company’s primary strategy is to earn revenue through the installation and maintenance of EV Charging stations, the Company will sell EV Charging stations on occasion when the opportunity presents itself.

OFFICE AND COMPUTER EQUIPMENT

Office and computer equipment are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over an estimated useful life of five years. Upon sale or retirement of furniture and fixtures, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in Consolidated Statements of Operations. Depreciation for the years ended December 31, 2012 and 2011 was $11,794 and $9,437, respectively.

AUTOMOBILES

Automobiles are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over an estimated useful life of five years. Upon sale or retirement of automobiles, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the Condensed Consolidated Statements of Operations.  The Company’s electrically-charged enabled automobile was placed in service in May 2012.  Depreciation for the years ended December 31, 2012 and 2011 was $15,292 and $0, respectively.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets.  The Company’s long-lived assets, which include EV Charging Stations, office and computer equipment and security deposit, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts.  Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.  The Company determined that there were no impairments of long-lived assets as of December 31, 2012 or December 31, 2011.

DISCOUNT ON DEBT

The Company allocated the proceeds received from convertible debt instruments between the underlying debt instruments and has recorded the conversion feature as a liability in accordance with paragraph 815-15-25-1 of the FASB Accounting Standards Codification. The conversion feature and certain other features that are considered embedded derivative instruments, such as a conversion reset provision have been recorded at their fair value within the terms of paragraph 815-15-25-1 of the FASB Accounting Standards Codification as its fair value can be separated from the convertible note and its conversion is independent of the underlying note value. The conversion liability is marked to market each reporting period with the resulting gains or losses shown on the Consolidated Statements of Operations for the year ended December 31, 2011.  The conversion feature associated with the convertible debt outstanding as of December 31, 2012 does not contain a reset provision and is amortized over the term of the convertible debt.

DERIVATIVE INSTRUMENTS

The Company evaluates its convertible debt, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 810-10-05-4 of the FASB Accounting Standards Codification and paragraph 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the Statement of Operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

FAIR VALUE OF FINANCIAL INSTRUMENTS

U.S. GAAP for fair value measurements establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three levels. The fair value hierarchy gives the highest priority to quoted market prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Level 2 inputs are inputs, other than quoted prices included within Level 1, which are observable for the asset or liability, either directly or indirectly. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, deposits and advanced commissions, prepaid expenses, accounts payable and accrued expenses, approximate their fair values because of the short maturity of these instruments. The Company’s convertible notes payable approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangement at December 31, 2012 and 2011.

The Company revalues its derivative liability at every reporting period and recognizes gains or losses in the consolidated statement of operations that are attributable to the change in the fair value of the derivative liability.  The Company has no other assets or liabilities measured at fair value on a recurring basis.

REVENUE RECOGNITION

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.  Accordingly, when a customer completes use of a charging station, the service can be deemed rendered and revenue may be recognized.

Governmental grants and rebates pertaining to revenues and expenses are recognized as income when the related revenue and/or expense are recorded.  Government grants and rebates related to EV charging stations and their installation are deferred and amortized in a manner consistent with the related depreciation expense of the related asset over their useful lives.  The Company received a grant and a rebate totaling $59,988 to defray the cost of equipment and installation of 13 charging stations during 2012 from two governmental entities. The rebate and grant are deferred and amortized in a manner consistent with the depreciation expense of the related assets over their useful lives. As a result the Company amortized $5,595 into revenue during the year ended December 31, 2012.

RECLASSIFICATION

During the year ended December 31, 2011, management revised the Company’s operating plan in response to customer requests to purchase charging stations that would be provided and serviced by the Company.  Management believes that this type of sales activity will continue and will continue to function as a reseller of charging stations.  Accordingly, a sale of equipment that was classified in other income (expense) in the second quarter was reclassified to sales revenue.  Certain operating expenses incurred during 2011 have been reclassified to conform with the 2012 presentation.

STOCK-BASED COMPENSATION FOR OBTAINING EMPLOYEE SERVICES

The Company accounts for equity instruments issued to employees and directors pursuant to paragraphs 718-10-30-6 of the FASB Accounting Standards Codification, whereby all transactions in which services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more readily measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probably that performance will occur.

The Company’s policy is to recognize compensation cost for awards with service conditions and when applicable a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

EQUITY INSTRUMENTS ISSUED TO PARTIES OTHER THAN EMPLOYEES FOR ACQUIRING GOODS OR SERVICES

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of section 505-50-30 of the FASB Accounting Standards Codification (“FASB ASC Section 505-50-30”).  Pursuant to FASB ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

ADVERTISING

The Company expenses non-direct advertising as incurred.  Total advertising expense for the years ending December 31, 2012 and 2011was $143 and $4,965, respectively.

INCOME TAXES

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25.addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

NET LOSS PER COMMON SHARE

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.

The following table shows the number of potentially outstanding dilutive shares excluded from the diluted net loss per share calculation for the year ended December 31, 2012 and 2011, as they were anti-dilutive.

	2012	2011

Convertible notes	55,899	1,500,000

Preferred stock issued	25,000,000	25,000,000

Warrants	10,354,738	10,918,169

Options	36,885	-
Total Potential Dilutive Shares	35,447,522	37,418,169

COMMITMENTS AND CONTINGENCIES

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

CASH FLOWS REPORTING

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

SUBSEQUENT EVENTS

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

There have been no accounting pronouncements or changes in accounting pronouncements during the year ended December 31, 2012 that are expected to have a material impact on the Company’s financial position, results of operations or cash flows. Accounting pronouncements that became effective during the year ended December 31, 2012 did not have a material impact on disclosures or on the Company’s financial position, results of operations or cash flows.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to our consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

3.         PREPAID AND OTHER CURRENT ASSETS

Prepaid and other current assets consist of the following at:

	December 31, 2012	December 31, 2011
Prepaid consulting fees	$181,849	$147,648
Prepaid compensation	311,090	-
Receivable from Target	34,475	-
Sundry prepaid expenses and other current assets	43,695	9,610
Subtotal	571,109	157,258
Less: non current portion	(213,797)	( -)
Prepaid and other current assets	$357,312	$157,258

On October 22, 2012, the Company entered into a one year agreement with a firm to provide consulting services which included business development and capital raising functions.  As consideration for such services, the firm received 150,000 shares of the Company’s common stock valued at $225,000 on the date of issuance.  As of December 31, 2012, the prepaid portion of those services was $181,849.

On December 6, 2012, the Company retained an individual to serve as chairman of the Company’s Board of Directors for three years.  As part of the chairman’s compensation, the Company issued to him 200,000 shares of the Company’s common stock valued at $316,000.  As of December 31, 2012, the prepaid portion of the compensation was $311,090.

As part of its due diligence of a target acquisition company (“Target”), the Company requested that the Target retain the services of its independent registered accounting firm (“Auditor”) to perform an audit of the Target. The Company guaranteed the audit fee of the audit to the Auditor up to a maximum of $75,000.  As of December 31, 2012, we had recorded a receivable from the Target of $34,475 and a corresponding payable to the Auditor in conjunction with the audit.

4.         ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following at:

	December 31 ,2012	December 31, 2011
Accounts payable	$370,675	$294,083
Accrued wages	97,961	71,030
Accrued fees	72,038	-
Accrued interest expense	7,200	-
Total	$547,874	$365,113

5.        CONVERTIBLE NOTES PAYABLE

Convertible notes payable issued prior to February 29, 2012 bear interest of 6% annually which were payable upon maturity on September 25, 2011. The notes have a conversion price of $.0025.

During June, 2010, $5,000 of these notes was converted to 40,000 common shares.

During July, 2010, $10,000 of these notes was converted to 80,000 common shares.

During January, 2011, $4,000 of these notes was converted to 32,000 common shares.

During March, 2011, $50,000 of these notes together with $4,441 of accrued interest were converted to 21,776,544 common shares

During May and June of 2011, $4,000 of these notes were converted to 1,600,000 common shares.

During July, 2011, $12,500 of these notes were converted to 5,000,000 common shares.

During September, 2011, $10,750 of these notes were converted to 4,300,000 common shares.

On February 29, 2012, the final $3,750 of convertible notes and accrued interest were converted into 1,529,036 common shares.

Subsequent to this transaction, there were no outstanding convertible notes related to the notes above.

On September 14, 2012, the Company issued an unsecured $65,000 convertible note payable to a warrant holder which bears interest at 12% per anum and is due with accrued interest on March 14, 2013.  The note is convertible, at the discretion of the holder into the Company’s common stock at the fixed rate of $1.00 per principal value for any unpaid principal and accrued interest thereon until the note is paid in full.  In conjunction with the issuance of the note, the Company issued a warrant, to a stockholder to purchase 65,000 shares of the Company’s common stock at a $1.00 per share until September 14, 2014.  The amount allocated to the warrants based on the relative fair value of the warrants on the date of the grant was estimated at $30,934 using a Black-Scholes valuation model under the following assumptions: (1) expected volatility of nearly 131% based on historical volatility, (2) a discount rate of 0.18%, (3) expected life of 1 year and (4) zero dividend yield. The amount allocated to the beneficial conversion feature based on the relative fair value of the beneficial conversion feature of the convertible note on the date of issuance was estimated at $32,884 resulting in an aggregate debt discount of $63,818 on September 14, 2012. As of December 31, 2012 the related unamortized debt discount was $18,523.

On October 10, 2012, the Company issued a convertible note in the amount of $100,000, to an investor, secured by all the assets of the Company, due April 10, 2013 with interest at 12% per anum.  The note is convertible, at the discretion of the holder into the Company’s common stock at the fixed rate of $1.00 per principal value for any unpaid principal and accrued interest thereon until the note is paid in full.   The noteholder is entitled to be repaid $25,000 for every $1,000,000 raised in equity by the Company which the Company has not met.  In conjunction with the issuance of the note, the Company issued a warrant, to a stockholder to purchase 100,000 shares of the Company’s common stock at a $1.00 per share until October 10, 2015.  The amount allocated to the warrants based on the relative fair value of the warrants on the date of the grant was estimated at $54,464 using a Black-Scholes valuation model under the following assumptions: (1) expected volatility of 182% based on historical volatility, (2) a discount rate of 0.23%, (3) expected life of 1.5 years and (4) zero dividend yield. The amount allocated to the beneficial conversion feature based on the relative fair value of the beneficial conversion feature of the convertible note on the date of issuance was estimated at $45,536 resulting in an aggregate debt discount of $100,000 on October 10, 2012. As of December 31, 2012 the related unamortized debt discount was $54,945.

On October 12, 2012, the Company issued a convertible note in the amount of $50,000, secured by all the assets of the Company, due April 12, 2013 with interest at 12% per anum.  The note is convertible, at the discretion of the holder into the Company’s common stock at the fixed rate of $1.00 per principal value for any unpaid principal and accrued interest thereon until the note is paid in full.  The noteholder is entitled to be repaid $25,000 for every $1,000,000 raised in equity by the Company which the Company has not met.  In conjunction with the issuance of the note, the Company issued a warrant, to a stockholder to purchase 50,000 shares of the Company’s common stock at a $1.00 per share until October 12, 2015.  The amount allocated to the warrants based on the relative fair value of the warrants on the date of the grant was estimated at $27,938 using a Black-Scholes valuation model under the following assumptions: (1) expected volatility of 181% based on historical volatility, (2) a discount rate of 0.23%, (3) expected life of 1.5 years and (4) zero dividend yield. The amount allocated to the beneficial conversion feature based on the relative fair value of the beneficial conversion feature of the convertible note on the date of issuance was estimated at $22,062 resulting in an aggregate debt discount of $50,000 on October 12, 2012. As of December 31, 2012, the related unamortized debt discount was $28,022.

The noteholders pertaining to the October 10, 2012 and October 12, 2012 transactions have mutually agreed to enjoy equal rights as secured lenders under each of their respective notes and that neither shall have priority over the other.

On December 3, 2012, the Company issued an unsecured $20,000 convertible note payable to a warrant holder which bears interest at 12% per anum and is due with accrued interest on June 3, 2013.  The note is convertible, at the discretion of the holder into the Company’s common stock at the fixed rate of $1.00 per principal value for any unpaid principal and accrued interest thereon until the note is paid in full.  In conjunction with the issuance of the note, the Company issued a warrant, to a stockholder to purchase 20,000 shares of the Company’s common stock at a $1.00 per share until December 3, 2014.  The amount allocated to the warrants based on the relative fair value of the warrants on the date of the grant was estimated at $10,049 using a Black-Scholes valuation model under the following assumptions: (1) expected volatility of nearly 124% based on historical volatility, (2) a discount rate of 0.18%, (3) expected life of 1 year and (4) zero dividend yield. The amount allocated to the beneficial conversion feature based on the relative fair value of the beneficial conversion feature of the convertible note on the date of issuance was estimated at $9,951 resulting in an aggregate debt discount of $20,000 on December 3, 2012. As of December 31, 2012, the related unamortized debt discount was $16,923.

On December 12, 2012, the Company issued an unsecured $56,000 convertible note payable to a warrant holder which bears interest at 12% per anum and is due with accrued interest on June 12, 2013.  The note is convertible, at the discretion of the holder into the Company’s common stock at the fixed rate of $1.00 per principal value for any unpaid principal and accrued interest thereon until the note is paid in full.  In conjunction with the issuance of the note, the Company issued a warrant, to a stockholder to purchase 56,000 shares of the Company’s common stock at a $1.00 per share until December 12, 2014.  The amount allocated to the warrants based on the relative fair value of the warrants on the date of the grant was estimated at $26,925 using a Black-Scholes valuation model under the following assumptions: (1) expected volatility of nearly 109% based on historical volatility, (2) a discount rate of 0.14%, (3) expected life of 1 year and (4) zero dividend yield. The amount allocated to the beneficial conversion feature based on the relative fair value of the beneficial conversion feature of the convertible note on the date of issuance was estimated at $29,075 resulting in an aggregate debt discount of $56,000 on December 12, 2012. As of December 31, 2012, the related unamortized debt discount was $50,154.

On December 28, 2012, the Company issued an unsecured $5,000 convertible note payable to the Chief Executive Officer which bears interest at 12% per anum and is due with accrued interest on June 28, 2013.  The note is convertible, at the discretion of the holder into the Company’s common stock at the fixed rate of $1.00 per principal value for any unpaid principal and accrued interest thereon until the note is paid in full.  In conjunction with the issuance of the note, the Company issued a warrant, to the Chief Executive Officer to purchase 5,000 shares of the Company’s common stock at a $1.00 per share until December 28, 2014.  The amount allocated to the warrants based on the relative fair value of the warrants on the date of the grant was estimated at $2,160 using a Black-Scholes valuation model under the following assumptions: (1) expected volatility of nearly 107% based on historical volatility, (2) a discount rate of 0.15%, (3) expected life of 1 year and (4) zero dividend yield. The amount allocated to the beneficial conversion feature based on the relative fair value of the beneficial conversion feature of the convertible note on the date of issuance was estimated at $2,840 resulting in an aggregate debt discount of $5,000 on December 28, 2012. As of December 31, 2012, the related unamortized debt discount was $4,918.

Amortization expense for the year ended December 31, 2012 was $103,442 and $36,385, respectively, related to convertible notes payable.

DERIVATIVE ANALYSIS

Upon their origination, these notes had full reset adjustments based upon the issuance of equity securities by the Company in the future, they were subjected to derivative liability treatment under Section 815-40-15 of the FASB Accounting Standard Codification (“Section 815-40-15”) (formerly FASB Emerging Issues Task Force (“EITF”) 07-5). These notes have been measured at fair value using a lattice model at each reporting period with gains and losses from the change in fair value of derivative liabilities recognized on the consolidated statement of operations.  The convertible notes gave rise to a derivative liability which was recorded as a discount to the notes upon origination.

In March, 2011, the Company issued 21,776,544 common shares pursuant to the conversion of $50,000 in notes payable together with $4,441 of accrued interest.  This conversion was negotiated to mitigate the effect of the 1:50 Reverse-Split on the note conversion price which Management determined could have significantly dilutive effects due to its resets and toxic convertible features.

In March, 2011, agreements between the Company and the remaining note holders to fix the conversion rate stated in the convertible notes effectively removed the embedded derivative from the convertible notes.   Accordingly, as future conversions were no longer subject to reset, the derivative liability related to the notes was adjusted to $0 and the Company recognized a gain on the change in value of the derivative liability of $2,701,894 upon execution

None of the convertible notes issued during 2012 gave rise to derivative liabilities.

 NOTE PAYABLE

In connection with the purchase of an electrically charged enabled automobile by the Company in the first quarter, the Company entered into a financing agreement. The five-year note, secured by the related asset, bears interest at 4.75% and requires minimum monthly payments, inclusive of interest, of $1,216 commencing in May 2012. Future minimum monthly note payments, exclusive of interest, by year as of December 31, 2012 are as follows:

Year	Amount
2013	$12,105
2014	12,703
2015	13,330
2016	13,988
2017	4,815
Total	$56,941

Total interest expense for the years ended December 31, 2012 and 2011 was $9,278 and $18,500, respectively.

6.        COMMON STOCK EQUIVALENTS

Subscription warrants

In connection with the closing of the Share Exchange Agreement, on December 7, 2009 the Company entered into a Subscription Agreement for the sale of 61,333 units of securities of the Company aggregating $920,000. Each unit consisted of one share of common stock and a warrant to purchase one share of Company’s common stock exercisable at $0.60 per share.  The exercise price was subject to a full ratchet reset feature. 16,667 of these warrants were cancelled in 2010.  The remaining warrants were adjusted due to a sale of common stock for cash at $3.00 per share, resulting in 446,665 warrants outstanding. The fair value of these warrants granted, were estimated on the date of grant, and recorded as a derivative liability. The derivative was re-measured at December 31, 2010 using their reset value yielding a gain on the change in fair value of $225,579 for the year ended December 31, 2010 and a loss in fair value of $1,182,375 during the period from September 3, 2009 through December 31, 2009, the outstanding liability for the related derivative liability was $636,220 at December 31, 2010. As further disclosed in Note 5, in October 2011, the warrant holders agreed to the cancellation of their outstanding warrants in exchange for 565,000 shares of common stock.  This agreement effectively eliminated the remaining derivative liability associated with these warrants of approximately $80,000.

As of May 5, 2010, 3,834 additional units aggregating $57,500 were issued under a private placement.  Each unit consisted of one share of common stock and a warrant to purchase one share of Company’s common stock exercisable at $30.00 per share.  The related warrants issued in this place did not contain a full ratchet reset.

In connection with the closing of the Share Exchange Agreement, on December 7, 2009 the Company also issued warrants to purchase 500,000 shares of Company’s common stock exercisable at $.60 per share.  The exercise price was subject to a full ratchet reset feature. These warrants were adjusted due to a sale of common stock for cash at $3.00 per share, resulting in 100,000 warrants. The derivative for these 100,000 warrants was re-measured at December 31, 2010 yielding a derivative liability of $129,749, resulting in a gain on change in fair value for the year ended December 31, 2010 of $15,589 and a loss in fair value of $1,182,375 during the period from September 3, 2009 through December 31, 2009. The outstanding liability for the related derivative liability was $129,749 at December 31, 2010. In October 2011, the Company executed an agreement with the warrant holder which eliminated the reset feature of these warrants. As a result of this agreement, the derivative liability associated with the reset is no longer present and the gain on the remaining fair value of approximately $17,500 was recognized.

In connection with a private offering initiated on October 24, 2012, the Company issued 525,000 shares of its common stock and issued warrants to purchase 525,000 shares of its common stock at price of $2.25 per share to two accredited investors during the period of October 24, 2012 through November 14, 2012.  The warrants expire three years from the date of issuance.  The amount allocated to the warrants based on the relative fair value of the warrants issued was estimated at approximately $308,000.

Compensation warrants and options

On April 1, 2010, the Company issued 55,000 warrants to purchase shares of the Company’s common stock, 5,000 at an exercise price of $15.00 and 50,000 warrants exercisable at $30.00 per share.

On April 12, 2010, the Company issued 5,000 warrants to purchase shares exercisable at $42.50 per share.  The fair value of these warrants, estimated on the date of grant, was recorded as a expense for consulting services of $32,355.

On April 27, 2010, the Company issued warrants to purchase 440,000 shares of Company’s common stock exercisable at $15 per share. The exercise price of these 440,000 shares was subject to a full ratchet reset feature.  These warrants were adjusted in June 2011 due to a sale of common stock for cash at $3.00 per share, resulting in 2,200,000 warrants.  The fair value of all of these warrants, estimated on the date of grant, was recorded as compensation expense of $3,099,009.

On August 25, 2010, the Company issued 1,033,433 warrants to purchase shares of the Company’s common stock exercisable at $15 per share.  The exercise price of these warrants was subject to a full ratchet reset feature. These warrants were adjusted in June 2011 due to a sale of common stock for cash at $3.00 per share, resulting in 5,167,565 warrants. The Company also issued 10,000 warrants to purchase shares of the Company’s common stock exercisable at $51.50 per share.   The fair value of all of the warrants, estimated on the date of grant, was recorded as compensation expense of $3,896,075.

On February 17, 2011, the Company issued 50,000 warrants to purchase shares of the Company’s common stock exercisable at $20 per share.  The fair value of all of the warrants, estimated on the date of grant, was recorded as compensation expense of $ 483,583.

On July 18, 2011, the Company issued 1,277,170 warrants to purchase shares of the Company’s common stock exercisable at $1.66 per share.  The fair value of all of the warrants, estimated on the date of grant, was recorded as other operating incentive expense of   $528,111.

On August 10, 2011, the Company issued 200,000 warrants to purchase shares of the Company’s common stock exercisable at $2.50 per share; 500,000 warrants to purchase shares of the Company’s common stock exercisable at $5.00 per share; 500,000 warrants to purchase shares of the Company’s common stock exercisable at $7.50 per share; and 500,000 warrants to purchase shares of the Company’s common stock exercisable at $10.00.  The fair value of all of these warrants, estimated on the date of grant, was recorded as consulting compensation expense of $81,633.

On September 23, 2011, the Company issued 100,000 warrants to purchase shares of the Company’s common stock exercisable at $3.00 per share.  The exercise price was subject to a full ratchet reset feature. As a result, the fair value of these warrants, estimated on the date of grant, was recorded as a derivative liability and related discount of short-term notes of $20,751. On October 24, 2011, the warrants were amended to remove the ratchet feature and the exercise price was reduced to a $1.00 per share. The note was paid in full in November 2011 and the remaining discount recorded as interest expense.

On November 15, 2011, the Company issued 250,000 warrants to purchase shares of the Company’s common stock exercisable at $1.50 per share.  The fair value of all of the warrants, estimated on the date of grant, was recorded as consulting compensation expense of $77,993.

In October 2011, the Company executed agreements with certain employees and consultants which eliminated the reset feature of 7,467,165 warrants. As of December 31, 2011 all outstanding warrants have fixed exercise prices.

On January 16, 2012, the Company, in connection with the hire of a Chief Operating Officer, issued 1,000,000 warrants, at an exercise price of $1.75 per warrant that vest over a three year period, subject to continued employment. The warrants expire as follows: 300,000 on January 16, 2016, 300,000 warrants expire on January 16, 2017 and 400,000 warrants expire on January 16, 2018.  The Chief Operating Officer resigned his position from the Company on October 3, 2012.

On March 19, 2012, the Company, in connection with the hire of an employee, issued 15,000 warrants, at an exercise price of $1.75 per warrant that vest over a three year period, subject to continued employment. The warrants expire as follows: 5,000 on March 19, 2016, 5,000 warrants expire on March 19, 2017 and 5,000 warrants expire on March 19, 2018.

On August 21, 2012, the Company issued 250,000 warrants at an exercise price of $1.00 per share of the Company’s common stock for the successful procurement of a $2,500,000 equity investment in the Company. The warrants expire on June 28, 2017.

On November 30, 2012, the Board of Directors the Company, as well as a majority of the Company’s shareholders, approved the Company’s 2012 Omnibus Incentive Plan (the “Plan”), which enables the Company to  grant stock options, stock appreciation rights, restricted stock, restricted stock units, phantom stock and dividend equivalent rights to associates, directors, consultants, and advisors of the Company and its affiliates, and to improve the ability of the Company to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company.  On December 28, 2012, we issued options to 13 employees and three consultants to purchase 4,500,000 shares of our common stock at an average price of $1.49 per share.  All options vest ratably over three years and expire on December 27, 2017.

On December 7, 2012, the Company issued 100,000 warrants at an exercise price of $1.59 per share of the Company’s common stock for service rendered to a company owned by the Chief Executive Officer. The warrants expire on December 7, 2015.

On December 14, 2013, the Company issued 10,000 warrants at an exercise price of $1.00 per share of the of the Company’s common stock to the Company’s newly appointed Chairman of the Board of Directors as part of his compensation package.  The warrants vest ratably over two years from date of issuance and expire on December 13, 2015.  In conjunction with this issuance, the Company issued 1,800 warrants to a firm which introduced the Chairman of the Board of Directors to the Company.  The terms of the issuance to the firm were identical to the terms of the issuance to the Chairman of the Board of Directors.

The fair value of warrants and options pertaining to compensation on the date of the grant issued for the year ended December 31, 2012, was estimated at approximately $8,760,000, which will be recognized over the respective service periods. The fair value of the warrants on the grant date was estimated using a Black-Scholes valuation model and the following assumptions:

	Strike Price	Historical Volatility	Discount Rate	Expected Life (Years)	Dividend Yield
Compensation warrants	$1.00 - $1.75	258% - 488%	0.21% - 2.11%	2.79 – 3.00	0%
Compensation options	$1.46 - $1.61	264%	0.42%	3.47	0%

The fair value of the warrants was determined based on the closing price of the Company’s common stock on the date of grant. The Company recognized compensation cost related to the vesting of these options and warrants of $570,201 and $1,171,320 for the years ended December 31, 2012 and 2011, respectively.

The fair value of all warrant issuances was computed using the Black-Scholes Model, incorporating transaction details such as stock price, contractual terms, maturity and risk free rates, as well as assumptions about future financing, volatility and holder behavior.

The following table summarizes outstanding warrants by Expiration Date at December 31, 2012:

	Exercise		Expiration
Quantity	Price		Date

5,000	$15.00		April 1, 2013
50,000	$3000		April 1, 2013
2,200,000	$3.00		April 27, 2013
500,000	$5.00		August 10, 2013
500,000	$7.50		August 10, 2013
500,000	$10.00		August 10, 2013
4,652,165	$3.00		August 25, 2013
10,000	$51.50		August 25, 2013
1,277,170	$1.66	*	July 13, 2014
65,000	$1.00		September 14, 2014
250,000	$1.50		November 15, 2014
20,000	$1.00		December 2, 2014
56,000	$1.00		December 11, 2014
5,000	$1.00		December 28, 2014
3,834	$30.00		May 5, 2015
100,000	$1.00		October 10, 2015
50,000	$1.00		October 12, 2015
500,000	$2.25		October 25, 2015
25,000	$2.25		November 14, 2015
100,000	$1.64		December 13, 2015
50,000	$20.00		January 11, 2016
5,000	$1.75		March 19, 2016
5,000	$1.75		March 19, 2017
250,000	$1.00		June 28, 2017
11,800	$1.00		December 13, 2017
5,000	$1.75		March 19, 2018
100,000	$1.00		September 22, 2018
11,295,968	Total

*Price may be lower if market closes at lower price on exercise date.

	Warrants Outstanding
Range of Exercise Price	Number Outstanding December 31 ,2012	Weighted Average Contractual Life (in years)	Weighted Average Exercise Price

$1.00-$51.50	11,295,968	2.14	$3.50

	Warrants Exercisable
Range of Exercise Price	Number Outstanding December 31, 2012	Weighted Average Contractual Life (in years)	Weighted Average Exercise Price

$1.00-$51.50	11,019,168	1.66	$3.56

7.        STOCKHOLDERS’ EQUITY

The Company is authorized to issue 500,000,000 shares of common stock and 40,000,000 shares of preferred stock.

PREFERRED STOCK

Series A Convertible Preferred Stock
In connection with the closing of the Share Exchange Agreement, on December 7, 2009 the Company issued 10,000,000 shares of Series A Convertible Preferred Stock with a par value of $0.001.

The Series A has five (5) times the number of votes on all matters to which common shareholders are entitled, bears no dividends, has a liquidation value eight times that sum available for distribution to common stock holders and is convertible at the option of the holder after the date of issuance at a rate of 2.5 shares of common stock for every preferred share issued.

Series B Convertible Preferred Stock
On February 6, 2012, the Company entered into a stock purchase agreement to sell 1,000,000 shares of a new class of preferred stock at per share price of $1.00. The Series B has one vote per share in CarCharging Limited, a subsidiary formed in June 2012, as if the shares were converted into common stock as of the date immediately prior to the record date for determining the stockholders eligible to vote on any such matter, bears no dividends and is junior to Series A Preferred stock with respect to dividends and distribution of assets. The preferred stock, has been authorized and issued as Series B Convertible Preferred Stock as of June 28, 2012. At the discretion of the Purchaser, the shares are convertible into (i) one percent (1%) of the issued and outstanding common stock of CarCharging, Limited for every 500,000 shares of Series B Preferred Stock until February 6, 2017 or (ii) the Purchaser may convert each share of Series B Preferred Stock into Common Stock of the Company on a one for one basis during the period of July 1, 2015 through December 31, 2015. The agreement included an option to purchase an additional 1,500,000 shares of the Series B Preferred stock at an exercise price of $1.00 per share within 60 days of the issuance of the original 1,000,000 shares which was not exercised. Simultaneously with the issuance of the original 1,000,000 Series B Preferred shares, the Purchaser was entitled to receive two percent (2%) of the issued and outstanding common stock of CarCharging Limited in exchange for consulting services for developing business relationships and obtaining charging station locations in Romania. Additionally, if the Purchaser exercises its options in the initial stock purchase agreement, it will receive additional payment for its consulting services for developing business relationships and obtaining charging station locations in Greece in the form of three percent (3%) of the total outstanding common stock of CarCharging Limited. The Company received the $900,000, net of issuance costs, in February 2012 and issued 1,000,000 shares of the Series B Convertible Preferred Stock in June 2012. The fair value of the option to purchase additional shares on the date the Series B Preferred shares were issued was estimated at approximately $226,000, which has been credited to Additional Paid In Capital. The fair value of the option on the stock issuance date was estimated using a Black-Scholes valuation model and the following assumptions: (1) expected volatility of nearly 54% based on historical volatility (2) a discount rate of 0.65%, (3) expected life of 60 days and (4) zero dividend yield. The fair value of the option was determined based on the closing price of the Company’s common stock on the date of the stock issuance.

COMMON STOCK

On December 7, 2009 the Company entered into a Subscription Agreement for the sale of 61,333 units of securities of the Company aggregating $920,000. Each unit consisted of one share of common stock and a warrant to purchase one share of Company’s common stock exercisable at $30.00 per share.

On February 19, 2010, the Company issued 4,600 shares of its common stock, to extinguish a debt to its founders of $4,600 included in accounts payable. The stock was treated as founders’ shares and issued at its par value of $0.001.

On February 19, 2010, the Company issued 8,500 shares of its common stock at $15 per share, for services performed with a fair value of $127,500.

On May 5, 2010, the Company issued 3,834 shares of common stock at $15.00 per share with warrants attached exercisable at $30.00 per share.  See the description of warrants with embedded derivatives in Note 5 above for a more complete description of this transaction.

During June 2010, the Company issued 40,000 shares of common stock at $0.125 each, in exchange for $5,000 of convertible notes payable

During July 2010 the Company issued 80,000 shares of common stock at $0.125 each, in exchange for $10,000 of convertible notes payable.   See the derivative analysis of this transaction in Note 4 above for a complete description of this transaction.

On July 30, 2010, the Company issued 36,667 shares of common stock at $15.00 per share.

On August 19, 2010, the Company issued 6,000 shares of its common stock at $ 51.50 per share, for services performed with a fair value of $ 309,000.

On September 7, 2010, the Company issued 66,667 shares of common stock at $15.00 per share, together with 6,667 shares of common stock for services performed in connection with the sale of these share. The Company received $885,000, net of costs of $115,000.

On January 3, 2011, the Company issued 250 shares of common stock in payment of services. In addition, the Company entered into a continuing services agreement that provides for issuance of $1,500 of common stock per month in connection with this agreement.  In connection with this agreement, the Company issued 1,451 shares during the year.

On February 4, 2011, the Company issued 3,000 shares of common stock in payment of $81,000 in services.

During June, 2011, the Company issued 1,005 shares of common stock in payment of $3,000 in services and issued 333,333 shares for cash at $3.00 per share.

During July, 2011, the Company issued 50,000 shares of common stock at $1.80 per share for services performed.

During August, 2011, the Company issued 400,000 shares of common stock at $1.25 per share for services performed.

During September, 2011, the Company issued 17,482 shares of common stock in exchange for forgiveness of a $25,000 account payable.

During October, 2011, the Company issued 3,527 shares of stock in exchange for $6,000 worth of services.

In October 2011, the Company entered into an agreement with three warrant holders, whereby the Company issued 565,000 shares of common stock in exchange for warrants to purchase 446,665 shares. The exchange agreement terminates all rights associated with the warrants.

Due to the reset feature of these warrants, they represented a derivative liability of approximately $80,000 at the time of the exchange. The Company elected to treat this transaction in accordance with ASC 470-50-40 “Extinguishment of Debt”.  Per the codification, the Company recognized a loss for the excess of consideration in the form of common stock given over the fair value of the extinguished instrument. On the measurement date, the fair value of the common stock issued was $1.00 per share and the warrants had a combined fair market value of $80,000. The exchange resulted in the Company recording a loss on the conversion of $485,000, which was recorded as a Loss on Exchange in the Other Income (Expense) section of the Consolidated Statement of Operations.

In November, 2011, the Company entered into a stock purchase agreement for 2.5 million shares of common stock in exchange for $2.5 million in cash.  In accordance with this agreement, the Company issued 1,500,000 shares of common stock at $1.00 per share. The agreement calls for the issuance of 500,000 additional shares to be issued in March of 2012, funding of which was received on April 3, 2012 and 500,000 shares to be issued in June of 2012, each at $1.00 per share.  The stock subscription, net of common share amount to be issued, resulted in stock subscription receivable of $999,000 at December 31, 2011.

During December, 2011, the Company issued 5,000 shares in connection with the receipt of a loan resulting in a discount on the loan of approximately $21,000.  The loan was paid in full prior to year end and the discount was recognized as interest.

During 2011, the Company issued 32,708,544 shares of common stock pursuant to the conversion of $81,250 in convertible notes payable, as further described in Footnote 4.  On February 29, 2012, the final $3,750 of convertible notes and related interest were converted into 1,529,036 of common stock.

On January 6, 2012, the Company issued 50,000 shares of common stock, at $1.00 per share, related to a stock purchase agreement executed in 2011.

On February 27, 2012, the Company, in connection with the hire of a Chief Financial Officer and Director, issued 75,000 shares of restricted common stock at $1.95 per share.

On February 27, 2012, the Company entered into a stock purchase agreement for 500,000 shares of restricted common stock in exchange for $500,000 cash.

On February 29, 2012, the Company issued 250,000 shares of common stock in connection with a consulting agreement at $1.80 per share.

On April 23, 2012 and May 21, 2012, the Company issued 4,930 shares of common stock at $1.72 per share and 12,400 shares of common stock at $1.25 per share, respectively, in exchange for services valued at $23,980.

On May 21, 2012 the Company granted an employee the right to receive 15,000 shares of its common stock valued $1.25 per share upon the anniversary date of the grant and the continued employment of the employee with the Company.

On August 15, 2012, the Company entered into a consulting agreement for business development services for a monthly fee of $15,000 in cash and $5,000 in common stock of the Company. For the year ended December 31, 2012, the Company issued 16,270 shares of its common stock at an average value of $1.38 per share in connection with this consulting agreement.  The agreement is for a term of one year and will automatically renew for an additional year unless written notification is provided by either party at least 60 days prior to the expiration of the initial term. Thereafter, the parties may renew the agreement on mutually agreeable terms.

On August 21, 2012, the Company issued 5,835 shares of its common stock valued at $1.08 per share in connection with consulting services rendered.

On August 28, 2012, the Company issued 100,000 shares of its common stock in connection with a consulting agreement valued at $1.03 per share.

On September 10, 2012, the Company entered into an advisory services agreement with a consultant which may be terminated by either party with 30 days advance notice. Under terms of the agreement, the Company issued 262,500 shares of its common stock, valued at $1.00 per share for services to be rendered during the first three months of the agreement and will issue an additional 87,500 shares of the Company’s common stock monthly for the succeeding nine months.

On September 13, 2012, the Company entered into an advisory services agreement with a consultant which may be terminated by either party with 30 days advance notice. Under terms of the agreement, the Company issued 137,503 shares of its common stock, valued at $1.03 per share for services to be rendered during the first three months of the agreement and will issue an additional 45,833 shares of the Company’s common stock monthly for the succeeding nine months.

On October 22, 2012, we entered into a one year consulting agreement for investment advisory and business development services with a firm and issued 150,000 shares of our common stock at a $1.50 per share as a fee for such services.  Additionally, we retained the firm to introduce us to a chairman-quality board of directors candidate and upon hiring of such candidate on December 14, 2012 issued the firm 47,392 shares of our common stock at $1.58 per share and issued a warrant to purchase 1,800 shares of our common stock at a $1.00 per share.  The warrant vests in full on December 14, 2014 and expires on December 14, 2017.

On October 24, 2012, we initiated a private offering of our common stock at $1.00 per share to “accredited investors”, as defined, (“Investors”) for which the minimum investment for all Investors shall be $500,000.  In addition, each Investor shall receive a warrant to purchase a like number of shares of our common stock at $2.25 per share for a period of three years from the purchase date of the shares under the offering.

On October 25, 2012 in conjunction with this offering, we received $500,000 and issued 500,000 shares of our common stock and a warrant to purchase 500,000 shares of our common stock at $2.25 per share which expires on October 25, 2015.  In conjunction with this transaction we issued 50,000 shares of our common stock on December 14, 2012 at a $1.58 per share to a consultant as an investment advisory fee

On November 14, 2012 in conjunction with this offering, we received $25,000 and issued 25,000 shares of our common stock and a warrant to purchase 25,000 shares of our common stock at $2.25 per share which expires on November 14, 2015.

On December 14, 2012 we entered into an employment agreement with an individual to serve as the Chairman of our Board of Directors for a period of three years.  As part of his compensation, we issued 200,000 shares of our common stock at a $1.58 per share and issued a warrant to purchase 10,000 shares of our common stock at a price of a $1.00 per share.  The warrant vests in full as of December 14, 2014 and expires on December 14, 2017.

On December 19, 2012, entered into social media marketing agreement with a firm for a six month period.  In conjunction with this agreement, we issued 3,226 shares of our common stock at $1.55 per share as a fee for the month of December 2012.

On December 31, 2012, we issued 50,000 shares of our common stock each to two employees for compensation under the Plan at a price of $1.60 per share.

In accordance with a consulting agreement which we entered into on December 10, 2012 with a firm, we issued 31,199 shares of our common stock to the firm for consulting services at an average price of $1.36 per share for services rendered during the calendar quarter ended December 31, 2012.

Compensation expense related to common stock and warrants issued for the years ended December 31, 2012 and 2011 were $2,409,524 and $1,872,820 respectively.

8.        INCOME TAXES

Deferred tax assets

Income Taxes

No provision has been recorded for the years ended December 31, 2012 and 2011 since the company had net losses and the increase in the deferred tax asset was offset by the valuation allowance.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company’s net deferred income taxes are as follows:

Deferred Tax Asset (Liability):

	2012	2011

Net tax loss carry forwards	$2,358,000	$1,160,000
Stock based compensation	1,549,000	1,630,000
Amortization of debt discount	21,000
Depreciation	(98,000)	(40,000)
Tax credit carry forward	255,000	36,000
	4,085,000	2,786,000
Valuation allowance	(4,085,000)	(2,786,000)
Non current deferred income tax assets	$0	$0

At December 31, 2012 and 2011, the Company had a net operating loss carry forwards for both federal and state purposes of approximately $11.8 million and $6.6 million, respectively, which may be offset against future taxable income through 2032.

The Company has determined that a valuation for the entire income tax provision is required. A valuation allowance is required if, based on the weight of evidence, it is more likely than not that some or the entire portion of the deferred tax asset will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a full valuation allowance is necessary to reduce the deferred tax asset to zero, the amount that will more likely not be realized. The change in the valuation allowance for the current year is $1,299,000.

Income taxes in the statements of operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For the Years Ended December 31, 2012 and 2011

Federal statutory income tax rate	15.0%
State taxes net of federal benefit	5.0%
20.0%
Change in valuation allowance on deferred tax asset	(20.0)%
Effective income tax rate	0.0%

9.        RELATED PARTY

The Company paid consulting fees to a company that is owned by its Chief Executive Officer amounting to $0 and $100,000 for the years ended December 31, 2012 and 2011, respectively. These fees were paid pursuant to the terms of a two-year support services contract that was in place prior to the CEO’s employment. Additionally, the Company paid commissions totaling $77,500 during the year ended December 31, 2012 to this company for business development related to installations of EV charging stations by the Company in accordance with the support services contract. No commissions were paid to this Company during 2011.

The Company incurred accounting and tax service fees totaling $68,913 for the year ended December 31, 2012 provided by a company that is partially owned by the Company’s Chief Financial Officer.

On March 29, 2012, the Company entered into a patent license agreement with a stockholder of the Company and a related party under common ownership. Under terms of the agreement, the Company has agreed to pay royalties to the licensors equal to 10% of the gross profits received by the Company from bona fide commercial sales and/or use of the licensed products and licensed processes. As of December 31, 2012, the Company has not paid any royalty fees related to this agreement.

10.        COMMITMENTS AND CONTINGENCIES

The Company has entered into several contracts that obligate it to office space lease payments, equipment acquisition and other matters. The following is a summary of these commitments:

a.
On March 31, 2011, the Company entered into a three (3) year lease for office space at approximately $132,480 per year, with an option to renew for an additional three years at approximately $137,655 per year. In the fourth quarter of 2011, the office owner space declared bankruptcy and the Company has not been required to pay any rent payments. However, the Company had continued to accrue monthly rent based on the contracted amount through December 31, 2011 and $55,200 has been accrued for in accounts payable and accrued expenses as of June 30, 2012 and December 31, 2011, respectively. During the quarter ended September 30, 2012, the Company had received, from the landlord of the property, a release from liability of any rents that may be due by the Company to the landlord. As a result, the Company reversed the $55,200 accrued rent liability. In addition, the Company wrote off the related $34,000 security deposit, as it is not expected to be recovered.

On May 4, 2012, the Company entered into a 39 month lease for 4,244 square feet of office space in Miami Beach, Florida commencing as of March 1, 2012. The lease requires a security deposit of $33,952 and initial annual minimum rental payment of $135,808 with annual increase of approximately 3% over the life of the lease and a rent holiday for the first three months of the lease. The lease contains one-three year option to renew based upon notice as defined by the lease at prevailing rates at such time. The deferred rent on the Consolidated Balance Sheet at December 31, 2012 represents the excess of the minimum monthly straight line payments over the life of the lease over the actual lease payments made as of December 31, 2012.

On March 22, 2012, the Company entered into a three year lease for 1,543 square feet of office space in San Jose, California commencing on April 1, 2012. The lease requires a security deposit of $7,869 and initial annual minimum rental payment of $29,626 with annual increase of approximately 3% over the life of the lease. The lease contains one-three year option to renew based upon notice as defined by the lease at prevailing rates at such time.

Total rent expense for the year ended December 31, 2012 and 2011 was $82,584, as a result of the aforementioned reversal of the accrued rent liability and $143,461, respectively.

Future minimum monthly rental commitments as of December 31, 2012 relating to the Miami Beach and San Jose leases are as follows:

Year	Amount
2013	$178,466
2014	183,542
2015	72,107
Total	$434,115

b.
Pursuant to the terms of the amendment of March 30, 2012 master agreement, the Company has committed to purchase 500 charging stations over the year, at prices ranging from $2,500 to $2,700 per unit. If the Company fails to take delivery of the total specified number units, it will be responsible for reimbursement of certain price discounts on units previously received. As of December 31, 2012, the Company has purchased 90 units under this master agreement. In the opinion of the Company’s management, the vendor has not performed in accordance with the terms of the master agreement. As of December 31, 2012, the ultimate resolution of this matter is unknown.

c.
In March and April 2012, a former officer and director of the Company filed declaratory actions against the Company relating to compensatory matters, certain warrant exercise rights and the termination of his employment.  The parties are currently in negotiations to resolve the matters, however, the outcome of the negotiations can not be determined at this time.

d.
In October 2012, a former officer and director of the Company resigned his position from the Company and filed a claim with the California Labor Board (“Labor Board”) relating to certain compensatory matters.  As of December 31, 2012, the matter was being heard before the Labor Board however no decision had been rendered.  The parties are currently in negotiations, however, the outcome of the negotiations can not be determined at this time.

11.        SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date through the date these financial statements were issued.

Equity Matters

During the period of January 23, 2013 through March 25, 2013, we received $2,320,500, net of issuance costs, from 14 accredited investors and issued to them 4,990,000 shares of our common stock and a warrant to purchase 4,990,000 shares of our common stock at $2.25 per share which expires two years from the date of issuance of the shares of our common stock. The shares and related warrants are being offered in reliance on the exemption under Section 4(2) of the Securities Act of 1934, Rule 506 of Regulation D as amended (the “Securities Act”). These shares of the Company’s common stock qualified for exemption under Section 4(2) since the issuance shares by the Company did not involve a public offering. In addition, the recipients had the necessary intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

On January 11, 2013, the Board of Directors of the Company approved the Company’s 2013 Omnibus Incentive Plan (the “2013 Plan”), which enables the Company to grant stock options, stock appreciation rights, restricted stock, restricted stock units, phantom stock and dividend equivalent rights to associates, directors, consultants, and advisors of the Company and its affiliates, and to improve the ability of the Company to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company. Stock options granted under the Plan may be Non-Qualified Stock Options or Incentive Stock Options, within the meaning of Section 422(b) of the Internal Revenue Code of 1986, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an affiliate shall in all cases be Non-Qualified Stock Options. The Plan is to be administered by the Board, which shall have discretion over the awards and grants thereunder. The aggregate maximum number of shares of Common Stock for which stock options or awards may be granted pursuant to the Plan is 5,000,000, adjusted as provided in Section 11 of the Plan. The Plan expires on December 1, 2015. The Plan was approved by a majority of the Company’s shareholders on February 13, 2013.

In conjunction with an advisory services agreement entered into on September 13, 2012, the Company issued 137,499 shares of its common stock under 2013 Plan to a consultant on January 1, 2013 at a value of $1.35 per share covering the service period of January 1, 2013 through March 31, 2013.

In conjunction with an advisory services agreement entered into on September 10, 2012, the Company issued 112,500 shares of its common stock under 2013 Plan to a consultant on January 1, 2013 at a value of $1.23 per share covering the service period of January 1, 2013 through March 31, 2013.

On January 11, 2013, the Board of Directors of the Company appointed an individual as a member of the Board of Directors of the Company.  In conjunction with the appointment, and as part of his director agreement he received 50,000 shares of the Company’s common stock at a value of $1.49 per share.  Additionally, he received warrants to purchase 12,000 shares of the Company’s common stock at $1.50 per share which vest ratably through January 11, 2015 and expire on January 11, 2018.  The shares of stock and warrants issued were under the 2013 Plan.

On March 8, 2013, the Company entered into an agreement with a firm to provide investor relations services for a term of six months, with termination at an earlier date by written notice by either party.  In accordance with terms of the agreement, the Company issued to the firm 150,000 shares of its common stock at a value of $1.28 per share under the 2013 Plan and may issue an additional 150,000 shares of its common stock on the six month anniversary date of the agreement pending adequate and completed the services specified in the agreement.

On January 4, 2013, the Company entered into a one year agreement with a firm to assist the Company with business development matters.  As part of its consideration, the Company issued 250,000 shares of its common stock to the firm at a value of $1.49 per share.

On February 5, 2013, the Company entered into an agreement with a firm to develop a mobile application by users of electric vehicle car charging stations.  As part of the firm’s consideration for this project, the Company issued 113,636 shares of its common stock at a value of $1.32 per share for the development of the deliverables.

In conjunction with a consulting agreement for business development services entered into on August 15, 2012, we issued 10,696 shares of the Company’s common stock at an average price of $1.40 per share during the calendar quarter ended March 31, 2013.  Additionally, on February 1, 2013, the Company issued the consultant 60,933 shares of the Company’s common stock at a price of $1.40 per share as payment for services rendered as of December 31, 2012.

On December 3, 2012, the Company entered into a business and financing advisory services agreement with a consultant whereby as part of the consideration paid to the consultant, the Company would pay a monthly fee of $10,000 in shares of the Company’s common stock for such services.  During the calendar quarter ended March 31, 2013, the Company issued to the consultant 21,393 shares of its common stock at an average price of $1.40 in accordance with the terms of the agreement.

In accordance with a consulting agreement which the Company entered into on December 10, 2012 with a firm, the Company issued 11,384 shares of its common stock to the firm for consulting services at an average price of $1.49 per share for services rendered during the calendar quarter ended March 31, 2013.

In conjunction with a social media marketing agreement entered into on December 19, 2012 with a firm for a six month period, the Company issued 10,796 shares of its common stock at an average price of $1.39 per share as a fee for the calendar quarter ended March 31, 2013.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1934, as amended (the “Securities Act”). These shares of our common stock qualified for exemption under Section 4(2) since the issuance shares by us did not involve a public offering. In addition, the recipients had the necessary intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Acquisitions

In conjunction with the Company’s guarantee of the audit fee of the Target, the Target issued a note to the Company, on January 3, 2013 in the amount of $75,000 collateralized by a first lien on all the assets of the Target.

Beam Acquisition

On February 26, 2013, Car Charging Group, Inc. (the “Company”), entered into an equity exchange agreement (the “Exchange Agreement”) by and among the Company, Beam Acquisition LLC, a Nevada limited liability company and wholly-owned subsidiary of the Company (“Beam Acquisition”), Beam Charging LLC, a New York limited liability company (“Beam”), and Manhattan Charging LLC, a New York limited liability company (“Manhattan Charging”), Eric L’Esperance (“L’Esperance”), and Andrew Shapiro (“Shapiro” and together with Manhattan Charging, L’Esperance and the individual members of Manhattan Charging LLC, the “Beam Members”). The Company had previously entered into an agreement, dated December 31, 2012, (the “Initial Agreement”) with Beam Acquisition and Manhattan Charging, pursuant to which Beam Acquisition acquired all of the outstanding membership interests in Beam in exchange for 1,265,822 restricted shares (the “Exchange Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”). In the Exchange Agreement, the Company, through Beam Acquisition, further identified the specific terms under which it acquired all of the outstanding membership interests of Beam and Beam became a wholly owned subsidiary of Beam Acquisition (the “Equity Exchange”).

As part of the Equity Exchange, the Company made a payment of $500,000 to Manhattan Charging, of which an aggregate amount of $461,150 was issued in the form of promissory notes(the “Promissory Notes”). The Promissory Notes accrue interest at a rate of 6% per annum on the aggregate principal amount, payable and was paid on April 15, 2013 (the “Maturity Date”). As a security for the Promissory Notes, the Company entered into a security agreement granting the Beam Members a first priority security interest in all the assets of Beam (the “Security Agreement”) and a pledge and security agreement granting the Beam Members a first priority security interest in all of the equity interest in Beam (the “Pledge and Security Agreement”). In connection with the event of default under the Promissory Notes, the Company entered into an escrow agreement (the “Escrow Agreement”) by and among the Company, Beam Acquisition, Beam, the Beam Members, the Law Office of Samuel A. Tversky P.C. (“Tversky”), and the Bernstein Law Firm (“Bernstein” each of Tversky and Bernstein an “Escrow Agent”). Pursuant to the terms of the Escrow Agreement, each of the Beam Members delivered to Bernstein an executed cancellation letter in connection with the transactions contemplated by the Exchange Agreement (the “Cancellation Letters”); Beam Acquisition delivered to Tversky a fully executed assignment of all ownership interest in Beam (the “Assignment of Beam Membership Interest”); and the Company, Beam Acquisition, and Beam delivered to Tversky an executed confession of judgment, to be held in escrow pursuant to the terms of the Escrow Agreement.

In conjunction with the Equity Exchange, the Company entered into an Assignment of Promissory Note (the “Note Assignment”) with certain assignors (the “Assignors”), pursuant to which the Assignors sold to the Company two certain secured promissory notes (the “Notes”) totaling an aggregate principal amount of $130,000. In connection with the Note Assignment, the Company entered into an Amendment to Promissory Note (the “Note Amendment”). Pursuant to the Note Amendment, the Notes held by the Company accrue interest at a rate of 8% per annum on the aggregate principal amount, payable on February 26, 2016. The Notes are secured by a lien on and continuing security interest in all of the Beam assets as described in the Note Amendment.

Synapse Acquisition

On April 3, 2013 (the “Closing Date”), the Company, entered into an equity exchange agreement (the “Exchange Agreement”) by and among the Company, EV Pass, LLC, a New York limited liability company (“EV Pass”) and Synapse Sustainability Trust, Inc., a New York non-profit corporation (“Synapse”) pursuant to which the Company acquired from Synapse (i) all of the outstanding membership interests in EV Pass;  (ii) the right to operate, maintain and receive revenue from 68 charging stations located throughout Central New York State (“CNY”) in exchange for 671,141  shares (the “Exchange Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”); and (iii) title to the registered trademark “EV Pass” (the “Equity Exchange”).

As part of the Equity Exchange, the Company made a payment of $100,000 to Synapse, of which $25,000 was paid on the Closing Date and $75,000 was issued in the form of a promissory note (the “Promissory Note”). The Promissory Note does not bear interest and is payable in three installment payments of $25,000 on each subsequent three month anniversary of the Closing Date.

On the Closing Date, the parties also executed (i) a Revenue Sharing Agreement wherein the Company agreed to pay Synapse 3.6% of the net revenues earned from all current and future charging units installed at any of the 68 CNY locations and (ii) a Bleed-Out Agreement pursuant to which Synapse agreed to limit its total daily trading of the Common Stock to no more than 5% of the total daily trading volume of the Company’s shares.

Notes Payable

On January 31, 2013, the Company repaid the note payable and accrued interest thereon to the Chief Executive Officer of the Company in the amount of $5,056.

On March 5, 2013, the Company repaid the three notes payables and accrued interest thereon to the unsecured warrant holder in the amount of $146,762.

CAR CHARGING GROUP, INC.
(A Development Stage Company)
Condensed Consolidated Balance Sheets

	September 30,	DECEMBER 31,
	2013	2012
	(UNAUDITED)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$57,066	$13,416
Advanced commissions, net of an allowance of $350,000 and $0	19,000	300,750
Prepaid expenses and other current assets	632,638	357,312
Assets held for sale, net	2,596,281	-
Total current assets	3,304,985	671,478

FIXED ASSETS
EV charging stations, net of accumulated depreciation of $1,230,928 and $363,918, respectively	4,050,342	960,234
Automobiles, net of accumulated depreciation of $32,496 and $15,292 respectively	82,196	99,400
Office and computer equipment, net of accumulated depreciation of $58,646 and $26,604, respectively	41,044	36,717
Total fixed assets, net	4,173,582	1,096,351

DEPOSITS	42,275	42,265

INTANGIBLE ASSETS, net	3,996,450	-

GOODWILL	1,509,376	-

OTHER ASSETS	358,620	232,727

TOTAL ASSETS	$13,385,288	$2,042,821

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of note payable	$330,428	$12,105
Current portion of note payable related party	120,000	-
Convertible note payable-related party, net of discount of $0 and $4,918	-	82
Convertible note, net of discount of $0 and $168,567 respectively	-	122,433
Accounts payable and accrued expenses	4,607,438	547,874
Accrued interest- related party	-	5
Warrants payable	309,000	-
Current portion of deferred revenue	1,648,296	19,996
Current portion of deferred rent	12,757	9,731
Liabilities held for sale	2,922,564	-
Total current liabilities	9,950,483	712,226

DEFERRED REVENUE	645,027	34,747

DEFERRED RENT	10,503	20,445

NOTE PAYABLE	188,401	44,836

TOTAL LIABILITIES	10,794,414	812,254

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Series A Convertible Preferred Stock, $0.001 par value; 10,000,000 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	10,000	10,000

Series B Convertible Preferred Stock, $0.001 par value; 0 and 1,000,000 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	-	1,000

Common Stock, 500,000,000 shares authorized at $0.001 par value; 57,409,360 and 42,434,705 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	57,409	42,435
Additional paid-in capital	40,546,159	20,117,559
Deficit accumulated during development stage	(37,572,694)	(18,940,427)
Treasury stock, at cost	(450,000)	-
TOTAL STOCKHOLDERS' EQUITY	2,590,874	1,230,567

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$13,385,288	$2,042,821

The accompanying notes are an integral part of these condensed consolidated financial statements.

CAR CHARGING GROUP, INC
(A Development Stage Company)
Condensed Consolidated Statements of Operations
(UNAUDITED)

	For the Three	For the Three
	Months Ended	Months Ended
	September 30, 2013	September 30, 2012
Revenues
Service fees	$40,863	$4,589
Grant revenue	48,303	-
Sales	-	4,254
TOTAL REVENUE	89,166	8,843

Costs
Cost of services	39,662	3,893
Cost of sales	-	3,145
TOTAL COST OF REVENUE	39,662	7,038

Gross profit	49,504	1,805

Operating expenses
Compensation	5,518,814	658,574
Other operating expenses	291,559	117,479
General and administrative	1,350,076	385,814
TOTAL OPERATING EXPENSES	7,160,449	1,161,867

Loss from operations	(7,110,945)	(1,160,062)

Other income (expense)
Interest expense, net	(16,729)	(6,467)
Debt conversion expense	(687,286)	-
Provision for warrant liability	(122,000)	-
Total other (expense)	(826,015)	(6,467)

Net loss	$(7,936,960)	$(1,166,529)
Deemed dividend to Series B shareholder upon conversion to common stock and warrants	(2,831,830)	-
Net loss attributable to common shareholders	$(10,768,790)	$(1,166,529)

Net loss per common share – basic and diluted	$(0.19)	$(0.03)
Weighted average number of common shares outstanding – basic & diluted	55,941,419	40,996,444

The accompanying notes are an integral part of these condensed consolidated financial statements.

CAR CHARGING GROUP, INC
(A Development Stage Company)
Condensed Consolidated Statements of Operations
(UNAUDITED)

			For the Period
			From
	For the Nine	For the Nine	September 3, 2009
	Months Ended	Months Ended	(Inception) to
	September 30, 2013	September 30, 2012	September 30, 2013
Revenues
Service fees	$83,666	$10,604	$103,208
Grant revenue	86,052	-	91,647
Sales	12,762	235,726	307,978
TOTAL REVENUE	182,480	246,330	502,833

Costs
Cost of services	86,380	5,683	92,633
Cost of sales	7,710	190,201	262,596
TOTAL COST OF REVENUE	94,090	195,884	355,229

Gross profit	88,390	50,446	147,604

Operating expenses
Compensation	9,824,287	1,774,531	21,048,040
Other operating expenses	565,903	421,699	1,844,579
General and administrative	4,242,798	1,444,758	10,296,403
TOTAL OPERATING EXPENSES	14,632,988	3,640,988	33,189,022

Loss from operations	(14,544,598)	(3,590,542)	(33,041,418)

Other income (expense)
Interest expense, net	(38,213)	(7,009)	(102,211)
Loss on exchange of warrants for common stock	-	-	(485,000)
Amortization of discount on convertible debt	(126,783)	-	(266,609)
Loss on settlement of accounts payable for common stock	(47,856)	-	(47,856)
Loss on payment convertible notes payable	(46,701)	-	(46,701)
Debt conversion expense	(687,286)	-	(687,286)
Provision for warrant liability	(309,000)	-	(309,000)
Gain on change in fair value of derivative liability	-	-	245,217
Total other (expense)	(1,255,839)	(7,009)	(1,699,446)

Net loss	(15,800,437)	(3,597,551)	(34,740,864)
Deemed dividend to Series B shareholder upon conversion to common stock and warrants	(2,831,830)	-	(2,831,830)
Net loss attributable to common shareholders	$(18,632,267)	$(3,597,551)	$(37,572,694)

Net loss per common share - basic and diluted	$(0.37)	$(0.09)
Weighted average number of common shares outstanding – basic & diluted	50,960,584	39,850,937

The accompanying notes are an integral part of these condensed consolidated financial statements.

CAR CHARGING GROUP, INC.
(A Development Stage Company)
Condensed Consolidated Statements of Stockholders' Equity (Deficit)
(Unaudited)

								Deficit Accumulated		Total
	Preferred-A	Preferred-A	Preferred-B	Preferred-B	Common	Common	Additional Paid-in	during the Development	Treasury	Stockholders Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Stock	(Deficit)

Balance at December 31, 2012	10,000,000	$10,000	1,000,000	$1,000	42,434,705	$42,435	$20,117,559	$(18,940,427)	$-	$1,230,567

Sale of common stock					7,540,000	7,540	796,213			803,753

Issuance of warrants in conjunction with sale of common stock							2,160,942			2,160,942

Common stock issued for compensation and services					1,849,218	1,849	2,428,861			2,430,710

Common stock issued for director compensation					100,000	100	145,400			145,500

Common stock issued for software development					113,636	114	149,886			150,000

Warrants and options issued for compensation and services							7,910,076			7,910,076

Conversion of Series B preferred stock into common stock and warrants			(1,000,000)	(1,000)	2,500,000	2,500	(1,500)			-

Deemed dividend on Series B Preferred shares converted into common shares and warrants							2,831,830	(2,831,830)		-

Conversion of notes payable into common stock and warrants					330,000	330	852,161			852,491

Common stock issued for acquisition					2,541,801	2,541	3,154,731			3,157,272

Acquisition of treasury stock at cost									(450,000)	(450,000)

Net loss								(15,800,437)		(15,800,437)

Balance at September 30, 2013	10,000,000	$10,000	-	$-	57,409,360	$57,409	$40,546,159	$(37,572,694)	$(450,000)	$2,590,874

The accompanying notes are an integral part of these condensed consolidated financial statements.

CAR CHARGING GROUP, INC.
(A Development Stage Company)
Condensed Consolidated Statements of Cash Flows
(Unaudited)

			For the Period from
			September 3, 2009
	For the Nine Months Ended		(Inception) to
	September 30,	September 30,	September 30,
	2013	2012	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,800,437)	$(3,597,551)	$(34,740,864)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,401,014	174,387	1,819,499
Amortization of discount on convertible notes payable	126,783	5,318	266,609
Loss on common stock issued in exchange for extinguishment of warrants	-	-	485,000
Gain on change in fair value of derivative liability	-	-	(245,217)
Non-cash compensation
Common stock issued for services and incentive fees	2,281,905	1,141,183	13,178,363
Warrants and options issued for services and incentive fees	7,910,076	379,514	8,753,975
Provision for loss on advanced commissions	350,000	-	350,000
Loss on settlement of accounts payable for stock	47,856	-	47,856
Loss on repayment of convertible notes payable	46,701	-	46,701
Provision for warrant liability	309,000	-	309,000
Debt conversion expense	687,286	-	687,286
Return of common due to arbitration	(371,250)	-	(371,250)
Changes in operating assets and liabilities:
Inventory	-	-	(72,768)
Advanced commissions	(68,250)	(102,000)	(369,000)
Deposits	(10)	(35,821)	(33,967)
Prepaid expenses and other current assets	(66,411)	(232,678)	(133,614)
Other assets	21,836	(31,003)	16,323
Accounts payable and accrued expenses	1,079,058	205,963	1,651,968
Deferred rent	(6,916)	32,073	23,260
Deferred revenue	833,153	-	887,896
Accrued interest-related party	(5)	(40)	4,480
Net Cash Used in Operating Activities	(1,218,611)	(2,060,655)	(7,438,465)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of accounts receivable	(163,292)	-	(163,292)
Purchase of office and computer equipment	(1,177)	(12,654)	(64,498)
Purchase of automobile	-	(50,000)	(50,000)
Purchase of EV stations	(967,281)	(583,771)	(2,224,286)
Cash from acquisitions in excess of amount paid	9,345	-	9,345
Net Cash Used in Investing Activities	(1,122,405)	(646,425)	(2,492,731)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from issuance of notes payable	145,000	65,000	541,000
Proceeds from sale of preferred stock	-	900,000	900,000
Sale of common stock, net of issuance costs	2,964,695	1,360,000	9,280,043
Payment of notes and convertible notes payable	(725,029)	(4,816)	(732,781)
Net Cash Provided by Financing Activities	2,384,666	2,320,184	9,988,262

NET INCREASE IN CASH	43,650	(386,896)	57,066

CASH AT THE BEGINNING OF PERIOD	13,416	406,859	-
CASH AT END OF PERIOD	$57,066	$19,963	$57,066

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES
Cash Paid For:
Interest expenses	$36,213	$1,263	$38,248
Income taxes	$-	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES
Common stock issued for debt and accrued interest	$852,491	$3,823	$1,530,877
Beneficial conversion feature of notes payable and related warrants issued	$-	$63,818	$276,926
Inventory reclassified to electric car charging stations	$-	$-	$72,768
Conversion of preferred shares into common shares and warrants	$1,500	$-	$1,500
Issuance of warrants in consideration of equity investment	$1,195,888	$273,697	$1,469,585
Conversion of notes payable into common stock and warrants	$165,205	$-	$165,205
Common stock issued for settlement of accounts payable	$213,331	$-	$238,331
Note payable for purchase of automobile	$-	$64,693	$64,693
Purchase of software development for common stock	$150,000	$-	$150,000
Purchase of accounts receivable for common stock	$127,941	-	127,941
Acquisition of treasury stock at cost	$450,000	$-	$450,000
Issuance of common stock for acquisition	$3,750,000	$-	$3,750,000
Issuance of note payable for acquisition	$1,005,918	$-	$1,005,918

The accompanying notes are an integral part of these condensed consolidated financial statements.

CAR CHARGING GROUP, INC.
September 30, 2013
(A Development Stage Company)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1.    ORGANIZATION

Car Charging Group Inc. (“CCGI”) was incorporated on October 3, 2006 under the laws of the State of Nevada as New Image Concepts, Inc.  On November 20, 2009, New Image Concepts, Inc. changed its name to Car Charging Group, Inc.

Car Charging, Inc., was incorporated as a Delaware corporation on September 3, 2009.  Car Charging Inc. was created to develop electric charging service facilities for the electric vehicle (EV) automobile market.  Pursuant to its business plan, Car Charging Inc. (or its affiliates) acquires and installs EV charging stations, and shares servicing fees received from customers that use the charging stations with the property owner(s), on a property by property basis.   Additionally, the Company sells hardware to others.  Car Charging, Inc., therefore, enters into individual arrangements for this purpose with various property owners, which may include cities, counties, garage operators, hospitals, multi-family properties, shopping-malls and facility owner/operators.

During February 2011, the Shareholders and Board of Directors authorized a decrease of issued and outstanding common stock, in the form of a reverse stock-split, on a one-for-fifty (1:50) basis (the “Reverse Stock-Split”).  There was no change to the authorized amount of shares or to the par value. All share and per share amounts included in the consolidated financial statements have been retroactively adjusted to reflect the effects of the Reverse Stock-Split.

Merger

On December 7, 2009, CCGI entered into a Share Exchange Agreement (the “Agreement”) among CCGI and Car Charging, Inc. (“CCI”)

Pursuant to the terms of the Agreement, CCGI agreed to issue an aggregate of 10,000,000 restricted shares of CCGI's common stock and 10,000,000 shares of its Series A Convertible Preferred Stock to the CCI Shareholders in exchange for all of the issued and outstanding shares of CCI.

The merger was accounted for as a reverse acquisition and recapitalization. CCI is the acquirer for accounting purposes and CCGI is the issuer. Accordingly, CCGI’s historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares issued in the merger. Operations prior to the merger are those of CCI.  From inception on September 3, 2009 until the merger date, December 7, 2009, CCI had minimal operations with no revenues. Earnings per share for the period prior to the merger are restated to reflect the equivalent number of shares outstanding.

ACQUISITIONS

The consolidated financial statements consist of CCGI and its wholly-owned subsidiaries, including Beam Charging LLC, EV Pass LLC and 350Green LLC. Beam Charging LLC was acquired on February 26, 2013, EV Pass LLC was acquired on April 3, 2013 and 350Green LLC was acquired on April 22, 2013. Accordingly, the operating results of these businesses are included from their respective acquisition dates. They are collectively referred to herein as the “Company” or “Car Charging.” All intercompany transactions and balances have been eliminated in consolidation.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying unaudited interim condensed consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) for Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.  Interim results are not necessarily indicative of the results for the full year.  These financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2012 and notes thereto contained in the Company’s Annual Report on Form 10-K as filed with the SEC on April 16, 2013.

DEVELOPMENT STAGE COMPANY

 The Company is a development stage company as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-10 “Development Stage Entities.”  The Company is still devoting substantially all of its efforts on establishing the business and developing revenue generating opportunities through its planned principal operations. In the latter half of 2011, the Company’s principal sales operations began, however the Company has not recognized significant revenues during the subsequent period through September 30, 2013.  All losses accumulated since inceptions have been considered as part of the Company’s development stage activities.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and reporting period.  Accordingly, actual results could differ from those estimates.

LIQUIDITY

Historically, the Company has been dependent on debt and equity raised from individual investors to sustain its operations. The Company’s product has not been placed in enough locations nor have a sufficient number of plug-in electric vehicles been sold that utilize public charging stations to generate significant revenue. The Company has incurred recurring losses and used cash for operating activities and has negative working capital as of September 30, 2013. As of September 30, 2013, the Company had an accumulated deficit of $37,572,694. In addition, as of September 30, 2013, the Company had a net working capital deficit of $6,645,498. Management intends to raise additional funds in an equity financing transaction during the three months ending December 31, 2013.

There can be no assurance that the Company will be successful in obtaining such financing at the level needed for long-term operations or on terms acceptable to the Company. If the Company is not successful in obtaining sufficient financing, the Company’s ability to continue as a going concern is uncertain. The accompanying condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

PRINCIPLES OF CONSOLIDATION

The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.  All significant intercompany transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents in both the Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows.  The Company has cash on deposit in several financial institutions which, at times, may be in excess of FDIC insurance limits.  Management has deemed this a normal business risk.

EV CHARGING STATIONS

EV charging stations represent the depreciable cost of charging devices that have been installed on the premises of participating owner/operator properties.  They are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over an estimated useful life of three years. Upon sale, replacement or retirement, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the Condensed Consolidated Statements of Operations.  The Company held approximately $1,604,000 and $218,000 in EV charging stations that were not placed in service as of September 30, 2013 and December 31, 2012, respectively.  The Company will begin depreciating this equipment when installation is substantially complete. Depreciation for the three months and nine months ended September 30, 2013 and 2012 and for the period from September 3, 2009 (inception) through September 30, 2013 was $590,686, $70,944, $1,195,445, $154,328 and $1,559,363 respectively. The amounts for 2013 and September 2009 (inception) through September 30, 2013 include depreciation expense applicable to assets held for sale.

While the Company’s primary strategy is to earn revenue through the installation of EV charging stations, the Company will sell EV charging stations on occasion when the opportunity presents itself.

AUTOMOBILES

Automobiles are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over an estimated useful life of five years. Upon sale or retirement of automobiles, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the Condensed Consolidated Statements of Operations.  The Company’s electrically-charged enabled automobile was placed in service in May 2012.  Depreciation for the three months and nine months ended September 30, 2013 and 2012 and for the period from September 3, 2009 (inception) through September 30, 2013 was $5,735, $5,735 $17,204, $9,558 and $32,496 respectively.

OFFICE AND COMPUTER EQUIPMENT

Office and computer equipment are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over an estimated useful life of five years. Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the Condensed Consolidated Statements of Operations. Depreciation for the three months and nine months ended September 30, 2013 and 2012 and for the period from September 3, 2009 (inception) through September 30, 2013 was $16,095, $3,060, $32,041, $8,733 and $58,646, respectively.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company has adopted paragraph 360-10-35-17 of the FASB ASC for its long-lived assets.  The Company’s long-lived assets, which include EV charging stations, office and computer equipment, automobile, intangible assets, and security deposits, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts.  Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.  The Company determined that there were no impairments of long-lived assets as of September 30, 2013 or December 31, 2012.

INTANGIBLE ASSETS

The Company accounts for the fair value of intangible assets acquired as a result of the acquisition transactions completed during the nine month period ended September 30, 2013, pending finalization of a valuation, in the following manner :

Estimated Useful Life
Provider agreements for locations awaiting installation of EV charging stations	7 – 10 years
Awarded government grants for installation of EV charging stations	Upon invoicing grantor
Trademark	Indefinite
Present value of EV charging stations to be acquired in October 2016	Commencing in October 2016 and over the estimated remaining useful life at such time

GOODWILL

Goodwill represents the premium paid over the fair value of the intangible and net tangible assets acquired in business combinations. The Company is required to assess the carrying value of its reporting units that contain goodwill at least on an annual basis. Application of the goodwill impairment test requires significant judgments including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the businesses, the useful life over which cash flows will occur, and determination of the Company’s weighted average cost of capital. Changes in these estimates and assumptions could materially affect the determination of fair value and/or conclusions on goodwill impairment for each reporting unit. There have been no goodwill impairments through September 30, 2013.

DERIVATIVE INSTRUMENTS

The Company evaluates its convertible debt, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 810-10-05-4 and paragraph 815-40-25 of the FASB ASC. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the Condensed Consolidated Statements of Operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

FAIR VALUE OF FINANCIAL INSTRUMENTS

U.S. GAAP for fair value measurements establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three levels. The fair value hierarchy gives the highest priority to quoted market prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Level 2 inputs are inputs, other than quoted prices included within Level 1, which are observable for the asset or liability, either directly or indirectly.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable and accrued expenses, approximate their fair values because of the short maturity of these instruments. The Company’s notes and convertible notes payable approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangement at September 30, 2013 and December 31, 2012.

The Company revalues its derivative liability at every reporting period and recognizes gains or losses in the Condensed Consolidated Statement of Operations that are attributable to the change in the fair value of the derivative liability.  The Company has no other assets or liabilities measured at fair value on a recurring basis.

REVENUE RECOGNITION

The Company  recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.  Accordingly, when a customer completes use of a charging station, the service can be deemed rendered and revenue is recognized based on the time duration of the session or the kilowatt hours drawn during the session.  Sales of EV stations are recognized upon shipment to the customer, F.O.B. shipping point.

Governmental grants and rebates pertaining to expense reimbursement are recognized as income when the related expense is incurred.  Government grants and rebates related to EV charging stations and their installation are deferred and amortized in a manner consistent with the recognition of the related depreciation expense of the related asset over their useful lives.

The Company entered into a joint marketing agreement with Nissan North America for which among other matters requires the Company to build, own, operate and maintain a network of 48 fast chargers throughout the United States and create an auto dealer network promotion and referral program so as to facilitate sales of electric vehicles to their potential customers. Payments received under the agreement on March 29, 2013 of $782,880 are deferred and will be recognized ratably over the life of the chargers. The Company identified the obligation to install and maintain the chargers and the obligation to create a referral and promotion program as separate elements under the agreement but determined that they did not qualify as separate units of accounting for purposes of recognizing revenue. The multiple deliverables are not separate units of accounting because Nissan North America has not delineated specific amounts of the revenue to particular elements of the agreement and the Company is unable to estimate the fair value or the selling price of the respective deliverables. The Company is required to install the network by December 31, 2013. None of the fast chargers have been installed as of September 30, 2013 and therefore no revenue has been recognized. Nissan reserves the right of full remedies under the law in the event the chargers are not installed by the required deadline.

For the three months and nine months ended September 30, 2013 and 2012 and for the period of September 3, 2009 (inception) through September 30, 2013, the Company recognized $48,303, $0, $86,052, $0 and $91,647, respectively, of grant revenue.

STOCK-BASED COMPENSATION FOR OBTAINING EMPLOYEE SERVICES

Stock based awards granted to employees have been appropriately accounted for as required by ASC topic 718 “Compensation – Stock Compensation” (“ASC topic 718”).  Under ASC topic 718 share based awards are valued at fair value on the date of grant, and that fair value is recognized over the requisite service period.  The Company values its stock based awards using the Black-Scholes option valuation model.

EQUITY INSTRUMENTS ISSUED TO PARTIES OTHER THAN EMPLOYEES FOR ACQUIRING GOODS OR SERVICES

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of section 505-50-30 of the FASB ASC.  Pursuant to FASB ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.  The equity instrument is remeasured each reporting period until a measurement date is reached.

ADVERTISING

The Company expenses non-direct advertising as incurred.  Total advertising expense for the three months and nine months ended September 30, 2013 and 2012, and for the period from September 3, 2009 (inception) through September 30, 2013 was $0, $53, $0 and $128 and $12,124, respectively.

INCOME TAXES

The Company follows Section 740-10-30 of the FASB ASC, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Condensed Consolidated Statements of Operations in the period that includes the enactment date.  The Company has a deferred tax asset for which a full valuation allowance has been applied as the utilization of such tax benefit is not more likely than not at this time

The Company adopted section 740-10-25 of the FASB ASC (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company has open tax years going back to inception (2009) until 2012 which may be subject to audit.  The Company’s policy is to recognize interest and penalties accrued on uncertain tax positions in interest expense in Company’s Consolidated Statement of Operations.

NET LOSS PER COMMON SHARE

Net loss per common share is computed pursuant to section 260-10-45 of the FASB ASC.  Basic net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.

At September 30, 2013, the potentially dilutive securities included 48.1 million shares reserved for the convertible preferred stock, and the exercise of outstanding warrants and options which were excluded from the calculation of net loss per share as they are anti-dilutive. At September 30, 2012, the potentially dilutive securities included 37.1 million shares reserved for the conversion of convertible preferred stock, and the exercise of outstanding warrants which were excluded from the calculation of net loss per share as they are anti-dilutive.

COMMITMENTS AND CONTINGENCIES

The Company follows subtopic 450-20 of the FASB ASC to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to the condensed consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying unaudited condensed consolidated financial statements.

3.    ACQUSITIONS

BEAM LLC ACQUISITION

On February 26, 2013, the Company, entered into an equity exchange agreement (the “Exchange Agreement”) by and among the Company, Beam Acquisition LLC, a Nevada limited liability company and wholly-owned subsidiary of the Company (“Beam Acquisition”), Beam Charging LLC, a New York limited liability company (“Beam”), and Manhattan Charging LLC, a New York limited liability company (“Manhattan Charging”), Eric L’Esperance (“L’Esperance”), and Andrew Shapiro (“Shapiro” and together with Manhattan Charging, L’Esperance and the individual members of Manhattan Charging LLC, the “Beam Members”). The Company had previously entered into an agreement, dated December 31, 2012, (the “Initial Agreement”) with Beam Acquisition and Manhattan Charging, pursuant to which Beam Acquisition acquired all of the outstanding membership interests in Beam in exchange for 1,265,822 restricted shares (the “Exchange Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”) valued at $1,645,569, valued based on the market price on the date of issuance, subject to certain conditions to be met. In the Exchange Agreement and after the conditions had been met, the Company, through Beam Acquisition, further identified the specific terms under which it acquired all of the outstanding membership interests of Beam and Beam became a wholly owned subsidiary of Beam Acquisition (the “Equity Exchange”).

As part of the Equity Exchange, the Company issued an aggregate amount of $461,150 of promissory notes (the “Promissory Notes”) to Manhattan Charging and paid $38,850 in transaction costs. The Promissory Notes accrue interest at a rate of 6% per annum on the aggregate principal amount, and was paid on April 15, 2013 (the “Maturity Date”).

Prior to the Equity Exchange, the Company entered into an Assignment of Promissory Note (the “Note Assignment”) with certain creditors of Beam (the “Creditors”), pursuant to which the Creditors sold to the Company two certain secured promissory notes (the “Notes”) totaling an aggregate principal amount of $130,000 and accrued interest of $33,292. In connection with the Note Assignment, the Company entered into an Amendment to the Promissory Note (the “Note Amendment”). Pursuant to the Note Amendment, the Notes held by the Company accrue interest at a rate of 8% per annum on the aggregate principal amount, payable on February 26, 2016. The Notes are secured by a lien on and continuing security interest in all of the Beam assets as described in the Note Amendment.

The Company acquired Beam in order to expand its presence in the New York City market and has accounted for the transaction as a business combination.  Pending the finalization of a valuation, the following table summarizes the preliminary fair value of assets acquired and liabilities assumed at the closing date:

February 26, 2013
Cash	$69
Fixed assets, net	489,155
Amortizable intangible assets	1,467,000
Current liabilities	(631,945)
Net identifiable assets	1,324,279
Goodwill	782,440
Total consideration given	$2,106,719

Acquisition related costs consisting of commission expense of $18,000 and legal fees of $20,850 are reflected as compensation and general and administrative expenses, respectively on the statement of operations for the nine months ended September 30, 2013.

The fair value of intangible assets at February 26, 2013 pending finalization of a valuation consist of the following:

February 26, 2013
Provider agreements for locations awaiting installation of EV charging stations	$829,000
Awarded government grants for installation of EV charging stations	638,000
$1,467,000

The Exchange Agreement provided for an anti-dilution benefit to former members of Beam whereby until such time as a former member sells or disposes of all of his Company common shares of stock, any Triggering Event, as defined by the Agreement, whereby the issue price of the Company stock is below $1.58 shall cause the Company to issue a warrant to each former member to purchase an additional number of Company common shares at the Triggering Event price so as to preserve such Beam Member’s pre-Triggering Event percentage ownership in the Company. From a historical perspective, the Company has raised capital through the issuance of stock and issued stock, options and warrants for services and compensation on a frequent basis since inception at various prices, differing vesting periods and differing expiration dates. The Company has recorded warrants payable and a provision for warrants payable of $309,000 representing the fair value of the warrants, based on the Black Scholes valuation model, that would have been issued based on the Triggering Events occurring during the period of February 26, 2013 through September 30, 2013. The Company can not estimate how long the former members will hold their stock, what market conditions will be when stock is sold and or when stock, options or warrants will be issued and under what terms of issuance as of the date of the acquisition. It is for those reasons, that the Company cannot estimate the amount of additional consideration associated with the anti-dilution benefit. The Company will continue to record warrants payables based on the occurrence of Triggering Events.  The Company estimates the Beam liability based on Black Scholes inputs and recorded the fair value of the warrants to be issued as of September 30, 2013. The measurement is based on significant inputs that are not observable in the market, which “Fair Value Measurements and Disclosures” (ASU Topic 820-10-35) refers to as Level 3 inputs.  The Company added $309,000 of level 3 liabilities during the nine months ended September 30, 2013 due to the Beam acquisition and subsequent triggering events that merited warrant issuances.

Synapse Acquisition

On April 3, 2013 (the “Closing Date”), the Company, entered into an equity exchange agreement (the “Exchange Agreement”) by and among the Company, EV Pass, LLC, a New York limited liability company (“EV Pass”) and Synapse Sustainability Trust, Inc., a New York non-profit corporation (“Synapse”) pursuant to which the Company acquired from Synapse (i) all of the outstanding membership interests in EV Pass;  (ii) the right to operate, maintain and receive revenue from 68 charging stations located throughout Central New York State (“CNY”) in exchange for 671,141 shares (the “Exchange Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”) valued at $791,946 valued based on the market value on the issuance date of the stock; and (iii) title to the registered trademark “EV Pass” (the “Equity Exchange”).

As part of the Equity Exchange, the Company made a cash payment of $25,000 to Synapse, on the Closing Date and $75,000 was issued in the form of a promissory note (the “Promissory Note”). The Promissory Note does not bear interest and is payable in three installment payments of $25,000 on each subsequent three month anniversary of the Closing Date.

On the Closing Date, the parties also executed (i) a Revenue Sharing Agreement wherein the Company agreed to pay Synapse 3.6% of the net revenues earned from all current and future charging units installed at any of the 68 CNY locations and (ii) a Bleed-Out Agreement pursuant to which Synapse agreed to limit its total daily trading of the Common Stock to no more than 5% of the total daily trading volume of the Company’s shares.

The Company purchased the assets of EV Pass to expand its presence in central New York State and is accounting for the transaction as a purchase of a collection of assets and liabilities.  Pending the finalization of a valuation, the following table summarizes the preliminary fair value of assets acquired and liabilities assumed at the closing date:

April 3, 2013
Cash	$652
Intangible assets	891,408
Current liabilities	(114)
Net identifiable assets	891,946
Total consideration given	$891,946

There were no acquisition costs associated with this transaction.

The fair value of intangible assets pending finalization of a third party valuation at April 3, 2013 consist of the following:

April 3, 2013
Provider agreements for locations awaiting installation of EV charging stations	$441,408
Trademark	300,000
Present value of EV charging stations to be acquired in October 2016	150,000
$891,408

350Green Acquisition

On April 22, 2013 (the “Closing Date”), the Company entered into an addendum (the “Addendum”) to an equity exchange agreement, dated March 8, 2013 (the “Exchange Agreement ”), by and among the Company, 350 Holdings, LLC, a Florida limited liability company (“CCGI Sub”), 350 Green, LLC, a Virginia limited liability company (“350 Green”), Mariana Gerzanych (“Gerzanych”), and Timothy Mason (“Mason” and, together with Gerzanych, the “350 Members”) for the acquisition of 350 Green.

350 Green operates a scalable network of plug-in electric vehicle (“EV”) charging stations across the U.S. It distributes its stations by partnering with retail hosts at select, high-traffic shopping centers and other places where EV drivers live and work, to create an expansive and convenient network of EV charging locations.  The Company undertook the acquisition to expand its footprint of deployed EV charging stations.

Pursuant to the Addendum, the Company (through CCGI Sub) acquired all the membership interests of 350 Green from the 350 Members in exchange for $1,164,525 of which: (a) $719,757, valued at the market price on the date of issuance, was paid in the form of 604,838 unregistered shares of the Company’s common stock, par value $0.001 (such shares, the “Exchange Shares”), and (b) $500,000 was paid in the form of a promissory note (the “Promissory Note”) payable to the 350 Members (the “Equity Exchange”). The Promissory Note does not bear interest and is payable in the following installments: (i) a payment of $10,000 on the Closing Date, (ii) an additional $10,000 payment on the thirty (30) day anniversary of the Closing Date, and (iii) monthly installments in the amount of $20,000 thereafter until paid in full.  Based on the life of the note, the Company imputed interest at 12% per annum and recorded the note at its present value of $444,768 on the date of issuance.  The Company has made payments of principal and interest totaling $100,000 as of September 30, 2013.

In connection with the Equity Exchange, the Company entered into a right of first refusal agreement (the “ROFR Agreement”) between the Company and the 350 Members pursuant to which the Company obtained a right of first refusal to participate in any and all EV charging and infrastructure related business opportunities presented to the 350 Members for one (1) year following the Closing Date. If the Company participates in business opportunities presented to it by the 350 Members pursuant to the ROFR Agreement that results in the Company installing EV charging stations (each an “EV Station”), the Company shall pay the 350 Members $250 for the first station, $125 for each additional EV Station, and 1% of any revenues generated by each EV Station for five (5) years from date of installation. The 350 Members are not currently, and will not be, affiliated with, nor employees of, the Company in any way in the future.

On October 19, 2010, 350 Green was awarded a grant from the City of Chicago to install and maintain an EV charging network throughout the city pursuant to a grant agreement (the “Grant”). On or about June 14, 2012, the City of Chicago delivered a Notice of Default to 350 Green citing, among other deficiencies, that all work had stopped on the Grant project because of 350 Green’s failure to pay its subcontractors and that 350 Green had made misrepresentations with regard to such payments and financial obligations. On February 5, 2013, the Company and the City of Chicago accepted a Preliminary Terms of Approval of Transfer of Grant Agreement (the “Terms of Approval”) that set forth (i) that the Company will be allowed to receive assignment of the Grant if it, among other criteria, settles all of the outstanding claims by the unpaid subcontractors and finishes the Grant project pursuant to a revised scope and budget and (ii) that the City of Chicago will release 350 Green and the Company from any and all liability with respect to misrepresentations regarding payments and financial obligations made by 350 Green prior to the Closing Date. The 350 members will not receive a release as part of this settlement with the City of Chicago.

On March 1, 2013, the City of Chicago delivered approval of the Equity Exchange (the “Chicago Approval”).

On April 22, 2013, the Company acquired 350 Green, and 350 Green became a wholly-owned subsidiary of CCGI Sub.

The Company has accounted for the transaction as a business combination.  Pending the finalization of a valuation, the following table summarizes the preliminary fair value of assets acquired and liabilities assumed at the closing date:

April 22, 2013
Cash	$33,632
Fixed assets, net	4,137,166
Amortizable intangible assets	1,792,133
Current liabilities	(4,321,365)
Deferred revenue	(2,527,402)
Net identifiable liabilities	(885,836)
Goodwill	2,050,361
Total consideration given	$1,164,525

Subsequent to the initial valuation of the preliminary fair value of the assets acquired and liabilities assumed, the Company received two vendor invoices relating to matters prior to the acquisition date which had not been previously recorded resulting in an increase in goodwill of $107,566 to the initial goodwill recorded.

The fair value of intangible asset pending finalization of a valuation consists of provider agreements for locations awaiting installation of EV charging stations.

The revenues and net loss of the acquirees as of their respective acquisition dates included in the consolidated statements of operations for the nine months ended September 30, 2013 is as follows:

	Car Charging Group Inc.	Beam Charging LLC	350 Green LLC	Total
Revenues	$97,185	$56,187	$29,108	$182,480
Net Loss	$(14,265,218)	$(576,040)	$(959,179)	$(15,800,437)

The pro forma revenues and net loss of Car Charging Group, Inc. and the acquirees as if the acquisitions occurred as of January 1, 2013 and for the nine months ended ended September 30, 2013 is as follows:

	Car Charging Group Inc.	Beam Charging LLC	350Green LLC	Total
Revenues	$97,185	$57,387	$166,159	$320,731
Net Income (Loss)	$(14,265,218)	$(612,831)	$(1,428, 181)	$(16,306,230)

The pro forma revenues and net loss of Car Charging Group, Inc. and the acquirees as if the acquisitions occurred as of January 1, 2012 and for the nine months ended September 30, 2012 is as follows:

	Car Charging Group Inc.	Beam Charging LLC	350 Green LLC	Total
Revenues	$246,330	$1,126	$405,748	$653,204
Net Loss	$(3,597,551)	$(85,589)	$(1,876,401)	$(5,559,541)

 ASSETS AND LIABILITIES HELD FOR SALE

On April 25, 2013, the Company filed an action against JNS Holdings Corporation (“JNS Holdings”) and JNS Power & Control Systems, Inc. (“JNS Power”, and, together with JNS Holdings, “JNS”) in the United States District Court for the Northern District of Illinois (the “Court”), seeking to invalidate an Asset Purchase Agreement dated April 17, 2013 (the “Asset Purchase Agreement”) between 350 Green and JNS Power based on, among other things, the pre-existence of the Equity Exchange Agreement.  Pursuant to the Asset Purchase Agreement, 350 Green purported to agree to the transfer of certain enumerated assets and liabilities to JNS Power (the “Assets and Liabilities”).  On May 25, 2013, JNS Power filed a separate complaint against 350 Green seeking, among other things, specific performance of the Asset Purchase Agreement.  The Court consolidated the two actions on or about June 26, 2013.

On September 24, 2013 the Court issued a ruling in the combined lawsuits of Car Charging Group, Inc. v. JNS Holdings Corporation, and JNS Power & Control Systems, Inc. v. 350 Green, LLC (the “Court Order”).  The Court granted JNS’ motion for specific performance of the Asset Purchase Agreement (“APA”). Pursuant to the Court Order, 350 Green is required to transfer the Assets and Liabilities to JNS and may be required to pay JNS’ costs and attorneys’ fees as well as indemnify JNS for certain costs incurred with regard to the Assets and Liabilities.

The Court Order does not transfer, amend or modify Car Charging Group, Inc.’s ownership of 350 Green; it only requires transfer of ownership of those certain Assets and Liabilities that were listed in the Asset Purchase Agreement entered into between JNS and 350 Green.  Car Charging Group, Inc. still owns all of 350 Green’s other assets, in states including, but not limited to: California, Oregon, Pennsylvania, Missouri, Kansas, Maryland, Colorado, Georgia, Utah, Florida, Ohio, Indiana, Washington and Illinois.  As of November 14, 2013, the assets have not been transferred to JNS as the parties are negotiating the specific assets to be transferred.

Closing of the APA is contingent upon a bill of sale which has not been approved by the parties. The net liabilities, $326,283, to be transferred upon a mutually approved bill of sale based on their respective fair values as of September 30, 2013 consisted of fixed assets, net of depreciation of $1,272,586 and goodwill of $1,323,425 and liabilities consisted of accounts payable and accrued expenses of $1,800,589 and deferred revenue of $1,121,975.

As a result of the above events, the Company assessed the carrying value of its goodwill on a qualitative basis for impairment and determined that no other adjustment for impairment would have been required.  The Company will record the adjustment upon the transfer of the assets to JNS.

4.    PREPAID AND OTHER CURRENT ASSETS

Prepaid and other current assets consist of the following at:

	September 30, 2013	December 31, 2012
Prepaid consulting fees	$427,240	$181,849
Prepaid compensation	348,309	311,090
Receivable New York State Energy Research and Development Authority	15,502	-
Other prepaid expenses and other current assets	200,207	78,170
Subtotal	991,258	571,109
Less: non current portion	(358,620)	(213,797)
Prepaid and other current assets	$632,638	$357,312

On October 22, 2012, the Company entered into a one year agreement with a firm to provide consulting services which included business development and capital raising functions.  As consideration for such services, the firm received 150,000 fully vested shares of the Company’s common stock valued at $225,000 which is based on the market value on the date of issuance.  The expense will be recognized ratably over the term of the agreement.  As of September 30, 2013, the prepaid portion of those services was $13,562.

On December 6, 2012, the Company retained an individual to serve as chairman of the Company’s Board of Directors for three years.  As part of the chairman’s compensation, the Company issued to him 200,000 fully vested shares of the Company’s common stock valued at $316,000 which is based on the market value on the date of issuance.  The expense will be recognized ratably over the term of the agreement.  As of September 30, 2013, the prepaid portion of the compensation was $232,306.

On January 11, 2013, the Company retained an individual to serve on the Company’s Board of Directors for three years.  As part of the individual’s compensation, the Company issued to him 50,000 fully vested shares of the Company’s common stock valued at $74,500 which is based on the market value on the date of issuance under the 2013 Omnibus Plan.  The expense will be recognized ratably over the term of the agreement.  As of September 30, 2013, the prepaid portion of the compensation was $56,674.

On January 14, 2013, the Company entered into a contract with a firm to provide strategic planning consulting services over a year. The Company issued 250,000 fully vested shares of its common stock at $1.49 per share, for a total value of $372,500 which is based on the market value on the date of issuance, covering the year ended January 14, 2014.  The expense will be recognized ratably over the term of the agreement.  As of September 30, 2013, the prepaid portion of those services was $108,178.

On February 19, 2013, the Company retained an individual to serve on the Company’s Board of Directors for three years subject to the Board of Directors approval.  As part of the agreement and the individual’s compensation, the Company was obligated to issue him fully vested 50,000 shares of the Company’s common stock valued at $71,000 which is based on the market value on the date of issuance under the 2013 Omnibus Plan.  The Company’s Board of Directors did not approve his appointment to the Board of Directors until April 3, 2013 in conjunction with the Company’s acquisition of EV Pass LLC.  The expense will be recognized ratably over the term of the agreement.  As of September 30, 2013, the prepaid portion of those services was $59,329.

On July 3, 2013, the Company entered into an agreement with a firm to serve as a financial advisor in connection with a financing transaction. In compliance with the agreement, the Company issued 225,000 shares of its common stock; 125,000 shares on the date of the agreement valued at $162,500 based on the market price of $1.30 per share on the date of issuance and 100,000 shares on September 3, 2013 valued at $128,000 based on the market price of $1.28 per share on the date of issuance. In conjunction with the agreement, the Company is required to issue an additional 100,000 shares of its common stock on October 3, 2013 which it issued on November 8, 2013 valued at $122,000  based on a market price of $1.22 per share on the date of issuance. As of September 30, 2013, the prepaid portion of those services was $290,500. The agreement may be terminated by either party upon written notice. The aforementioned shares will be expensed for services rendered in the fourth quarter of 2013.

On August 12, 2013 the Company retained a firm to provide the Company with management advisory services over a year. As part of the agreement the Company issued 3,000 shares of its common stock to the firm and 7,000 shares of its common stock to a principal of the firm; each at $1.50 per share and valued at $15,000 in aggregate which is based on the market value on the date of issuance. The expense will be recognized ratably over the term of the agreement. As of September 30, 2013, the prepaid portion of those services was $15,000.

The Company entered into an agreement with the New York State Energy and Research Development Authority (“NYSERDA’) to install 58 EV units by December 31, 2013. The Company has a billed receivable from NYSERDA for $15,502 for services performed in conjunction with the agreement as of September 30, 2013.

5.    INTANGIBLE ASSETS

Intangible assets as of September 30, 2013 consist of the following:

Provider agreements for locations awaiting installation of EV charging stations	$3,062,541
Awarded government grants for installation of charging stations	638,000
Trademark	300,000
Present value of EV charging stations to be acquired in October 2016	150,000
Total	$4,150,541
Less accumulated amortization at September 30, 2013	(154,091)
Balance at September 30, 2013	$3,996,450

The Company had no intangible assets as of December 31, 2012.

Expected amortization expense pertaining to intangible assets over the five year period ending December 31, 2018 and thereafter is as follows:

Year ending December 31,:
2013 (remaining three months)	$288,158
2014	534,704
2015	623,148
2016	977,414
2017	640,480
2018 and thereafter	932,546
Total	$3,996,450

6.    ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following at:

	September 30, 2013	December 31, 2012
Accounts payable	$2,978,852	$370,675
Accrued wages	115,500	97,961
Accrued sales and payroll taxes	214,679	-
Accrued fees	1,293,854	72,038
Accrued interest expense	4,553	7,200
Total	$4,607,438	$547,874

Accrued fees consist primarily of fees owed to consultants, revenue share and electricity reimbursements to property owners where the EV chargers are situated.

In conjunction with the acquisition of 350Green, the 350Green vendor’s accounts payable was collateralized by 28 EV charging stations installed by 350Green in California and Maryland to be paid in monthly installments of $10,000.  The vendor’s account payable was $126,141 at such time and is $66,141 as of September 30, 2013.

7.    NOTES PAYABLE

CONVERTIBLE NOTES PAYABLE

On September 14, 2012, the Company issued an unsecured $65,000 convertible note payable to an investor which bears interest at 12% per annum and is due with accrued interest on June 14, 2013 for working capital purposes.  The note is convertible, at the discretion of the holder into the Company’s common stock at the fixed rate of $1.00 per principal value for any unpaid principal and accrued interest thereon until the note is paid in full.  In conjunction with the issuance of the note, the Company issued a warrant, to the investor to purchase 65,000 shares of the Company’s common stock at a $1.00 per share until September 14, 2014.  The amount allocated to the warrants based on the relative fair value of the warrants on the date of the grant was estimated at $30,934 using a Black-Scholes valuation model under the following assumptions: (1) expected volatility of  222% based on historical volatility, (2) an interest rate of 0.27%, (3) expected life of 2 years and (4) zero dividend yield. The amount allocated to the beneficial conversion feature based on the relative fair value of the beneficial conversion feature of the convertible note on the date of issuance was estimated at $32,884 resulting in an aggregate debt discount of $63,818 on September 14, 2012. The note was paid in full with accrued interest thereon on March 5, 2013, resulting in full recognition in expense of the unamortized discount of $2,284.

On October 10, 2012, the Company issued a convertible note in the amount of $100,000, to an investor, collateralized by all the assets of the Company, due April 10, 2013 with interest at 12% per annum for working capital purposes. The note is convertible, at the discretion of the holder into the Company’s common stock at the fixed rate of $1.00 per principal value for any unpaid principal and accrued interest thereon until the note is paid in full. The noteholder is entitled to be repaid $25,000 for every $1,000,000 raised in equity by the Company which the Company has not met. In conjunction with the issuance of the note, the Company issued a warrant, to a stockholder to purchase 100,000 shares of the Company’s common stock at a $1.00 per share until October 10, 2015. The amount allocated to the warrants based on the relative fair value of the warrants on the date of the grant was estimated at $54,464 using a Black-Scholes valuation model under the following assumptions: (1) expected volatility of 182% based on historical volatility, (2) an interest rate of 0.23%, (3) expected life of 3 years and (4) zero dividend yield. The amount allocated to the beneficial conversion feature based on the relative fair value of the beneficial conversion feature of the convertible note on the date of issuance was estimated at $45,536 resulting in an aggregate debt discount of $100,000 on October 10, 2012. As of June 30, 2013 the related debt discount was fully amortized but the note remained unpaid.

On October 12, 2012, the Company issued a convertible note in the amount of $50,000 to an investor, collateralized by all the assets of the Company, due April 12, 2013 with interest at 12% per annum for working capital purposes. The note is convertible, at the discretion of the holder into the Company’s common stock at the fixed rate of $1.00 per principal value for any unpaid principal and accrued interest thereon until the note is paid in full. The noteholder is entitled to be repaid $25,000 for every $1,000,000 raised in equity by the Company which the Company has not met. In conjunction with the issuance of the note, the Company issued a warrant, to a stockholder to purchase 50,000 shares of the Company’s common stock at a $1.00 per share until October 12, 2015. The amount allocated to the warrants based on the relative fair value of the warrant on the date of the grant was estimated at $27,938 using a Black-Scholes valuation model under the following assumptions: (1) expected volatility of 181% based on historical volatility, (2) an interest rate of 0.23%, (3) expected life of 3 years and (4) zero dividend yield. The amount allocated to the beneficial conversion feature based on the relative fair value of the beneficial conversion feature of the convertible note on the date of issuance was estimated at $22,062 resulting in an aggregate debt discount of $50,000 on October 12, 2012. As of June 30, 2013, the related debt discount was fully amortized but the note remained unpaid.

The noteholders pertaining to the October 10, 2012 and October 12, 2012 transactions have mutually agreed to enjoy equal rights as secured lenders under each of their respective notes and that neither shall have priority over the other.

On March 22, 2013, the holder of the $50,000 convertible note issued on October 12, 2012 assigned his interest and accrued interest thereon to the holder of the $100,000 convertible note issued on October 10, 2012. In August 2013, the Company and the holder of the $150,000 of past due convertible notes and approximately $15,000 of accrued interest, agreed to convert the note and accrued interest thereon at a conversion price of $0.50 per share thereby issuing 330,000 shares of the Company’s common stock and an additional warrant for 330,000 shares of common stock exercisable at $2.25 per share which vests immediately and expires on August 11, 2016. This agreement represents an inducement to convert original conversion feature of the notes and for which the fair value of the common stock and warrant issued exceed the fair value of the original conversion terms of the notes, related accrued interest exchanged resulting in a debt conversion expense of $687,286 which is recorded in Other income/(expense ) on the Statement of Operations. The amount allocated to the warrant based on the relative fair value of the warrant on the date of the grant was estimated at $360,428 using a Black-Scholes valuation model under the following assumptions: (1) expected volatility of 137% based on historical volatility, (2) an interest rate of 0.61%, (3) expected life of 3 years and (4) zero dividend yield. The amount allocated to the common stock based on the relative fair value on the date of grant was $492,063.

On December 3, 2012, the Company issued an unsecured $20,000 convertible note payable to an investor which bears interest at 12% per annum and is due with accrued interest on June 3, 2013. The note is convertible, at the discretion of the holder into the Company’s common stock at the fixed rate of $1.00 per principal value for any unpaid principal and accrued interest thereon until the note is paid in full. In conjunction with the issuance of the note, the Company issued a warrant, to a stockholder to purchase 20,000 shares of the Company’s common stock at a $1.00 per share until December 3, 2014. The amount allocated to the warrants based on the relative fair value of the warrant on the date of the grant was estimated at $10,049 using a Black-Scholes valuation model under the following assumptions: (1) expected volatility of 124% based on historical volatility, (2) an interest rate of 0.18%, (3) expected life of 2 years and (4) zero dividend yield. The amount allocated to the beneficial conversion feature based on the relative fair value of the beneficial conversion feature of the convertible note on the date of issuance was estimated at $9,951 resulting in an aggregate debt discount of $20,000 on December 3, 2012. The note was paid in full with accrued interest thereon on March 5, 2013, resulting in full recognition in expense of the unamortized discount of $9,891.

On December 12, 2012, the Company issued an unsecured $56,000 convertible note payable to an investor which bears interest at 12% per annum and is due with accrued interest on June 12, 2013.  The note is convertible, at the discretion of the holder into the Company’s common stock at the fixed rate of $1.00 per principal value for any unpaid principal and accrued interest thereon until the note is paid in full.  In conjunction with the issuance of the note, the Company issued a warrant, to a stockholder to purchase 56,000 shares of the Company’s common stock at a $1.00 per share until December 12, 2014.  The amount allocated to the warrant based on the relative fair value of the warrant on the date of the grant was estimated at $26,925 using a Black-Scholes valuation model under the following assumptions: (1) expected volatility of 109% based on historical volatility, (2) an interest rate of 0.14%, (3) expected life of 2 years and (4) zero dividend yield. The amount allocated to the beneficial conversion feature based on the relative fair value of the beneficial conversion feature of the convertible note on the date of issuance was estimated at $29,075 resulting in an aggregate debt discount of $56,000 on December 12, 2012. The note was paid in full with accrued interest thereon on March 5, 2013, resulting in a full recognition in expense of the unamortized discount of $30,462.

On December 28, 2012, the Company issued an unsecured $5,000 convertible note payable to the Chief Executive Officer which bears interest at 12% per annum and is due with accrued interest on June 28, 2013.  The note is convertible, at the discretion of the holder into the Company’s common stock at the fixed rate of $1.00 per principal value for any unpaid principal and accrued interest thereon until the note is paid in full.  In conjunction with the issuance of the note, the Company issued a warrant, to the Chief Executive Officer to purchase 5,000 shares of the Company’s common stock at a $1.00 per share until December 28, 2014.  The amount allocated to the warrant based on the relative fair value of the warrants on the date of the grant was estimated at $2,160 using a Black-Scholes valuation model under the following assumptions: (1) expected volatility of 107% based on historical volatility, (2) an interest rate of 0.15%, (3) expected life of 2 years and (4) zero dividend yield. The amount allocated to the beneficial conversion feature based on the relative fair value of the beneficial conversion feature of the convertible note on the date of issuance was estimated at $2,840 resulting in an aggregate debt discount of $5,000 on December 28, 2012. The note was paid in full with accrued interest of $56 thereon on January 31, 2013, resulting in full recognition in expense of the unamortized discount of $4,064.

Amortization expense related to the debt discount for the three and nine months ended September 30, 2013 and 2012 and for the period from September 3, 2009 (inception) through September 30, 2013 $0, $5,318, $126,783, $5,318 and $266,609, respectively, related to convertible notes payable.

NOTES PAYABLE

In connection with the purchase of an electrically charged enabled automobile by the Company in the first quarter, of 2012, the Company entered into a financing agreement.  The five-year note, collateralized by the related asset, bears interest at 4.75% and requires minimum monthly payments, inclusive of interest, of $1,216 commencing in May 2012. The unpaid principal balance of the note as of September 30, 2013 is $47,917.

In May 2012, an individual lent Beam Charging LLC (“Beam”), $10,000 payable on demand and personally guaranteed by the then President of Beam.  The debt remains unpaid as of September 30, 2013.

In conjunction with the acquisition of EV Pass in April 2013, the Company issued a non interest bearing $75,000 note, to be paid in three equal installments of $25,000 on each subsequent three month anniversary date of the note.  The note is scheduled to be paid in full by November 3, 2013. The July 2013 payment was made in October 2013.  The Company has not received a notice of default from the noteholder nor have any additional payments been made as of November 14, 2013.

In conjunction with the acquisition of 350Green, the Company issued a non interest bearing note to the former members of 350Green in the amount of $500,000 requiring a $10,000 payment at closing, a subsequent monthly payment of $10,000 and monthly payments of $20,000 thereafter until such time as the note is paid in full, circa May 2015.  The Company imputed an interest rate of 12% to the note and recorded the debt at its present value on date of issuance of $444,768.  The Company has paid $100,000 in aggregate principal and interest as of September 30, 2013.   The unpaid principal balance of the note as of September 30, 2013 was $360,912.  Additionally, the Company also assumed a $25,000 note payable with interest payable at 8% per annum due June 29, 2012 in conjunction with the 350Green acquisition.  The Company has accrued interest of $3,008 as of September 30, 2013, however, no payments have been made as of November 14, 2013.

As of September 30, 2013, the Company issued seven unsecured notes to a shareholder totaling $145,000 with interest at 12% per annum and payable on demand for working capital purposes of which the Company had repaid the shareholder two notes totaling $25,108 inclusive of accrued interest thereon.  The CEO of the Company has had numerous financial dealings with the lender over the years, including personal and business loans and investments.  The unpaid balance of the notes, inclusive of accrued interest of $1,545 as of September 30, 2013 is $121,545.

Future minimum monthly note payments, exclusive of interest, by year as of September 30, 2013 are as follows:

Year	Amount
2014	$450,428
2015	166,205
2016	13,821
2017	8,375
Total	$638,829

Total interest expense for the three months and nine months ended September 30, 2013 and 2012 and for the period from September 3, 2009 (inception) through September 30, 2013 was $16,729, $6,467, $38,213, $7,009 and $102,211, respectively.

8.   COMMON STOCK EQUIVALENTS

SUBSCRIPTION WARRANTS

In connection with a private offering initiated on January 28, 2013, the Company issued 4,990,000 shares of its common stock and issued warrants to purchase 4,990,000 shares of its common stock at an exercise price of $2.25 per share to 14 accredited investors during the period of January 28, 2013 through June 11, 2013 for $2,208,000, net of issuance costs of $242,000.  The warrants expire three years from the date of issuance and vest immediately.  The amount allocated to the warrants based on the relative fair value of the warrants issued was estimated at approximately $1,772,320 using the Black-Scholes valuation model and the following assumptions: (1) expected volatility of ranging from 140% - 467% based on historical volatility; (2) an interest rate ranging from 0.35% - 0.42%; (3) expected life of 3 years and (4) zero dividend yield.  The fair value of the options was determined based on the respective closing price on the dates of the grants.

In connection with a private offering during the period of July 1, 2013 through September 30, 2013 the Company issued 2,550,000 shares of its common stock valued at $368,073 and warrants to purchase 2,550,000 shares of the Company’s common stock at $2.25 per share which vest immediately and expire three years from date of issuance.  The Company had received a total of $756,695, net of issuance costs.   The amount allocated to the warrants based on the relative fair value of the warrants issued was estimated at approximately $388,622 using the Black-Scholes valuation model and the following assumptions: (1) expected volatility of ranging from 138% - 142% based on historical volatility; (2) an interest rate ranging from 0.48% - 0.82%; (3) expected life of 3 years and (4) zero dividend yield.  The fair value of the warrants was determined based on the respective closing price on the dates of the grant.

COMPENSATION AND SERVICE WARRANTS AND OPTIONS

On November 30, 2012, the Company’s Board of Directors and a majority of the Company’s shareholders approved the Company’s 2012 Omnibus Incentive Plan (the “2012 Plan”).  On January 11, 2013, the Board of Directors of the Company approved the Company’s 2013 Omnibus Incentive Plan (the “2013 Plan”, collectively “the Plans”).  The 2013 Plan was approved by a majority of the Company’s shareholders on February 13, 2013. The Plans enable the Company to grant stock options, stock appreciation rights, restricted stock, restricted stock units, phantom stock and dividend equivalent rights to associates, directors, consultants, and advisors of the Company and its affiliates, and to improve the ability of the Company to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company. Stock options granted under the Plan may be Non-Qualified Stock Options or Incentive Stock Options, within the meaning of Section 422(b) of the Internal Revenue Code of 1986, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an affiliate shall in all cases be Non-Qualified Stock Options. The Plans are to be administered by the Board, which shall have discretion over the awards and grants thereunder. The option price must be at least 100% of the fair market value on the date of grant and if issued to a 10% or greater shareholder must be 110% of the fair market value on the date of the grant.  The aggregate maximum number of shares of Common Stock for which stock options or awards may be granted pursuant to  the  Plan is 5,000,000 each, adjusted as provided in Section 11 of the Plan. The Plans expires on December 1, 2014 and December 1, 2015, respectively. In conjunction with the 2012 Plan, the Company recognized compensation expense for the three month and nine month period ended September 30, 2013 of $526,039 and $1,565,104.  As of September 30, 2013, there was $4,676,757 of unrecognized expense that will be recognized over 2.25 years.  As of September 30, 2013, 4,350,000 options were outstanding and none were exercisable.  In conjunction with the 2013 Plan, the Company issued 1,100,289 restricted shares valued at $1,427,485 and options to purchase 870,665 shares of Company’s common stock valued at $884,829 using the Black-Scholes valuation model and the following assumptions: (1) expected volatility ranging from 138% - 760% based on historical volatility; (2) an interest rate ranging from 0.3% - 0.79% (3) expected life ranging from 2.5 – 3.5 years and (4) zero dividend yield.  The stock price was determined based on the closing price on the date of the grant. As of September 30, 2013, 870,655 options were outstanding of which 856,665 options to purchase the Company’s stock were exercisable. As of September 30, 2013 there was $24,134 of unrecognized expense to be recognized over 1.25 years

On January 11, 2013, the Company issued 12,000 options from the 2013 Omnibus Plan at an exercise price of $1.50 per share of the of the Company’s common stock to the Company’s newly appointed Board member as part of his compensation package.  The options vest ratably over two years from date of issuance and expire on January 11, 2018.  The fair value of the options issued on the date of the grant was estimated at $17,880, which will be recognized over the service period, using the Black-Scholes valuation model and the following assumptions: (1) expected volatility of  760% based on historical volatility; (2) an interest rate of 0.43%; (3) expected life of 3.5 years and (4) zero dividend yield.  The stock price was determined based on the closing price on the date of the grant.

During the period of March 22, 2013 through June 12, 2013, the Company issued to a shareholder warrants to purchase 848,000 shares of the Company’s common stock in connection with the procurement of investor capital.  The warrants vest immediately and expire five years from date of issuance; 424,000 warrants have an exercise price of $0.50 and the remaining 424,000 warrants have an exercise price of $2.25.  The fair value of the warrants issued on the date of the grant was estimated at $1,008,457, which was recorded as a reduction of the proceeds and an increase and decrease of additional paid in capital, using the Black-Scholes valuation model and the following assumptions: (1) expected volatility ranging from 142% - 146% based on historical volatility; (2) an interest rate ranging from 0.80% - 1.15%; (3) expected life of 5 years and (4) zero dividend yield.  The stock price was based on the closing price of the stock on the date of the grant.

On April 1, 2013, the Company issued 150,000 options under the 2013 Omnibus Incentive Plan to a company for the procurement of investor capital.  The options expire in five years from date of issuance and have an exercise price of $0.50.  The fair value of the options issued on the date of the grant was estimated at $187,431 which was recorded as an increase and decrease of working capital, using the Black-Scholes valuation model and the following assumptions: (1) expected volatility of 435% based on historical volatility; (2) an interest rate of 0.30%; (3) expected life of 2.5 years and (4) zero dividend yield.  The stock price was determined based on the closing price on the date of the grant.

On April 29, 2013, the Company issued a warrant to a company that is owned by the Chief Executive Officer of the Company and is a shareholder of the Company to purchase 2,200,000 shares of the Company’s common stock to replace a warrant grant to purchase 2,200,000 shares of the Company’s common stock which had recently expired and was issued for services rendered.  The warrant vests immediately, expires three years from date of issuance and have an exercise price of $1.31.  The fair value of the warrants issued on the date of the grant was estimated at $2,253,119, which was recognized when issued and was recorded as compensation expense on the accompanying Statement of Operations, using the Black-Scholes valuation model and the following assumptions: (1) expected volatility of 144% based on historical volatility; (2) an interest rate of 0.32%; (3) expected life of 3 years and (4) zero dividend yield.  The stock price was determined based on the closing price on the date of the grant.

On August 26, 2013 the Company issued a warrant to a company that is owned by the Chief Executive Officer of the Company and is a shareholder of the Company to purchase 3,433,335 shares of the Company’s common stock to replace a grant of a warrant to purchase 3,433,335 shares of the Company’s common stock which had recently expired and was issued for services rendered.  The warrant vests immediately, expire three years from date of issuance and have an exercise price of $1.29.  The fair value of the warrants issued on the date of the grant was estimated at $3,380,926, which was recognized when issued and was recorded as compensation expense on the accompanying Statement of Operations, using the Black-Scholes valuation model and the following assumptions: (1) expected volatility of 138% based on historical volatility; (2) an interest rate of 0.79%; (3) expected life of 3 years and (4) zero dividend yield.  The stock price was determined based on the closing price on the date of the grant.

On August 26, 2013, the Company issued 10,000 options to the President of the Company and 686,665 options to an employee of the Company under the Company’s 2013 Omnibus Incentive Plan to replace options which had recently expired and was issued for services rendered.  The options vest immediately, expire three years from date of issuance and have an exercise price of $1.28.  The aggregate fair value of the options issued on the date of the grant was estimated at $686,833 which was recognized when issued and was recorded as compensation expense on the accompanying Statement of Operations, using the Black-Scholes valuation model and the following assumptions: (1) expected volatility of 138% based on historical volatility; (2) an interest rate of 0.79%; (3) expected life of 3 years and (4) zero dividend yield as the terms of each grant were identical.  The stock price was determined based on the closing price on the date of the grant.

The Company’s policy, adopted on June 28, 2013, is to issue non-employee members of the Board of Directors $1,500 in cash and 5,000 options and or warrants for each Board meeting and each committee meeting of the Board of Directors. For the quarter ended September 30, 2013 and for the nine months then ended, the Company accrued $13,500 in cash fees and 10,000 warrants and 30,000 options yet to be issued.  The options and warrants vest in two years from date of issuance, expire five years from date of issuance and have an exercise price of $0.01 above the closing price of the stock on the meeting date; the date of the grant.  The fair value of the options and warrants issued on the dates of the grant was estimated at $40,021 which was recognized when issued, using the Black-Scholes valuation model and the following assumptions: (1) expected volatility ranging from 136% - 143% based on historical volatility; (2) an interest rate ranging from 0.77% - 0.88%; (3) expected life of 3.5 years and (4) zero dividend yield.  The stock price was determined based on the closing price on the dates of the grant.

The Company recognized compensation cost related to the vesting of these warrants and options for the three and nine months ended September 30, 2013 and 2012 of $4,602,653, $142,864, $7,910,076, $379,514 and $8,753,975 for the period of September 3, 2009 (inception) to September 30, 2013, respectively.

The fair value of all warrant issuances was computed using the Black-Scholes Model, incorporating transaction details such as stock price, contractual terms, maturity and risk free rates, as well as assumptions about future financing, volatility and holder behavior.

The following table accounts for the Company’s options activity for the nine months ended September 30, 2013:

	Number of shares	Weighted Average Exercise Price
Options outstanding at December 31, 2012	4,500,000	$1.46
Options granted	870,665	$1.15
Options exercised	-	-
Options forfeited/canceled	(150,000)	$1.46
Options outstanding at September 30, 2013	5,220,665	$1.41

The number of exercisable options at September 30, 2013 is 846,665.  None of the options outstanding at September 30, 2013 have an intrinsic value.

The following table accounts for the Company’s warrant activity for the nine months ended September 30, 2013:

	Number of shares	Weighted Average Exercise Price
Warrants outstanding at December 31, 2012	11,295,969	$3.50
Warrants granted	14,951,335	$1.84
Warrants exercised	-	-
Warrants forfeited/canceled	(8,417,165)	$4.03
Warrants outstanding at September 30, 2013	17,830,139	$1.85

The number of exercisable warrants at September 30, 2013 is 17,808,339.

Warrants Outstanding as of September 30, 2013
Range of Exercise Price	Number Outstanding	Weighted Average Contractual Life (in years)	Weighted Average Exercise Price

$0.50-$30.00	17,830,139	2.78	$1.85

Warrants Exercisable as of September 30, 2013
Range of Exercise Price	Number Outstanding	Weighted Average Contractual Life (in years)	Weighted Average Exercise Price

$0.50-$30.00	17,808,339	2.68	$1.85

9.             STOCKHOLDERS’ EQUITY

The Company is authorized to issue 500,000,000 shares of common stock and 40,000,000 shares of preferred stock.

PREFERRED STOCK

Series A Convertible Preferred Stock

In connection with the closing of the Share Exchange Agreement, on December 7, 2009 the Company issued 10,000,000 shares of Series A Convertible Preferred Stock with a par value of $0.001.

The Series A preferred stock shall be entitled to receive out the assets of the Company whether from capital or from earnings available for distribution to stockholders eight times the sum available for common stockholders.  The Series B preferred stock is junior to the Series A preferred stock with respect to the payment of dividends and the distribution of assets.

Series B Convertible Preferred Stock

On February 6, 2012, the Company entered into a stock purchase agreement to sell 1,000,000 shares of a new class of preferred stock at per share price of $1.00. The Series B has one vote per share in CarCharging Limited, a subsidiary formed in June 2012, as if the shares were converted into common stock as of the date immediately prior to the record date for determining the stockholders eligible to vote on any such matter, bears no dividends and is junior to Series A Preferred stock with respect to dividends and distribution of assets. The preferred stock, has been authorized and issued as Series B Convertible Preferred Stock as of June 28, 2012. At the discretion of the Purchaser, the shares are convertible into (i) one percent (1%) of the issued and outstanding common stock of CarCharging, Limited for every 500,000 shares of Series B Preferred Stock until February 6, 2017 or (ii) the Purchaser may convert each share of Series B Preferred Stock into Common Stock of the Company on a one for one basis during the period of July 1, 2015 through December 31, 2015. The agreement included an option to purchase an additional 1,500,000 shares of the Series B Preferred stock at an exercise price of $1.00 per share within 60 days of the issuance of the original 1,000,000 shares which was not exercised. Simultaneously with the issuance of the original 1,000,000 Series B Preferred shares, the Purchaser was entitled to receive two percent (2%) of the issued and outstanding common stock of CarCharging Limited in exchange for consulting services for developing business relationships and obtaining charging station locations in Romania which was not rendered. Additionally, if the Purchaser exercises its options in the initial stock purchase agreement, it will receive additional payment for its consulting services for developing business relationships and obtaining charging station locations in Greece in the form of three percent (3%) of the total outstanding common stock of CarCharging Limited which was never exercised. The Company received $900,000, net of issuance costs, in February 2012 and issued 1,000,000 shares of the Series B Convertible Preferred Stock in June 2012. The fair value of the option granted to purchase additional shares of Series B preferred stock on the date the Series B Preferred shares were issued was estimated at approximately $226,000, which has been credited to Additional Paid In Capital. The fair value of the option on the stock issuance date was estimated using a Black-Scholes valuation model and the following assumptions: (1) expected volatility of nearly 54% based on historical volatility (2) an interest rate of 0.65%, (3) expected life of 60 days and (4) zero dividend yield. The fair value of the option was determined based on the closing price of the Company’s common stock on the date of the stock issuance.  On June 10, 2013, the Company and the investor entered into an exchange agreement whereby the investor would surrender the 1,000,000 shares of the Company’s Series B Preferred Shares,  and all conversion rights and option rights contained in the February 6, 2012 agreement in exchange for 2,500,000 shares of the Company’s $0.001 par value common stock and a warrant to purchase 600,000 shares of the Company’s common stock at $2.25 per share which vests immediately and expires in three years from date of issuance.  The exchange of shares occurred in July 2013.  The closing of the exchange agreement entered into between the Series B preferred stockholder and the Company  represented an inducement to convert the Series B preferred stock when originally issued.  As a result of the inducement  issued in July 2013, the fair value of the common stock and warrants exchanged  in excess of the fair value of the securities issuable pursuant to the original conversion terms of the Series B Preferred stock represent a deemed dividend in accordance with FASB ASC 260-10 in the amount of $2,449,566.  The fair value of the warrants on the date of the grant was estimated at $517,060 which was recognized when issued, using the Black-Scholes valuation model and the following assumptions: (1) expected volatility of 142% based on historical volatility; (2) an interest rate of 0.55%; (3) expected life of three years and (4) zero dividend yield.  The stock price was determined based on the closing price on the dates of the grant.

COMMON STOCK

On January 1, 2013, the Company granted and issued a firm a restricted stock award under the Company’s 2013 Omnibus Incentive Plan consisting of 137,499 shares of the Company’s common stock at a price of $1.35 per share, which vest upon issuance, for investment advisory services rendered during the three months ended March 31, 2013 valued at $186,082 based on the market price on the date of issuance and recorded as general and administrative expense.  Additionally, the firm is to receive 45,833 shares of the Company’s common stock monthly during the period of April 13, 2013 through September 13, 2013 for a total of 412,497 shares under the 2013 Omnibus Incentive Plan in conjunction with a consulting agreement entered into by the Company for advisory services on September 13, 2012. During the quarter ended June 30, 2013, the firm was issued a restricted stock award under the Company’s 2013 Omnibus Incentive Plan consisting of 137,499 shares of the Company’s common stock at a price of $1.23 per share, which vest upon issuance, for services rendered during the quarter ended June 30, 2013 valued at $169,179 based on the market price on the date of issuance.  The Company did not issue any shares of common stock to the firm during the quarter ended September 30, 2013 but has accrued a fee of $171,000 recorded as general and administrative expense.

On January 1, 2013, the Company granted and issued a firm a fully vested restricted stock award under the Company’s 2013 Omnibus Incentive Plan consisting of 112,500 shares of the Company’s common stock at a price of $1.23 per share for investment advisory valued at $138,375 based on the market price on the date of issuance and recorded as general and administrative expense.  Additionally, the firm is to receive 87,500 shares of the Company’s common stock monthly during the period of April 1, 2013 through September 1, 2013 for a total of 787,500 shares under the 2013 Omnibus Incentive Plan in conjunction with a consulting agreement entered into by the Company for advisory services on September 10, 2012.  The Company issued 262,500 shares of its common stock to the firm at an average price of $1.31 per share for consulting services for the quarter ended June 30, 2012 valued at $344,750 based on the market price on the date of issuance.  The Company did not issue any shares of common stock during the quarter ended September 30,2013 but has accrued a fee of $345,000 recorded as general and administrative expense.

On January 11, 2013 the Company entered into an agreement with an individual to serve as a member of the Company’s Board of Directors for a period of three years.  As part of his compensation, the Company issued 50,000 fully vested shares of its common stock at a $1.49 per share valued at $74,500 based on the market price on the date of issuance and recorded as compensation expense over the term of the agreement and issued an option to purchase 12,000 shares of its common stock at a price of a $1.50 per share valued at $17,880 under the Company’s 2013 Omnibus Incentive Plan using the Black-Scholes valuation model and the following assumptions: (1) expected volatility of 760% based on historical volatility; (2) an interest rate of 0.42%; (3) expected life of 3.5 years and (4) zero dividend yield.  The fair value of the option was determined based on the closing price on the date of the grant.  The option vests in full as of January 11, 2015 and expires on January 11, 2018.

On January 14, 2013 the Company entered into a consulting agreement with a firm to provide strategic planning services for a year.  As part of the firm’s fee, the Company issued 250,000 fully vested shares of its common stock at a price of $1.49 and valued at $372,500 based on the market price on the date of issuance and recorded as general and administrative expense over the service period and vest upon issuance.

On January 28, 2013, the Company initiated a private offering of our common stock at $.50 per share to “accredited investors”, as defined, (“Investors”) for which the minimum investment for all Investors shall be $500,000.  In addition, each Investor shall receive a warrant to purchase a like number of shares of its common stock at $2.25 per share for a period of three years from the purchase date of the shares under the offering.

During the period of January 28, 2013 through June 11, 2013 in conjunction with this offering, the Company received $2,208,000, net of issuance costs of $287,000 and issued 4,990,000 shares of its common stock  and warrants to purchase 4,990,000 shares of the Company’s common stock at an exercise price of $2.25 per share which expires three years from the date of issuance. The proceeds were allocated to the common stock and warrants based on the relative fair values of $435,680 and $1,772,230, respectively.

On February 5, 2013, the Company entered into a binding memorandum of understanding with a firm to develop application software.  As part of its fee, the firm was issued 113,636 fully vested shares of the Company’s common stock at a price of $1.32 per share and valued at $150,000 based on the market price on the date of issuance.  This fee is recorded as Other Assets on the Company’s balance sheet as of September 30, 2013 as the application is currently being tested in the field.

On March 8, 2013, the Company entered into a contract with a firm to provide investor relations consulting services. The Company issued 150,000 fully vested shares of its common stock under the 2013 Omnibus Incentive Plan at $1.28 per share valued at $192,000 based on the market price on the date of issuance and recorded as general and administrative expense over the six month period ended September 8, 2013.

On December 3, 2012, the Company entered into consulting agreement with a firm to provide financial advisory services commencing in January 2013.  In conjunction with this agreement, the Company issued 21,393 fully vested shares of its common stock at an average price of $1.40 per share during the three months ended March 31, 2013 valued at $30,000 based on the market price on the date of issuance and recorded as general and administrative expense.

In conjunction with a consulting agreement which the Company entered into on December 10, 2012 with a firm, the Company issued 11,384 fully vested shares of its common stock to the firm for consulting services at an average price of $1.49 per share for services rendered during the three months ended March 31, 2013 valued at $17,000 based on the market price on the date of issuance and issued 25,977 fully vested shares of its common stock to the firm for consulting services at an average price of $1.31 per share valued at $34,000 for services rendered during the three months ended June 30, 2013 based on the market price on the date of issuance. On August 1, 2013, the Company issued the firm 11,132 shares of its common stock to the firm at a price of $1.53 and valued at $16,988. All issuances are recorded as general and administrative expense on the respective date of issuance.

In conjunction with a social media marketing agreement entered into by the Company on December 19, 2012, the Company issued 10,796 fully vested shares of its common stock at average price of $1.39 per share as a fee for the three months ended March 31, 2013 valued at $15,000 based on the market price on the date of issuance and recorded as general and administrative expense. The Company issued 7,765 fully vested shares of its common stock at average price of $1.29 per share as a fee for the three months ended June 30, 2013 valued at $10,000 based on the market price on the date of issuance and recorded as general and administrative expense.

In conjunction with a consulting agreement with a firm for business development services entered into by the Company on August 15, 2012, the Company issued 10,696 fully vested shares of its common stock to the firm at an average price of $1.40 during the three months ended March 31, 2013 valued at $15,000 based on the market price on the date of issuance and recorded as general and administrative expense.  Additionally, the Company settled an account payable with the firm by issuing 60,993 fully vested shares of its common stock at $1.40 per share valued at $85,390, resulting in a loss upon settlement of $47,856 based on the market price on the date of issuance and recorded as other expense.  The Company issued 11,280 fully vested shares of its common stock to the firm at an average price of $1.33 during the three months ended June 30, 2013 for business development services valued at $15,000 based on the market price on the date of issuance.  The Company did not issue any shares of its common stock to the firm during the quarter ended September 30, 2013 and accrued $15,000 in fees recorded as general and administrative expense.

On February 19, 2013 the Company entered into an agreement with an individual to serve as member of the Company’s Board of Directors for a period of three years.  As part of his compensation, the Company was to issue 50,000 fully vested shares of its common stock under its 2013 Omnibus Incentive Plan at the time of his appointment to the Company’s Board of Directors.  On April 3, 2013, the Company’s Board of Directors approved the individual’s appointment and the shares were issued at $1.42 each valued at $71,000 based on the market price on the date of issuance and recorded as compensation over the term of the agreement.

On February 27, 2013 in conjunction with its acquisition Beam LLC, the Company issued 1,265,822 fully vested shares of its common stock at $1.30 per share valued at $1,645,569.

On April 3, 2013, in conjunction with its acquisition of EV Pass LLC, the Company issued 671,141 fully vested shares of its common stock at $1.18 per share valued at $791,946.

On April 9, 2013, the Company issued an aggregate of 107,513 fully vested shares of its common stock at $1.19 per share to a creditor and its counsel to purchase the creditor’s accounts receivable from 350Green LLC based on the market price on the date of issuance and recorded as general and administrative expense.

On April 19, 2013 the Company reached a settlement with its former Chief Financial Officer and issued 220,000 fully vested shares of its common stock at $1.20 per share as part of the settlement valued at $264,000 based on the market price on the date of issuance and recorded as general and administrative expense.

On April 23, 2013 in conjunction with its acquisition of 350Green LLC, the Company issued 604,838 fully vested shares of its common stock at $1.19 per share valued at $719,757.

On June 6, 2013, the Company issued to a consultant 19,231 fully vested shares of its common stock at a price of $1.30 per share valued at $25,000 under the Company’s 2013 Omnibus Incentive Plan for business development services based on the market price on the date of issuance and recorded as general and administrative expense.

On June 11, 2013, the Company issued a firm 6,060 fully vested shares of its common stock at a price of $1.65 for consulting services valued at $10,000 based on the market price on the date of issuance and recorded as general and administrative expense.

In connection with a private offering during the period of July 1, 2013 through September 30, 2013 the Company issued 2,550,000 shares of its common stock valued at $368,073 and warrants to purchase 2,550,000 shares of the Company’s common stock at $2.25 per share which vest immediately and expire three years from date of issuance.  The Company had received a total of $756,695, net of issuance costs. The amount allocated to the warrants based on the relative fair value of the warrants issued was estimated at approximately $388,622 using the Black-Scholes valuation model and the following assumptions: (1) expected volatility of ranging from 138% - 142% based on historical volatility; (2) an interest rate ranging from 0.48% - 0.82%; (3) expected life of 3 years and (4) zero dividend yield. The fair value of the warrants was determined based on the respective closing price on the dates of the grant.

On July 3, 2013, the Company entered into an agreement with a firm to serve as a financial advisor in connection with a financing transaction. In compliance with the agreement, the Company issued 225,000 shares of its common stock; 125,000 shares on the date of the agreement valued at $162,500 based on the market price of $1.30 per share on the date of issuance and 100,000 shares on September 3, 2013 valued at $128,000 based on the market price of $1.28 per share on the date of issuance. In conjunction with the agreement, the Company is required to issue an additional 100,000 shares of its common stock on October 3, 2013 which it issued on November 8, 2013 valued at $122,000  based on a market price of $1.22 per share on the date of issuance. As of September 30, 2013, the prepaid portion of those services was $290,500. The agreement may be terminated by either party upon written notice. The aforementioned shares will be expensed for services rendered in the fourth quarter of 2013.

On August 1, 2013, the Company issued 15,000 shares of its common stock under the Company’s 2012 Omnibus Incentive Plan to an employee as compensation at a price of $1.30 per share and valued at $19,500.

On August 12, 2013, the Company issued 25,000 shares of its common stock under the Company’s 2013 Omnibus Incentive Plan at a price of $1.50 per share and valued at $37,500 for legal services.

On August 13, 2013, the Company issued 10,000 shares of its common stock under the Company’s 2013 Omnibus Incentive Plan at a price of $1.50 per share valued at $15,000 for acquisition advisory services.

Compensation expense related to common stock issued for the three and nine month periods ended September 30, 2013 and 2012 were $444,024, $520,953, $2,281,905, $1,141,183 and $13,178,363 for the period of September 3, 2009 (inception) to September 30, 2013, respectively.

TREASURY STOCK

On July 31, 2013, the Company participated in an arbitration with a former consultant regarding certain compensatory matters.  The Consultant had received 250,000 shares of the Company’s common stock valued at $450,000 in February 2012 for services.   On August 29, 2013, the Arbitrator rendered a decision on the matter, requiring the consultant to return all of the shares of Company stock that it had previously been issued as compensation which was returned as of September 30, 2013 and  recorded on the Company’s Balance Sheet as Treasury Stock . The Company is required to issue the Consultant 62,500 shares of the Company’s stock for the actual services.  The Company has not issued the shares as of September 30, 2013 but has recorded an accrued expense and general and administrative expense as of September 30, 2013 valued at $78,750 based on the market value of the shares on the date of the arbitrator’s decision.  The Company t issued the 62,500 shares in October 2013.

10.           RELATED PARTY

The Company paid commissions to a company that is owned by its Chief Executive Officer amounting to $7,000, $0, $16,000, $0 and $93,500 for the three and nine months ended September 30, 2013 and 2012, and for the period from September 3, 2009 (inception) through September 30, 2013, respectively, for business development related to installations of EV charging stations by the Company in accordance with a two-year support services contract that was in place prior to the CEO’s employment.

The Company incurred accounting and tax service fees for the three months and nine months ended September 30, 2013 and 2012 of $20,202, $37,055, $30,115, $68,913 and $99,028 for the period from September 3, 2009 (inception) through September 30, 2013 provided by a company that is partially owned by the Company’s Chief Financial Officer.

On April 29, 2013, the Company issued 2,200,000 warrants to a company that is owned by the Chief Executive Officer of the Company and is a shareholder of the Company to replace a grant of 2,200,000 warrants which had recently expired.  The warrants vest immediately, expire three years from date of issuance and have an exercise price of $1.31.  The fair value of the warrants issued on the date of the grant was estimated at $2,253,119, which was recognized when issued, using the Black-Scholes valuation model and the following assumptions: (1) expected volatility of 144% based on historical volatility; (2) a discount rate of 0.32%; (3) expected life of 3 years and (4) zero dividend yield.  The fair value of the warrants was determined based on the closing price on the date of the grant.

On August 26, 2013 the Company issued 3,433,335 warrants to a company that is owned by the Chief Executive Officer of the Company and is a shareholder of the Company to replace a grant of 3,433,335 warrants which had recently expired.  The warrants vest immediately, expire three years from date of issuance and have an exercise price of $1.29.  The fair value of the warrants issued on the date of the grant was estimated at $3,380,926, which was recognized when issued, using the Black-Scholes valuation model and the following assumptions: (1) expected volatility of 138% based on historical volatility; (2) an interest rate of 0.79%; (3) expected life of 3 years and (4) zero dividend yield.  The stock price was determined based on the closing price on the date of the grant.

As of September 30, 2013, the Company issued seven notes to a shareholder totaling $145,000 with interest at 12% per annum and payable on demand for working capital purposes.  As of September 30, 2013, the Company had repaid the shareholder two notes totaling $25,108 inclusive of accrued interest thereon.  The CEO of the Company has had numerous financial dealings with the lender over the years, including personal and business loans and investments. Interest expense for the three months and nine months ended September 30, 2013 was $1,512 and $1,545, respectively.

On March 29, 2012, the Company entered into a patent license agreement with a stockholder of the Company and a related party under common ownership.  Under terms of the agreement, the Company has agreed to pay royalties to the licensors equal to 10% of the gross profits received by the Company from bona fide commercial sales and/or use of the licensed products and licensed processes.  As of September 30, 2013, the Company has not incurred any royalty fees related to this agreement.

11.         COMMITMENTS and CONTINGENCIES

The Company has entered into several contracts that obligate it to future office space lease payments and consulting contracts for financial and investor relations services. The following is a summary of these commitments:

a.
On May 4, 2012, the Company entered into a 39 month lease for 4,244 square feet of office space in Miami Beach, Florida commencing as of June 1, 2012. The lease requires a security deposit of $33,952 and initial annual minimum rental payment of $135,808 with annual increase of approximately 3% over the life of the lease and a rent holiday for the first three months of the lease.  The lease contains one-three year option to renew based upon notice as defined by the lease at prevailing rates at such time.  The deferred rent on the Condensed Consolidated Balance Sheet at September 30, 2012 represents the excess of the minimum monthly straight line payments over the life of the lease over the actual lease payments made as of September 30, 2013 and December 31, 2012 respectively.

On June 22, 2012, the Company entered into a three year lease for 1,543 square feet of office space in San Jose, California commencing on April 1, 2012.  The lease requires a security deposit of $7,869 and initial annual minimum rental payment of $29,626 with annual increase of approximately 3% over the life of the lease.   The lease contains one-three year option to renew based upon notice as defined by the lease at prevailing rates at such time.

The Company subleases space in New York City on a month-to-month basis of $2,400 per month.

Total rent expense for the three months and nine months ended September 30, 2013 and 2012 and for the period from September 3, 2009 (inception) through September 30, 2013 was $42,320, ($13,363) as a result of receipt of a release from the landlord of a prior liability, $137,589, $40,124 and $439,405, respectively.

Future minimum monthly rental commitments relating to the Miami Beach and San Jose leases are as follows as of September 30, 2013:

Year	Amount
2014	$266,800
2015	46,753
Total	$313,553

b.
Pursuant to the terms of the amendment of June 30, 2012 master agreement with a key supplier, the Company has committed to purchase 500 charging stations over the year ended June 30, 2013, at prices ranging from $2,500 to $2,700 per unit. If the Company fails to take delivery of the total specified number units, it will be responsible for reimbursement of certain price discounts on units previously received. As of December 31, 2012, the Company has purchased 90 units under this master agreement. In the opinion of the Company’s management, the vendor has not performed in accordance with the terms of the master agreement. As of September 30, 2013, the ultimate resolution of this matter is unknown.

c.
The Company has a lawsuit pending for past due fees due to a consulting firm in the amount of $41,000.  Although the outcome of this matter is uncertain, the Company has reserved for this amount in accounts payable and accrued expenses at September 30, 2013 and December 31, 2012.  The parties are currently in the process of negotiating a settlement, and the Company anticipates that the matter will be resolved soon.

d.
In October 2012, a former officer and director of the Company resigned his position from the Company and filed a claim with the California Labor Board (“Labor Board”) relating to certain compensatory matters.  As of September 30, 2013, the matter was due to be scheduled for a hearing before the Labor Board.  While the parties were in settlement negotiations, said negotiations have rendered no result.

e.
On May 25, 2013, JNS filed a complaint against 350 Green, in federal court in Illinois (the “JNS Lawsuit”). Among other things, the JNS Lawsuit seeks indemnification from 350 Green for all actions, liabilities, lawsuits, expenses or damages associated with the Company’s alleged failure to close an Equity Exchange Agreement with 350 Green.

On September 24, 2013 the Court issued a ruling in the consolidated lawsuits of Car Charging Group, Inc. v. JNS Holdings Corporation, and JNS Power & Control Systems, Inc. v. 350 Green, LLC (the “Court Order”) in the U.S. District Court in the Northern District of Illinois.  The Court granted the motion of JNS Holdings Corporation and JNS Power & Control Systems, Inc. (collectively, “JNS”) for specific performance of an Asset Purchase Agreement (the “APA”) entered into between JNS and the former owners of 350 Green, LLC (“350 Green”), Tim Mason and Mariana Gerzanych, in April 2013. Pursuant to the Court Order, 350 Green is now required to transfer certain assets and liabilities (the “Assets and Liabilities”) in the Chicago area to JNS, and may be required to pay JNS’ costs and attorneys’ fees as well as indemnify JNS for certain costs incurred with regard to the Assets and Liabilities.

The Court Order does not transfer, amend or modify Car Charging Group, Inc.’s ownership of 350 Green; it only requires transfer of ownership of those certain Assets and Liabilities that were listed in the Asset Purchase Agreement entered into between JNS and 350 Green.  Car Charging Group, Inc. still owns all of 350 Green’s other assets, in states including, but not limited to: California, Oregon, Pennsylvania, Missouri, Kansas, Maryland, Colorado, Georgia, Utah, Florida, Ohio, Indiana, Washington and Illinois.  As of November 14, 2013, the assets have not been transferred to JNS as the parties are negotiating the specific assets to be transferred.

There are several items left to be decided by the Court in these consolidated cases and, while the Company is currently working with JNS to effectuate the Court Order as required, the Company also plans to appeal the Court Order and to vigorously defend its position that the APA is invalid and unenforceable.

There have been five lawsuits filed by creditors of 350 Green, LLC (“350 Green”) regarding unpaid claims.  These lawsuits do not involve Car Charging Group, Inc. and relate solely to alleged unpaid debts of 350 Green.  Also, there are other unpaid creditors, aside from those noted above, that claim to be owed certain amounts for work done on behalf of 350 Green, and only 350 Green, that potentially could file lawsuits at some point in the future.

f.
On July 31, 2013, the Company participated in an arbitration with a former consultant regarding certain compensatory matters.  On August 29, 2013, the Arbitrator rendered a decision on the matter, requiring the consultant to return all of the shares of Company stock that it had previously been issued as compensation.  The Company was required to reissue a lower amount of Company stock to the consultant as compensation for actual services rendered.  All of these issues have all been resolved and there are no other issues remaining to be decided.

From time to time, the Company is a defendant or plaintiff in various legal actions which arise in the normal course of business. As such the Company is required to assess the likelihood of any adverse outcomes to these matters as well as potential ranges of probable losses. A determination of the amount of the provision required for these commitments and contingencies, if any, which would be charged to earnings, is made after careful analysis of each matter. The provision may change in the future due to new developments or changes in circumstances. Changes in the provision could increase or decrease the Company’s earnings in the period the changes are made. It is the opinion of management, after consultation with legal counsel, that the ultimate resolution of these matters will not have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

12.           SUBSEQUENT EVENTS

Blink Acquisition

Asset Purchase Agreement

On October 16, 2013, Blink Acquisition LLC, a Florida Limited Liability Company (“Blink Acquisition”) and wholly owned subsidiary of Car Charging Group, Inc. (the “Company”), closed on an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated October 10, 2013, with ECOtality, Inc., a Nevada corporation, Electronic Transportation Engineering Corporation, an Arizona corporation, ECOtality Stores, Inc., a Nevada corporation, ETEC North, LLC, a Delaware limited liability company, The Clarity Group, Inc., an Arizona corporation, and G.H.V. Refrigeration, Inc., a California corporation, (each, a “Seller” and collectively, the “Sellers” or “ECOtality”) (the “Acquisition”), for the acquisition of the Blink Network, and certain assets and liabilities relating to the Blink Network.

The Acquisition was consummated pursuant to the terms of the Asset Purchase Agreement between Blink Acquisition and the Sellers, dated October 10, 2013. The purchase price was initially determined through arms-length negotiation between the parties and was subject to certain contingencies, including the approval of the United States Bankruptcy Court for the District of Arizona (the “Court”). In connection with the approval process, a court-ordered auction was conducted on October 8, 2013. The Company made the prevailing bid, which was approved by the Court on October 9, 2013.

Pursuant to the court-approved bid, the Company agreed to acquire the Seller’s assets for approximately $3,335,000 to be delivered at closing, and payment of certain liabilities of the Sellers under certain assumed contracts. The Seller delivered an Assignment and Assumption Agreement, an IP Assignment and Assumption Agreement and a Bill of Sale executed by each Seller relating to the Blink Assets (as defined).

The Company paid the cash purchase price for the Acquisition with the funds acquired pursuant to the Securities Purchase Agreement described below.  The assets and liabilities of the Blink Network will be recorded at their estimated acquisition date fair values.

Financing

On October 11, 2013, in connection with the Acquisition, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Eventide Gilead Fund (the “Purchaser”) for an aggregate of $5,000,000 (the “Aggregate Subscription Amount”).  Pursuant to the Securities Purchase Agreement, the Company issued the following to the Purchaser: (i) 7,142,857 shares (the “Shares”) of the Company’s common stock, par value $0.001, valued at $0.70 per share (the “Common Stock”); and (ii) warrants (the “Warrants”) to purchase an aggregate of 7,142,857 shares of Common Stock (the “Warrant Shares”) for an exercise price of $1.00 per share.

The Company engaged a placement agent for this offering for a total fee of $500,000 and warrants to purchase 714,285 shares of the Company’s common stock with an exercise price of $0.87.  These fees will be offset against the proceeds from the financing.

Registration Rights Agreement

In connection with the sale of the Securities Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agreed to register all of the Shares and Warrant Shares (the “Registrable Securities”) on a Form S-1 registration statement (the “Registration Statement”) to be filed with the SEC within 30 calendar days following the Closing Date (the “Filing Deadline) and to use best efforts to cause the Registration Statement to be declared effective under the Securities Act within 60 days following the Closing Date (or, in the event of a “full review” by the SEC, within 120 calendar days following the Closing Date) (the “Effectiveness Deadline”). If the Company does not meet the Filing Deadline or the Effectiveness Deadline, the Company will have to pay the Purchaser a penalty equal to 1% of the Aggregate Subscription Amount. The Company has not filed a Form S-1 registration statement as of November 14, 2013.

Financing Matters

Notes Payable

For the period of October 1, 2013 through November 13, 2013, the Company repaid the note holding shareholder $124,485 inclusive of accrued interest and borrowed an additional $225,000 from the note holder under similar terms as previous borrowings.

Common Stock

During the period of October 1, 2013 through November 13, 2013, the Company received $4,895,509, net of issuance costs and inclusive of the financing associated with the Blink acquisition and issued 7,785,714 shares of its common stock valued at $1,650,863 and warrants to purchase 7,785,714 shares of its common stock at prices ranging from $0.87 to $1.00 per share valued at $3,244,646 which vest immediately and expire five years from issuance.

Investing Matters

In October 2013, the Company made a good faith deposit of $200,000 to participate in an auction, to be conducted in November 2013, of certain car charging assets of a foreign company.  The Company was recently notified that its bid was not successful and anticipates the refund of the good faith deposit shortly.

CAR CHARGING GROUP, INC.
43,184,395 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is ____________, 2014

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee	$6,842
Transfer Agent Fees*	$-0-
Accounting fees and expenses*	$25,000
Legal fees and expenses*	$25,000
Blue Sky fees and expenses*	$0
Total*	$56,842

* Estimated

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

On December 9, 2013, the Company issued 10,000,000 shares of Common Stock and warrants exercisable into 10,000,000 shares of Common Stock to the Purchasers. The Company issued the Shares and Warrants in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b). The Company engaged placement agents for this offering for a total fee of $932,500, warrants to purchase 988,000 shares of the Company’s common stock with an exercise price of $1.00, warrants to purchase 112,000 shares of the Company’s common stock with an exercise price of $1.05 and 112,000 shares of the Company’s Common Stock.

On December 9, 2013, the Company issued the 2,000,000 shares of Common Stock to Wolverine pursuant to a Settlement Agreement whereby both parties agreed to terminate certain term sheets and memorandums of understanding and Wolverine agreed to release the Company from any obligation to issue warrants or exclusivity provisions under the Wolverine Term Sheets. These shares are subject to twelve (12) month lock up and thereafter, a bleed out agreement limiting Wolverine’s ability to trade such shares to no more than 10% of the composit aggregate daily trading volume of the Company’s common stock on a given day.  These shares were issued pursuant to Section 4(2) of the Securities Act. The Company’s reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and the Company.

On October 11, 2013, the Company issued the 7,142,857 shares of common stock and warrants to purchase 7,142,857 shares of Common Stock pursuant to the terms of a Securities Purchase Agreement dated October 11, 2013 for total gross proceeds of $5,000,000 in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b).  The Company’s reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by  the Company; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and the Company. The Company engaged a placement agent for this offering for a total fee of $500,000 and warrants to purchase 714,285 shares of the Company’s common stock with an exercise price of $0.87.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
2.1	Equity Exchange Agreement, dated February 19, 2013, by and among Car Charging Group, Inc., EV Pass, LCC and Synapse Sustainability Trust, Inc. (12)
3.1(a)	Articles of Incorporation (1)
3.1(b)	Amendment to Articles of Incorporation changing name and increasing the number of preferred shares authorized filed with the State of Nevada on December 7, 2009 (2)
3.1(c)	Amendment to Articles of Incorporation increasing the number of preferred shares authorized filed with the State of Nevada on June 29, 2012 (3)
3.1(d)	Certificate of Designation for Series A Preferred Stock (2)
3.1(e)	Amendment No. 1 to Certificate of Designation for Series A Preferred Stock (4)
3.1(f)	Certificate of Designation for Series B Preferred Stock (3)
3.2	Bylaws (1)
4.1	Form of Warrant(2)
4.2	Form of Warrant – October 2012 Offering (5)
4.3	Form of Warrant – March 2012 Offering (6)
4.4	Form of Convertible Promissory Note dated October 2012 (13)
5.1	Opinion of Attorneys- Szafeman Lakind Blumstein & Blader P.C. (16)
10.1	Stock Purchase Agreement dated May 27, 2011. (7)
10.2	Subscription Agreement dated November 4, 2011. (8)
10.3	Stock Purchase Agreement dated January 31, 2012. (9)
10.4	Stock Purchase Agreement dated February 6, 2012. (10)
10.5	Form of Subscription Agreement – October 2012 Offering (5)
10.6	Form of Promissory Note, dated February 26, 2013.(6)
10.7	Security Agreement, dated February 26, 2013. (6)
10.8	Pledge and Security Agreement, dated February 26, 2013. (6)
10.9	Escrow Agreement, dated February 26, 2013. (6)
10.10	Form of Cancellation Letter, dated February 26, 2013. (6)
10.11	Form of Assignment of Beam Membership Interest, dated February 26, 2013, by and among Beam Acquisition LLC and Manhattan Charging LLC. (6)
10.12	Form of Assignment of Promissory Note, dated February 26, 2013, by and among Car Charging Group, Inc. and Beam charging LLC. (6)
10.13	Amendment to Promissory Notes, dated February 26, 2013, by and among Car Charging Group, Inc. and Beam Charging LLC. (6)
10.14	Form of Subscription Agreement – March 2013 Offering (6)
10.15**	2012 Omnibus Incentive Plan (11)
10.16**	2013 Omnibus Incentive Plan (12)
10.17**	Employment Agreement with Michael Farkas (13)
10.18**	Director Agreement with Bill Richardson (14)
10.19**	Director Agreement with William Fields (15)

Exhibit Number	Description
10.21	Patent License Agreement, dated March 29, 2012, by and among Car Charging Group, Inc., Balance Holdings, LLC and Michael Farkas. (13)
10.22	Revenue Sharing Agreement, dated April 2, 2013, by and among Car Charging Group, Inc., EV Pass Holdings, LLC and Synapse Sustainability Trust, Inc. (12)
10.23	Form of Promissory Note issued to Synapse Sustainability Trust pursuant to the Equity Exchange Agreement (12)
14.1	Code of Ethics (16)
21.1	List of Subsidiaries (13)
23.1	Consent of Auditors-Goldstein Schecter Koch – Independent Registered Public Accounting Firm
23.2	Consent of Attorneys- Szafeman Lakind Blumstein & Blader P.C. (included in Exhibit 5.1)
99.1	Blink Acquisition Intellectual Property
101.INS *	XBRL Instance Document

101.SCH *	XBRL Taxonomy Schema

101.CAL *	XBRL Taxonomy Calculation Linkbase

101.DEF *	XBRL Taxonomy Definition Linkbase

101.LAB *	XBRL Taxonomy Label Linkbase

101.PRE *	XBRL Taxonomy Presentation Linkbase

* Furnished herewith. XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

(1)   Filed as an Exhibit on Form S-1 with the SEC on March 18, 2008.
(2)   Filed as an Exhibit on Current Report to Form 8-K with the SEC on December 11, 2009.
(3)   Filed as an Exhibit on Form 10-Q with the SEC on November 21, 2011.
(4)   Filed as an Exhibit on Current Report to Form 8-K with the SEC on June 1, 2011.
(5)   Filed as an Exhibit on Current Report to Form 8-K with the SEC on November 10, 2011.
(6)   Filed as an Exhibit on Current Report to Form 8-K with the SEC on January 24, 2012.
(7)   Filed as an Exhibit on Current Report to Form 8-K with the SEC on February 16, 2012.
(8)   Filed as an Exhibit on Current Report to Form 8-K with the SEC on March 13, 2012.
(9)   Filed as an Exhibit on Current Report to Form 8-K with the SEC on April 11, 2012.
(10) Filed as an Exhibit on Form 10-K/A with the SEC on September 30, 2009.
(11) Filed as an Exhibit on Current Report to Form 8-K with the SEC on January 19, 2011.
(12) Filed as an Exhibit on Current Report to Form 8-K with the SEC on April 26, 2013.
(13) Filed as an Exhibit on Form 10-K with the SEC on April 16, 2013.
(14) Filed as an Exhibit on Current Report to Form 8-K with the SEC on December 17, 2012.
(15) Filed as an Exhibit on Current Report to Form 8-K with the SEC on March 18, 2013.
(16) To be filed by amendment.

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plantation, State of Florida, on February 18, 2014.

CAR CHARGING GROUP, INC.

By:	/s/ Michael Farkas
Michael Farkas Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael Farkas	Chief Executive Officer, and Director	February 18, 2014
Michael Farkas

/s/ Jack Zwick	Chief Financial Officer and Director	February 18, 2014
Jack Zwick

/s/ Bill Richardson	Director	February 18, 2014
Bill Richardson

/s/ Andy Kinard	President and Director	February 18, 2014
Andy Kinard

/s/ William Fields	Director	February 18, 2014
William Fields